Exhibit 99.1 “Share Purchase Agreement between Daulton Capital Corp. and Grimsby investments Ltd.”

SHARE PURCHASE AGREEMENT

This Share Purchase Agreement (this “Agreement”) is made and entered into as of May 22nd 2012 by and between Arun Pudur (PP#Z1800047) as the duly authorized agent and representative for and on behalf of the shareholders of Grimsby Investments Limited, a British Virgin Islands (BVI) company and the authorized representatives of (a) Ivory Mint Holdings Corp, (b) High Point Financial Limited, (c) Endx Pte Limited and (d) Tigersprey Pte Limited wherein (a), (b), (c) and (d) are the shareholders of Grimsby Investments Ltd, BVI and hereinafter collectively referred to as (“the sellers”) and Daulton Capital Corp, hereinafter referred to as (“the Purchaser”), Daulton Capital Corp is a Nevada Corporation, and is a public company trading on the OTC under the stock trading symbol DUCP.OB Daulton Capital Corp is also referred to herein as (the “Purchaser or the ”Company”) The Purchaser and seller are collectively referenced herein as the “Parties”.

PRELIMINARY STATEMENTS

The Purchaser desires to Purchase from sellers and the sellers desire to collectively sell to purchaser 100% of the shareholding of Grimsby Investments Limited, Company No: 1700234 having an address at PO Box 957, Offshore Incorporations Center, Road Town, Tortola, British Virgin Islands that owns a 100% Singapore subsidiary called ARX Springs Pte Limited Registration No: 2012074397Z having an address of 61 Meyer Road, #10-07, The Atria At Meyer, Singapore 437885, that further owns an Australian Gold Mining project known as the ARX Springs gold project comprised of Gold Mining Claims and Gold ore Tailing dumps / Mining rights, permits and concessions described and known as ARX Springs Gold Project, Wide Bay Burnett Region, In Central Queensland, situated at Coonambula, on Cheltenham, Road, vicinity of Eidsvold, Queensland Australia, and such mining assets are more fully described on the Report of Cocciardi Development Consultants Dated November 16th 2011, attached hereto as Exhibit “A” and the bankable feasibility study of Cocciardi Development consultants attached hereto as exhibit “B” and both reports are made a part hereof by reference, upon the terms and conditions hereinafter set forth

NOW, THEREFORE, the Parties agree as follows:

Agreement to Purchase and Sell the shares of Grimsby Investments Limited

The sellers agree to and will sell, transfer, convey and deliver to Purchaser, and Purchaser agrees to purchase, 100 % of the ordinary shares of Grimsby Investments Limited (the “Stock”) and the certificates or share rights representing 100 % of the stock of the Grimsby Investments Limited, therein acquiring all of the Company’s right, title, and interest to the acquired as set forth below:

Whereas the previously referenced Shareholder’s Agreement calls for a recognized Debt of $150,000,000, the parties have heretofore agreed that the terms for said debt shall be:

a)	$75,000,000 of debt to be converted into Preferred series shares which in no way are convertible into common stock, but shall have the rights of five votes each per share (5:1), with no redemption value.

b)	$75,000,000 of debt shall be secured upon a 10 (ten) year Promissory Note, which in no way is convertible into common stock, but shall be paid from the Gold production or Gold sales of the Company after operating costs have been paid.

Purchaser will purchase 100 % of the shares of Grimsby Investments Limited for a total purchase price of $4,298,000,000 ($4.298 Billion) USD, payable by purchaser to sellers on the completion date by delivery to sellers of three promissory notes and preferred shares noted above with $75.0 million of the promissory note being retired when the purchaser /company raises $100 Million Dollars in either debt or equity capital, and by issue and delivery of 4,148,000,000 (4.148 billion) common shares of (Daulton Capital Corp,) issued at $1.00 per share in satisfaction of the total purchase consideration due by purchaser to sellers on completion.

The Notes and common shares shall be delivered to sellers at closing to occur within (5) days of execution of this Agreement. The parties having agreed that delivery of the Notes and common Shares registered in the purchasers name as described above shall fully discharge the purchasers’ obligations in respect of the delivery of the agreed purchase consideration to the sellers proportionate to their shareholding.

1	Representations, Warranties and Covenants of the seller
1.1	The seller hereby represents, warrants and covenants to Purchaser that the statements in the following paragraphs of this Section 1 are all true and complete as of the date hereof:
1.2	Authority; Due Authorization.
1.3	The sellers are the record and beneficial owners of the 100 % shareholding in Grimsby Investments Limited free and clear of all liens. Subject to shareholder approval, sellers have the corporate power and authority to sell, transfer, assign and deliver the Grimsby Investments Limited shares to purchaser as provided for in this agreement and such delivery will convey to Purchaser good and marketable title to the 100 % of the issued and outstanding shares in Grimsby Investments Limited free and clear of liens.
1.4	The sellers individually and through their nominee companies, hereby represent and indemnify to the purchaser that they do not have any criminal proceedings or have not been convicted for any criminal acts in any country. The sellers also represent that they are not engaged in any business that violates any criminal laws in their respective countries of business or their respective countries of residence. The sellers also represent that they are individually not restricted from conducting any business in their country of residence or have no restrictions placed for cross border travel, visa restrictions or any other restrictions that could affect normal conduct of business
1.5	The sellers represent and warrant that Grimsby Investments Limited owns 100% of ARX Springs Pte Limited which in turn owns 100% of ARX Springs Pty Limited and 100% of ARX Pacific Resources Pty Ltd that holds the gold Mining project known as the ARX Springs project in Wide Bay Burnett Region, Located In central Queensland, Australia, as described in the Cocciardi Project Development Report Dated November 16, 2011, and attached hereto as Exhibit “A” And made a part hereof by reference, such project is owned free and clear of any liens of whatsoever nature and all mining permits required to commence operations are validly issued and in existence as of the closing date and that the project is ready to commence immediate gold production in accordance with its business plan and projected financial projections as disclosed in the information provide by sellers to Eagle Street Advisors Pte Limited of Singapore, who have provided their NPV Report dated November 28th 20011 valuing the ARX Springs Gold project for $4.298 Billion dollars based on such information as provided to them by the Management of ARX Springs Pty Limited/ARX Pacific Resources Pty Ltd namely Mr Brian Smith and Shane Aldred. The purchasers acknowledge that Eagle Street Advisers conducted this report and that Eagle Street has disclosed a common shareholding in Eagle Street advisors and High Point Financial Limited has occurred subsequent to the report being commissioned; purchaser should therefore seek its own independent valuation and report on the project.
2	Binding Agreement
2.1	This Agreement, when signed by the sellers directors will have been duly and validly executed and delivered by the seller, and upon the execution and delivery by Purchaser of this Agreement and the performance by Purchaser of its obligations herein, will constitute, a legal, valid and binding obligation of the seller enforceable against it in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization or other laws affecting enforcement of creditors’ rights or by general principles of equity, whether considered in a proceeding at law or in equity
3	No Conflicts.
3.1	The execution and delivery by the seller of this Agreement does not, and the performance by the seller of its obligations under this Agreement and the consummation of the transactions contemplated hereby will not, conflict with or result in a violation or breach of any of the terms, conditions or provisions of any other agreement to which the seller is a party.
4	Valid Issuance.
4.1	The Shares of Grimsby Investments Limited being purchased by the Purchaser pursuant to this agreement shall at the Closing, be duly and validly issued, fully paid, and non-assessable and shall constitute 100 % of the issued share capital of Grimsby Investments Limited and its wholly owned subsidiary ARX Springs Pte Limited and further, its wholly owned subsidiaries ARX Springs Pty Limited and ARX Pacific Resources Pty Ltd, being Australian Companies.
4.2	Good Title The sellers hereby represent and warrant that the company they are selling to purchaser namely Grimsby Investments Limited has good marketable title free and clear of liens or encumbrances to all of its subsidiaries, its assets and properties as reflected on schedule “A” hereto and which collectively are referred to as ARX Springs Gold Project, Wide Bay, Burnett Region, located in Central Queensland Australia
5	Representations and Warranties
5.1	Representations and Warranties of the Purchaser and the Company. The Purchaser and the Company hereby make the following representations and warranties to the Seller:
5.2	The Company is a corporation duly organized and validly existing under the laws of the State of Nevada and has all corporate power necessary to engage in all transactions in which it has been involved, as well as any general business transactions in the future that may be desired by its directors.
5.3	The Company is in good standing with the Secretary of State of Nevada, USA
5.4	Prior to or at Closing, all of the Company’s outstanding debts and obligations shall be paid off (at no expense or liability to the Seller) and the Seller shall provide evidence of such payoff to the Purchaser’s reasonable satisfaction. Should the Purchaser discover any obligation of the Company that was not paid prior to the Closing Date, the Sellers undertake to indemnify the Purchaser for any and all such liabilities, whether outstanding or contingent at the time of Closing.
5.5	The Company will have no assets or liabilities at the Closing Date.
5.6	The Company is not subject to any pending or threatened litigation, claims or lawsuits from any party, and there are no pending or threatened proceedings against the Company by any federal, state or local government, or any department, board, agency or other body thereof.
5.7	The Company is not a party to any contract, lease or agreement, which would subject it to any performance or business obligations after the Closing.
5.8	The Company does not own any real estate or any interests in real estate.
5.9	The Company is not liable for any taxes, including income, real or personal property taxes, to any governmental or state agencies whatsoever. The Company has timely filed all income, real or personal property, sales, use, employment or other governmental tax returns or reports required to be filed by it with any federal, state or other governmental agency and all taxes required to be paid by the Company in respect of such returns have been paid in full. None of such returns are subject to examination by any such taxing authority and the Company has not received notice of any intention to require the Company to file any additional tax returns in any jurisdiction to which it may be subject.
5.10	The Company, to the actual knowledge of its Directors, is not in violation of any provision of laws or regulations of federal, state or local government authorities and agencies.
5.11	The delivery to the Purchaser of certificates evidencing the transfer of the common shares issued to sellers as the consideration Shares pursuant to the provisions of this Agreement will transfer to the seller good and marketable title thereto, free and clear of all liens, encumbrances, restrictions and claims of any kind.
5.12	There will be no issued and outstanding shares of the Company other than 60,240,003 (Sixty Million two hundred and forty thousand, and three) common shares outstanding immediately prior to completion date, with 4,148,000,000 (Four Billion One Hundred and forty eighty million) Shares issued and delivered to the sellers at closing and 206,192,000 shares equal to 4.90% of the enlarged share capital issued to Assignee of Seller’s choice as of the Closing Date. The vendors will have full and valid title to the consideration Shares, and there will be no existing impediment or encumbrance to the sale and transfer of the consideration Shares to the sellers; and on delivery to the sellers of the consideration Shares being issued to sellers, all of such Shares shall be free and clear of all liens, encumbrances, charges or assessments of any kind; such Shares will be legally and validly issued and fully paid and non-assessable shares of the Company’s common stock; and all such common stock shall have been issued under duly authorized resolutions of the Board of Directors of the Company.
5.13	All issuances of the Company of the shares in their common stock in past transactions have been legally and validly affected, without violation of any pre-emptive rights, and all of such shares of common stock are fully paid and non-assessable.
5.14	There are no outstanding subscriptions, options, warrants, convertible securities or rights or commitments of any nature in regard to the Company’s authorized but unissued common stock or any agreements restricting the transfer of outstanding or authorized but unissued common stock. There are no shareholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s shareholders.
5.15	There are no outstanding judgments, liens or any other security interests filed against the Company or any of its Properties
5.16	The Company has no subsidiaries.
5.17	The Company has no employment contracts or agreements with any of its officers, directors, or with any consultants; and the Company has no employees or other such parties.
5.18	The Company has no insurance or employee benefit plans whatsoever.
5.19	The Company is not in default under any contract, or any other document.
5.20	The Company has no outstanding powers of attorney and no obligations concerning the performance of the Sellers concerning this Agreement.
5.21	The execution and delivery of this Agreement, and the subsequent closing thereof, will not result in the breach by the Company or the Sellers of (I) any agreement or other instrument to which they are or have been a party or (ii) the Company’s Articles of Incorporation or Bylaws.
5.22	All financial and other information which the Company and/or the Sellers furnished or will furnish to the Purchaser, including information with regard to the Company and/or the Sellers contained in the SEC filings filed by the Company since its inception (I) is true, accurate and complete as of its date and in all material respects except to the extent such information is superseded by information marked as such, (ii) does not omit any material fact, not misleading and (iii) presents fairly the financial condition of the organization as of the date and for the period covered thereby.
5.23	The common stock of the Company is registered under Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and there are no proceedings pending to revoke or terminate such registration. Since the date of the common stock's registration under the Exchange Act, the Company has filed all reports with the Securities and Exchange Commission required to be filed by the Exchange Act, and all such reports were filed timely.
5.24	The company shall agree to change its name to Celframe ARX Resources Corp as of the Closing date
5.25	The company shall make application to list its shares for trading on the NYSE AMEX American Stock Exchange immediately after completion
5.26	The company shall authorise a private placement of its common stock of 50,000,000 shares at $1.00 per share to be undertaken immediately after completion and the placement proceeds shall be used as provided for herein.
5.27	The company shall authorise Mining Finance Limited to arrange a forward gold sale of $100 million at a discount of 5 % of the 2nd London Gold fixing price on the date of the forward gold sales contract. The forward gold sales contract to be completed within 30 days of the date of this agreement or June 22nd, 2012 and to provide for 25 % of the proceeds of the sale to be used for production costs plant and equipment and 75 % to be used to retire the promissory note due sellers. The forward gold sales contract shall further provide that 50 % of all gold production will be delivered to gold purchaser until the contract is completed
5.28	The representations and warranties herein by the Sellers shall be true and correct in all material respects on and as of the Closing Date hereof with the same force and effect as though said representations and warranties had been made on and as of the Closing Date.

The representations and warranties made above shall survive the Closing Date and shall expire for all purposes in the date numerically corresponding to the Closing Date in the twelfth month after the Closing Date.

6	Covenants of the sellers and the Company.
6.1	From the date of this Agreement and until the Closing Date, the sellers and the Company covenant the following:
6.2	The purchaser and sellers will, to the best of their respective abilities, preserve intact the current status of the Company as an issuer registered under Section 12(g) of the 1934 Exchange Act.
6.3	The Purchaser will furnish Sellers with all corporate records and documents, such as Articles of Incorporation and Bylaws, minute books, stock books, or any other corporate document or record (including financial and bank documents, books and records) requested by the Sellers
6.4	The Company will not enter into any contract or business transaction, merger or business combination, or incur any further debts or obligations without the express written consent of the parties
6.5	The Company will not amend or change its Articles of Incorporation or Bylaws, or issue any further shares or create any other class of shares in the Company without the express written consent of the sellers other than to deliver the consideration shares to sellers as contemplated herein
6.6	The Company will not issue any stock options, warrants or other rights or interests in or to its shares without the express written consent of the sellers.
6.7	The purchaser will not encumber or mortgage any right or interest in the shares of the common stock being delivered to the sellers hereunder, and also they will not transfer any rights to such shares of the common stock to any third party whatsoever.
6.8	The Company will not declare any dividend in cash or stock, or any other benefit.
6.9	The Company will not institute any bonus, benefit, profit sharing, stock option, pension retirement plan or similar arrangement.
6.10	At Closing, the Company and the purchaser will obtain and submit to the seller resignations of current officers and directors and appoint the directors as nominated by the sellers
6.11	The purchaser agrees to indemnify the sellers against and to pay any loss, damage, expense or claim or other liability incurred or suffered by the seller by reason of the breach of any covenant or inaccuracy of any warranty or representation contained in this Agreement.
7	Representations and Warranties of the Purchaser.
7.1	The Purchaser hereby makes the following representations and warranties to the Sellers:
7.2	The Purchaser has the requisite power and authority to enter into and perform this Agreement and to purchase the shares being sold to it hereunder. The execution, delivery and performance of this Agreement by such Purchaser and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action, and no further consent or authorization of such Purchaser is required. This Agreement has been duly authorized, executed and delivered by such Purchaser and constitutes, or shall constitute when executed and delivered, a valid and binding obligation of such Purchaser enforceable against such Purchaser in accordance with the terms thereof.
8	Capitalization of the Purchaser
8.1	Immediately prior to the Closing there will be zero shares of preferred stock outstanding and no more than sixty million shares of Common Stock outstanding. There are no conversion or exchange privileges, pre-emptive rights, conversion of restricted shares to unrestricted or other rights or agreements to purchase or otherwise acquire or issue any securities of the Company other than have been disclosed to seller, and there is no agreement or understanding between any persons and/or entities, which affects or relates to the voting or giving of written consents with respect to any security of the Company or any instrument or security exercisable or exchangeable for, or convertible into any security of the Company.
8.2	Following the completion there will be 4.414 billion common shares issued and outstanding with 4.148 billion common shares delivered to the sellers representing approximately 94% of the total issued and outstanding shares, with approximately 6% of the total issued share capital of the company held by non-affiliates.
8.3	Agreement to raise additional capital and NYSE Listing: The parties hereto agree that the purchaser company shall approve a resolution to raise additional capital by undertaking a private placement of its common stock commencing immediately after closing either through Charms or on independent effort by shareholders through bankers as described in 8.5 below.
8.4	The private placement shall be a best efforts placement of 50,000,000 ordinary shares offered at a price of $1.0 per share to raise gross proceeds of $50 million dollars by August 31, 2012 with the use of proceeds as follows:
8.4.1	$5,000,000 to pay the offering costs
8.4.2	$30,000,000 to pay the costs of Mining and commencing production
8.4.3	$15,000,000 to fund working capital requirements of the company
8.5	The company shall appoint a suitably qualified and licensed Investment Banks and Brokers to act as the placement agents and sell the shares pursuant to a private placement agreement to be prepared by the company management in conjunction with its special legal counsel to be appointed by the board of directors immediately after the closing of the transaction as envisaged herein.
8.6	Upon the completion of the private placement the Company will apply to list its shares for trading on the NYSE AMEX (American Stock Exchange)
8.7	Agreement to change its Name: The purchaser agrees to change its name to Celframe ARX Resources Corp. The name change shall be effected immediately after the closing of this Agreement.
9	Government Approval
9.1	The issue and delivery of the shares of stock to be delivered by the purchaser to the Sellers will be issued with a legend stating the shares have not been registered and are subject to restrictions on transfer other than pursuant to certain exemptions under the Securities and Exchange Commission Act of 1934 as amended and rules of the NYSE AMEX (American Stock Exchange).
9.2	Seller Reports, Financial Statements; Undisclosed Liabilities.
9.3	There are no reports, schedules, forms, certifications, prospectus and registrations, proxy or other statements required to be filed or furnished by it with the Securities and Exchange Commission (“SEC”) pursuant to law that have not been filed as required by law and purchased warrants that it is designated as an operational and not a shell company.
10	No Conflicts

Neither the purchaser, nor any subsidiary, is in violation of, in conflict with, in breach of or in default under any term or provision of, (I) its Certificate of Incorporation or By-laws (each as may have been amended, supplemented or restated), (ii) any provision of any judgment, writ, injunction, decree or order to which the any of them is a party.

11	Litigation.
11.1	There is no action, suit, proceeding or investigation pending or, to the best knowledge of the purchaser, currently threatened against the purchaser or any subsidiary that may affect the validity of this Agreement or the right of the purchaser to enter into this Agreement or to consummate the transactions contemplated hereby.
11.2	There is no action, suit, proceeding or investigation pending or, to the best knowledge of the purchaser, currently threatened against the purchaser or its subsidiaries, before any court or by or before any governmental body or any arbitration board or tribunal, nor is there any judgment, decree, injunction or order of any court, governmental department, commission, agency, instrumentality or arbitrator against the purchaser company or any of its subsidiaries. The purchaser and or any subsidiaries are not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency.
12	Brokers’ Fees and Commissions.
12.1	Neither the purchaser nor any of its officers, directors, employees, stockholders, agents or representatives, have employed any investment banker, broker, or finder in connection with the transactions contemplated by this Agreement and no such person or entity is entitled to a fee with respect to the transactions contemplated by this Agreement, unless purchaser has otherwise received a disclosure to such effect.
13	Applicable Laws.
13.1	The purchaser / company has complied in all respects with applicable federal and state laws, rules and regulations applicable to it and all shares of capital stock of the Company have been issued in accordance with applicable federal and state securities laws, rules and regulations.
14	Books and Financial Records
14.1	All the accounts, books, registers, ledgers, Board minutes and financial and other material records of whatsoever kind of each of the purchaser/ Company and its subsidiaries have been fully properly and accurately kept and completed; there are no material inaccuracies or discrepancies of any kind contained or reflected therein; and they give and reflect a true and fair view of the financial, contractual and legal position of each company.
15	Minute Books.
15.1	The minute books of each of the purchaser /Company and its subsidiaries contain a complete summary of all meetings of directors and stockholders since the time of incorporation of such company and reflect all transactions referred to in such minutes accurately in all material respects.
16	Material Agreements and Actions.
16.1	Neither the purchaser /Company, nor any of its subsidiaries is bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labour union, and no labour union has requested or has sought to represent any of the employees, representatives or agents of any such company.
17	Investment Company.
17.1	The purchaser/Company is not an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended
18	Property.
18.1	The purchaser/Company has no intellectual property, intellectual property licenses, real property or real property leases for which it is bound.
19	Representations and Warranties of Seller.
19.1	Seller hereby represents and warrants to the purchaser that the statements in this agreement are all true and complete as of the date hereof.
20	Exempt Transaction.
20.1	Sellers understand that the issue and delivery of the Four Billion One Hundred and Forty Eight Million shares of common Stock of Purchaser Company issued to sellers as consideration for the purchase price is intended to be exempt from registration under the Act and exempt from registration or qualification under any state law.
21	Authorization.
21.1	Purchaser represents that it has full power and authority to enter into this Agreement. This Agreement has been duly and validly executed and delivered by purchaser, and upon the execution and delivery by Sellers of this Agreement and the performance by Sellers of their obligations herein, will constitute, a legal, valid and binding obligation of Purchaser enforceable against Purchaser in accordance with its terms, except as such enforcement may be limited by bankruptcy or insolvency laws or other laws affecting enforcement of creditors’ rights or by general principles of equity.
22	Sophisticated and Experienced Investor.
22.1	Sellers represents that Seller is an experienced, sophisticated and accredited investor. Seller understands the nature of market risks in unregistered securities and that the shares of purchase / company delivered to seller as the agreed consideration for the purchase price should be considered as speculative.
23	Conditions to the Sellers’s Obligations at the Closing.
23.1	Subject to the terms hereof, the obligation of the Purchaser to purchase the shares of Grimsby Investments Limited at Closing is subject to the fulfilment, prior to the closing to the satisfaction of the Purchaser, of the following conditions: delivery of the Grimsby Investment Limited shares, with its subsidiaries in Singapore and Australia in good standing.
24	Performance of Obligations.
24.1	The Seller shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before a Closing, or after a Closing.
24.2	Conditions to the Purchaser/ Company’s Obligations at the Closings.
24.3	The obligations of the Purchaser under this Agreement are subject to the fulfilment at or before each Closing of the following conditions: delivery of the Grimsby Investments Limited shares, with its subsidiaries in Singapore and Australia in good standing.
25	Representations and Warranties.
25.1	The representations and warranties of the Purchaser contained in Section 4 hereof shall be true and correct as of such Closing.
25.2	Purchaser shall have delivered to the Sellers the applicable agreed purchase consideration of $4,298 billion to be satisfied by the delivery of $150 million in promissory Notes and $4.148 billion by the issuance and delivery from the purchaser of Four billion One Hundred Forty Eight Million shares of the common stock of purchaser / company duly registered into the name of the sellers and delivered in certificate form at closing in the names and amounts as follows:
Share Holders	Percentage
Ivory Mint Holdings Corp.	44.00%
High Point Financial Limited	12.00%
Tigersprey Pte Ltd	22.00%
Endx Pte Ltd	22.00%

25.3	The sellers agree that they will transfer these securities only in accordance with rule 144, or otherwise legally in accordance with a registration of these securities, if any.
26	General Provisions.
26.1	Successors and Assigns
26.2	The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties
27	Governing Law; Jurisdiction.
27.1	Any dispute, disagreement, conflict of interpretation or claim arising out of or relating to this Agreement, or its enforcement, shall be governed by the laws of the State of Nevada. Seller and Purchaser hereby irrevocably and unconditionally submit, for themselves and their property, to the nonexclusive jurisdiction of the State courts of the State of Nevada and of the United States District Court in Clark County in Henderson, NV, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding between the two of them may be heard and determined in such Nevada State or, to the extent permitted by law, in such Federal court.
27.2	Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to above.
27.3	Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defence of an inconvenient forum to the maintenance of such action or proceeding in any such court. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices below. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
28	Resignation of Old and Appointment of New Board of Directors and Officers.
28.1	The Company and the purchaser shall take such corporate action(s) required by Company’s Articles of Incorporation and/or Bylaws to (a) appoint the below named persons to their respective positions, to be effective on the eleventh day following the Closing Date, and (b) obtain and submit to the Purchaser, together with all required corporate action(s) the resignation of the current board of directors, and any and all corporate officers and check signers as of the Closing Date.
Name	Position
TBA	Chairman
Arun Pudur	President
Brian James Smith	CEO
Arun Ramachandran	Director
TBA	CFO

29	Disclosure.

The Sellers and the Company agree that they will not make any public comments, statements, or communications with respect to, or otherwise disclose the execution of this Agreement or the terms and conditions of the transactions contemplated by this Agreement without the prior written consent of the Purchaser, which consent shall not be unreasonably withheld.

30	Notices.

Any notice or other communication required or permitted under this Agreement shall be sufficiently given if delivered in person or sent by facsimile or by overnight registered mail, postage prepaid, addressed as follows:

If to Sellers, to:

Arun Pudur, Ivory Mint Holdings Corp. 165 Level 36, Menara Citibank, Jalan Ampang, 50450 Kuala Lumpur, Malaysia E: arun@arunpudur.com	Santosh Rao, High Point Financial Limited, #10-07 The Atria, Meyer Road Singapore 437885 E: santosh@reddotadvisors.com E: arun@reddotadvisors.com
Brian James Smith, Tigersprey Pte Ltd, 13 SHADY LANE, DIAMOND VALLEY, QLD 4553, AUSTRALIA E: brian@pacific-isle.com	Shane Christopher Aldred, Endx Pte Ltd. 281 COVENTRY STREET, SOUTH MELBOURNE, VIC 3205,AUSTRALIA E: conres@bigblue.net.au

If to the Purchaser, to:

Daulton Capital Corp

3960 Howard Hughes Parkway

Suite 500

Las Vegas, NV 89169

Copy to Peter.maddocks@btinternet.com

Or such other address or number as shall be furnished in writing by any such Party, and such notice or communication shall, if properly addressed, be deemed to have been given as of the date so delivered or sent by facsimile.

31	Parties in Interest.
31.1	This Agreement may not be transferred, assigned or pledged by any Party hereto, other than by operation of law. This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.
32	Entire Agreement.
32.1	This Agreement and the other documents referred to herein contain the entire understanding of the Parties hereto with respect to the subject matter contained herein. This Agreement shall supersede all prior agreements and understandings between the Parties with respect to the transactions contemplated herein.
33	Amendments.
33.1	This Agreement may not be amended or modified orally, but only by an agreement in writing signed by the Parties.
34	Severability.
34.1	In case any provision in this Agreement shall be held invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof will not in any way be affected or impaired thereby.
35	Counterparts.
35.1	This Agreement may be executed in any number of counterparts, including counterparts transmitted by Telecopier, PDF or facsimile transmission, any one of which shall constitute an original of this Agreement. When all parties have executed counterparts of copies, they shall have the same effect as if the signatures to each counterpart or copy were upon the same document and copies of such documents shall be deemed valid as originals. The Parties agree that all such signatures may be transferred to a single document upon the request of any Party.

This Agreement may be executed in two or more counterparts, with facsimile signatures, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement. A telefaxed or electronically transmitted copy of this Agreement shall be deemed an original.

36	Headings.
The headings and captions used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to sections, paragraphs, exhibits and schedules shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits and schedules attached hereto, all of which exhibits and schedules are incorporated herein by this referenced.
37	Costs, Expenses
37.1	Each party hereto shall bear its own costs in connection with the preparation, execution and delivery of this Agreement.
38	Amendments and Waivers.
38.1	Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Parties. No delay or omission to exercise any right, power, or remedy accruing to Purchaser, upon any breach, default or noncompliance of the Company under this Agreement shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. All remedies, either under this Agreement, by law, or otherwise afforded to Purchaser, shall be cumulative and not alternative.
39	Severability.
39.1	If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.
40	Entire Agreement.

This Agreement, together with all attachments and schedules hereto, constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings duties or obligations between the parties with respect to the subject matter hereof. There are no oral agreements representations or warranties between the parties, neither is any party relying upon any prior or contemporaneous oral representation.

41	Further Assurances.
41.1	From and after the date of this Agreement, upon the request of a Party, the other Parties shall execute and deliver such instruments, documents or other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

In Witness Whereof, the parties hereto have executed this Agreement as of the date first written above.

This Agreement may be signed in one or more counterparties, which shall together constitute one and the same instrument.

Purchaser:

Daulton Capital Corp

By: /s/ Peter Maddocks

________________________

Mr. Peter Edwin Maddocks

For and Behalf of Daulton Capital Corp

Sellers:

For and Behalf of Ivory Mint Holdings Corp. By: /s/ Arun Pudur ------------------------------ Mr. Arun Pudur, (PP#Z1800047)	For and Behalf of High Point Financial Limited, By: /s/ Santosh Rao --------------------------------- Mr. Santosh Rao, (IC#S7786226I)
For and Behalf of Tigersprey Pte Ltd, By: /s/ Brian James Smith -------------------------------- Mr. Brian James Smith, (PP#E4019047)	For and Behalf of Endx Pte Ltd, By: /s/ Shane Christopher Aldred ------------------------------ Mr. Shane Christopher Aldred, (PP#L4021600)

Exhibit 99.3 “Cellframe ARX Report”

16 November 2011

CELFRAME DYNAMICS SDN BHD 165, Level 36, Menara Citibank, Jalan Ampang, 50450, Kuala Lumpur, Malaysia Dear Sir,	Ref:CL/ER/1512/13.

EVALUATION OF CELFRAME ARXSPRINGS GOLD PROJECTS IN
THE WIDE BAY BURNETT REGION, QUEENSLAND, AUSTRALIA.

This report is to be read in conjunction with our letter of 16 November 2011 and disclaimer. The report on the project, referred to as the Celframe Arx Springs Gold Project does not address potential corporate structure, individual interests or avenues for new participants in the project. References to Celframe Arx Springs Gold Project are made to provide an overview and summary.

Introduction.

Celframe wishes to evaluate a proposed mining project with Australian interests in a mining property in the Wide Bay Burnett Region in central Queensland. We have been engaged by Celframe to evaluate the feasibility of this project. The projects can be operated in stages however for the purpose of this report there is not a significant difference in referring to the projects as a whole. There is a long history of small scale working and exploration on the property and surrounding areas and although reports are available on previous work those reports have not allowed the full potential of the property to be understood.

Projects Information:

The Celframe Arx Springs Gold Project (gold project) is located about 25 km east of Eidsvold in the Wide Bay Burnett Region of Queensland. The project site is situated at Coonambula on Cheltenham Road, (nearest town is Eidsvold) within a quarry and extractive industries operation. The extractive industries operation has commenced.

PROJECT DEVELOPMENT

Cocciardi Holdings Pty Ltd - Unit 412 Fiveways Boulevard Keysborough, Victoria 3173
(PO Box 4525, Dandenong South, Victoria, Australia, 3164), ABN: 92 523 475 897
P +61 3 9798 2633 F +61 3 9798 2422 vvww.cocciardi.com.au

The Arx Springs site is located on the first stage of this extraction site, which is located in proximity to an additional adjacent mining lease available to the project, subject to agreement with the current extractive license owner. The Arx Pacific Resources site is located in second stage. The staging of the extractive operations does not impose onerous conditions on proposed mining and processing production by Celframe.

The deposit is described as alluvial grade sand and gravel resource with a varying depth of resource and for Phase 1 (Arx Springs) the project is contained within a continuous surface area of 600 ha and for phase 2 (Arx Pacific Resources) the project is contained within a continuous surface area 1000 ha. Average depth of resources estimated from extensive drilling is at between 15 m to 20 m. The project site is a tertiary glacial till deposit and the recoverable grade is contained within paleo channels of alluvial sand, gravel and conglomerate associated with gravel beds of old alluvium and minor alluvial deposits. The tertiary glacial till deposit is composed of white to buff, poorly sorted, clayey sandstone, local unsorted granule to boulder gravel beds and the sands associated with the gravel beds.

The total resource is estimated to be between 300,000,000 tonnes and 320,000,000 tonnes of treatable material. The estimated recovery is based on assumptions of average low grade recovery using Microfine process with a targeted recovery of between ii.,000,000 ounces and 13,000,000 ounces of gold. This targeted recovery is dependent upon operational factors once the project is in production.

The mining project to date has been developed by BRI Microfine Pty Ltd. The data on sampling, exploration and testing on the project site is currently managed by BRI Microfine Pty Ltd. The project detail and information is set out below. Current status and our recommendations are included as follows;

·	The projects are ready to move into production and permits are in place. We have verified with relevant agencies on the required permits and licenses.
·	Ownership: Riverstone Resources Pty Ltd is the extractive Industries license holder and holds mineral rights, sand and gravel extraction rights to the area of the projects. The documentation pertaining to ownership has been verified by us.
·	Exclusive contract arrangements with the owner have been established for treatment of all minerals at the project site throughout the life of the mine site and are being concluded by BRI Microfine Pty Ltd.
·	Technology sub license for Microfine process has been approved.
·	Permits are in place with further requirement of mining plan and ML application.
·	Water is available near the site; Power can be supplied with plant transported on site.

·       The gross Projects estimated target size of 300 to 320 million tonnes of both with Phase consisting of a target gg million tonnes and Phase 2 of a target of 220 million tonnes. Phase 2 has the potential to reach 280 million tonnes and phase a. has an additional potential of 20 million tonnes both of the extra potential volumes require further sampling.

·       Target estimated grade. Range between 1..8o gpt and 2.1 gpt potential based on tests conducted by BRI Microfine Pty Ltd, which was verified by us.

·         Estimated mine life 20 years to 28 years based on forecast production.

Recommendations:

The following further course of action is recommended:

•	Existing permits are in order and require an application and detailed specific work plans for each site.
•	Further site visit sampling and test work to verify initial evaluation.
•	Survey specific surface area of the project.
•	Obtain treatment rights specifically utilising existing mining license.

•       After completion of due diligence and signing contracts a joint application securing additional mining licence as expansion of existing permits and a mining plan.

•	Sampling program based on trenching, pitting and bulk sampling to gain an understanding of the distribution of free gold within the gravel.

•      Mining with Microfine pilot plant to be setup.

•      Expansion of mining with increased capacity production plant.

If the above recommendations are adhered to we don't see any other unforeseen problems to this project to start production.

Satellite image of Celframe Arx Springs Gold Project Sites

Ownership and Permits.

The project site is within a large area in total and the resource of this mine site is part of a larger deposit with similar geology. The land upon which the mine site is located comprises a total area in Lot 7, Crown Plan WK96, County of Wicklow, Parish of BooIgal, Title reference 487184; lot 5, Crown Plan WK96, County of Wicklow, Parish of Cheltenham, Title reference 50205095. Lot 6, Crown Plan WK96, County of Wicklow, Parish of Cheltenham, Title reference 50221359, Lot 8, Crown Plan WK149, County of Wicklow, Parish of Boolgal, Title reference 17487185. Environmental, planning and local permits are issued and current. Mineral extraction rights and extractive industries permits have been granted. Main Roads permits and conditions have been issued.

Celframe Arx Springs Gold Project will be or is entitled to treat the resource for the recovery of gold. The treatment rights should be exclusive rights for the recovery of gold and may derive from an agreement between Owner and BRI Microfine Pty Ltd. Owner has established sand and gravel extraction business and owns the mineral extraction rights by virtue of extractive industries permit. Celframe Arx Springs Gold Project is entitled to a mining licence by application either in its own name or jointly with Owner. There is a long history of historical mining rights and licenses granted by the Queensland mines Department in respect of previous workings. The owner is confident that there will be no problems in securing new mining rights. There is no vegetation, environmental, heritage, historical, aboriginal or cultural impediments to treatment operations at the mine site.

Infrastructure.

The infrastructure in the district is good and the area is readily accessible by well-maintained tarmac then sand and gravel roads. Telecommunications equipment has been installed. Access within the site will be over widened and packed farm tracks. Electricity will need to be supplied by on site local transportable power generation. There is adequate water for domestic and agricultural purposes and sufficient water to commence mining operations. Large scale mining operations may require pumping from local water table, utilising boreholes that would require government approval. The planning and environmental permits allow borehole pumping to be part of a mining work plans. The mining plan will involve working below the water table in some areas which will also provide water.

Local Characteristics:

Climate, the area lies within a temperate region with the average rainfall is around 700 mm. approximately 67% falls in the summer months. Normal mean temperature is approximately 25°C.

Vegetation; a major portion of the area has been at least partially cleared the more densely vegetated areas being confined to a few hills. Most of the areas covered by low grasses and eucalyptus.

Topography; the topography is generally a low medium relief which consists of gently undulating hills and plains.

Land use; beef cattle grazing horse racing and grain growing are the main industries within the area.

History of Area.

Gold has historically been found, worked and extracted from the material in vicinity of the project. The mineral interest in this area dates back to the 3.88os. The early geological reports identified a tertiary glacial till that extends extensively in the area of the project site. It is within this glacial till that the majority of the alluvial deposits occur and the surveys have indicated the presence of gold.

Gold was discovered in the area in 3.888. Production from the nearby St John's Creek field between 1888 and 1937, yielded 313 kg from 15,669 t of ore. Peak production was achieved in 3.890 when 98.35 kg of gold was obtained from 7574 t of ore. There has been no activity since 1937 reported. The first gold production recorded from the Hungry Hill Creek McKonkeys Creek area was in 1889. The field was worked intermittently until noi., the total recorded production of 23.32 kg of gold from 938 t of ore. No records of production from alluvial workings have been found.

A number of shafts were dug which yielded widely varying results. The mining generally was defeated by the water accumulating at the bottom of shafts. The shafts are identified by various names, MacPherson's shaft, PC shaft, Harvey's shaft, Capers claim and Gully shaft. Subsequent reports indicated that these older workings were not at the deepest part of the lead. Reports indicated in most places there are two channels at the bottom of the lead both containing gold. Gold was detected at most points close to the bottom of the lead and stream and surface examination confirmed the presence of gold. The water table exists between 20 feet and 40 feet from the surface. Old sampling of dumps around old shafts show gold that was at least 3.o dwt per tonne. Sampling of undisturbed shallow ground also showed similar grades. Early miners would not have worked the large numbers of shafts at the depth they did unless they were getting something like 1 ounce to the tonne. Admittedly, this could have been in small pockets.

Antimony has also been produced from the project site surrounds. Since 1876 the deposits have been worked intermittently. In the period 1953 to 1954, 23.6 t of antimony concentrate was produced from 111.8 t of ore.

This area has been known previously under many identities: Spring Gully, McKonkeys Creek, Macpherson's diggings, PC claim and so forth. Historically the Queensland government geologist William H Rand undertook a geological survey in 1901 over the Eidsvold goldfield and mapped locations which indicated mineral deposits where the project site today exists. Geological survey was conducted in 1969 which indicated the existence of alluvial gold deposits in and around the vicinity of the project site. Further surveys have been undertaking more recently, Batstone and Cardno in 1984 and Morris and Savory in 1990. Kelly in 1979 conducted a review report of the 1969 survey.

Early prospecting established the presence of an auriferous alluvial lead. Gold was extracted from the old workings by former mining operations in limited amounts but in variable grades up to 5 ounces per tonne. Preliminary surface examination has historically confirmed the presence of gold in the lead. Extensive drilling operations confirmed the presence of two deep channels within the area. Owing to an abundance of clay which caused severe analytical difficulties the early drilling was completed without obtaining critical assays. The early analytical techniques at that stage (1969) closely matched systems that were then available for production and it was assumed that production difficulties might be expected.

The site and area has a history of intermittent working by small-scale mining and various private operators. The area has been subject to a number of previous investigations and have included reports by Rands (1897, 1901), Saint Smith (1926), Ball (1931) and Denmead (1943). Much of the previous investigations referred to the mining conducted in the area. Previous literature reported that some 51 t of ore averaging 27 g per tonne from shafts up to 25 m deep in this area were worked. The best grades were apparently in coarse wash near the base of alluvial sands. Water from the water table discouraged much mining.

Overlay Image of Extractive Operation & Mineral Area

Project History and BRI Microfine Technology.

A report in 1984 on behalf CSR Ltd provided summary information about the area in which the project site is situated. The report refers to the known placer gold deposits occur at the base of a sedimentary sequence of probable Jurassic age. The gold occurs in a mature pebble conglomerate. There is indication that the material ore deposits from which the project has been drawn occurs in a paleo channel where working from the West to East there is a greater volume of coarse gravels overlain by finer sentiments in the West while to the east, there is a significantly less coarse material and a far greater volume of fine sediments in place. There are suggestions of a significant difference in the environment of the deposits of the material probably affected by a tertiary drainage.

In recent times with development work and the establishment of the extractive industries operation various samples have been taken from and in around the project site area mainly for petrologic testing of the stone. Whilst the stone testing was being conducted samples were also taken and submitted for testing (gold) to three separate labs. The conventional assays which resulted from the submission to the labs show mineral concentration that match with historical archive results relating to this area. The BRI Microfine process has produced superior results than the conventional assays.

Testing of the sand and gravel of samples taken from the Celframe Anc Springs Gold Project and the surrounding geological material has shown Microfine can recover gold from the project resource. The basis of a potential productive mine operation is twofold, firstly the Microfine process can obtain moderately better results than historical mining on the site notwithstanding it is a low grade alluvial sand deposit and secondly the recent sustained increase in the price of gold. A large scale mining operation, albeit at low recovery grades, in current times is potentially feasible as the Microfine process may lift recovery from sub economic levels when compared to previous assessments and the price of gold may sustain profitable operations.

The definition of the Microfine process and technology is broadly as an enhanced chemical leaching process which has been shown to concentrate gold, particularly in a Microfine state, from concentrates, ores, tailings, solutions and other friable or pulverized materials even when conventional methods of assay do not disclose the presence of gold and metals or do not disclose the extent of the presence of gold and metals.

Microfine technology is still a relatively new technology process to recover gold and other precious metals that exist in a Microfine form. The BRI Microfine technology aims to recover gold, silver and platinum by processing material at the Microfine level in many cases from existing tailings dumps. Treatment processing is a leaching style mining operation using the BRI Microfine Technology for the treatment of tailings ore. The ore body can be an alluvial source and need not have prior processing. While tailings denote an ore body having appearance of pulverized low micron material whether it be alluvial source, reprocessed or crushed ore it can include alluvial sands.

Independent assessments have been conducted by numerous parties over decades are recited below, Extensive sampling and drilling has been undertaken on the material on the project site and its surrounds. Although there is some disagreement the number of the geological reports referring to this area and sites recommended (when the reports were done) that it was not economically viable to mine the area commercially as the mineral concentration although definitely existing was not noted as overly outstanding. However, in one of the reports of investigation in the area on alluvial material it was noted that the 92.6% of the gold occurred in the -5 mm size material. Sample testing produced an observation that gold particles appear to be highly uniform in size and screening indicated that some 92% of the gold was contained in the -30 mesh fraction. It is this size material (as a by-product of the extractive industry operation) which is targeted by the Microfine process. The highest gold values recorded in the previous investigations seem to be recorded in a coarse clayey basal wash material and it is intended that the Microfine process by its ability to obtain the gold in coarse clayey material will obtain economic grade. The extractive industries operation means that the project is not a stand-alone mine and will be able to treat the low micron size material produced from the extractive industries operation and from its own screening and movement of material. The increase in the gold price since all of the previous investigations were undertaken indicates that an economic recovery can be made from what is a low grade alluvial deposit.

In many cases the estimates of grade were low to uneconomic based on the then prevailing technology or recovering of Microfine gold from alluvial sands. Microfine technology has tested samples from the total deposit from which the area of this resource is derived and the grade that has been assessed by the Microfine test work is .8o gpt to 2.10 gpt. There are no records of recent gold sales from this property. The historical information contained in reports from the government geologist and seven other independent geologists confirms recovery of gold and antimony.

Samples were taken and submitted to a USA based laboratory with instructions to ascertain assay of gold without allowing for the gold assays to be affected by the abundance of clay component in the sand and gravel samples. The assay results were good, all above the target grade for the project and twice the assay result exceeded i grams per tonne.

There has been a recent assessment of the project by owner in the project development and all legal and business matters were successfully completed for the start-up of the sand and gravel component of the extractive industries project. The geology observed on the property during site visits is similar to the geology observed in areas in close proximity to the project. The surface and wild cat drilling gravels are similar in nature to ones observed nearby. The sand and gravel component extends extensively in the north and south direction kilometres either side of the property there is no observable reason why successful alluvial goldmining cannot take place.

Recent inspections vindicated that the historical more recent mining activities have been based on the principle where the mining was blind and it was not based on a mining plan where definable grade block models existed. Many of the previous workings potholes and the gold bearing trenches were not identified or indicated on plans. However, based on test work, current observations and available data the area is prospective.

Based on our evaluation we are of the opinion that there is sufficient history, data, records, permits, licenses in place to make this project a viable venture. The assessment of the BRI Microfine process based on the samples made viable indicates that the technology can be applied successfully at the mine site. Hence the project can be evaluated in greater detail, but the evaluation affirms the viability of the staged Celframe Arx Springs Projects at Wide Bay Burnett region, Queensland, Australia.

Yours faithfully,

Kind Regards,

Cocciardi Holdings Pty Ltd

By: /s/ Peter Cocciardi

Peter Cocciardi

Managing Director

 Exhibit 99.4 “ARX Springs Project Tribute Agreement”

Stage Tribute Agreement

ArxSprings Project

ArxSprings Pty Ltd.

And

Riverstone Resources Pty Ltd.

Table of Contents

Clause	Page No
10.6	Rehabilitation Indemnity	13
10.7	Renew Lease further term	13
11	Liabilities, Indemnities and Insurance	13
11.1	Liability for Injury to Persons and Indemnity	13
11.2	Insurance of Employees of ArxSprings	13
11.3	Insurance of Public Liability	14
11.4	General Provisions as to Insurance to be effected by ArxSprings	14
11.5	Failure to Effect Insurance	14
12	Assignment	15
12.1	Transfer by ArxSprings	15
12.2	Change of Control	15
13	Default	15
14	Disputes	16
15	Severance & Riverstone Agreement	16
15.1	Severance	16
15.2	Amend Agreement	16
15.3	Riverstone Agreement	16
15.4	Termination of the Agreement	16
16	Further Acts	16
17	Governing Law	16
18	Costs	16
18.1	Stamp Duty	16
18.2	Incidental Costs	17
19	Notices	17
19.1	Service of Notice	17
19.2	Notices	17
20	Miscellaneous	18
20.1	Variation, Modification or Waiver	18
20.2	Failure, Delay, Relaxation or Indulgence	18
20.3	Force Majeure	18
20.4	Time of the Essence	18
21	Counterparts	19
22	Entire Agreement	19

This Agreement is made this 6th day of March 2012 Parties

(1)           ArxSprings Pty Ltd (ACN154283075) of 13 Shady Lane, Diamond Valley, Queensland 4553, PO Box 25, Palmwoods Queensland Email: adminaarxsprings.com Facsimile 07 33196618 (ArxSprings)

Riverstone Resources Pty Ltd (ACN140911922) do 4 Brolga Court Little Mountain Queensland 4551

(2)	Email: ravAravoline.corn.au. (Riverstone Resources)

Recitals

A.	Riverstone Resources is or is entitled to be the registered proprietor and owner of the Tenement.
B.	Pursuant to an agreement between BRI Microfine Pty Ltd and Riverstone Resources those parties have agreed to develop a mineral processing business on land that Riverstone Resources is or is entitled to be the registered owner of the sand gavel and mineral extraction rights and license from the land over which the Tenement is granted. Subject to the agreement with BRI Microfine Pty Ltd, Riverstone Resources has sole management of extraction and mining exploration activities on the Tenement.
C.	For the consideration and upon the terms and conditions set out in this Agreement, Riverstone Resources has agreed to grant to ArxSprings the right to mine and extract gold and Extracted Product from the Tenement.

This Agreement provides

1. Definitions and Interpretation

1.1 Definitions

In this Agreement, unless the context otherwise requires:

Act means the Mineral Resources Act 1989 and any subordinate legislation promulgated under that act;

Agreement means this agreement and all annexures as varied or amended in writing from time to time;

Approved Activities means the those activities described in a Preliminary Activities Notice that have been agreed to and approved by Riverstone Resources in accordance with Clause 8.1(d) and in respect of which ArxSprings proposes to obtain all necessary regulatory approvals;

Auditor means a person registered with the Australian Securities and Investments

Commission in accordance with Section 1280 of the Corporations Act 2001 (Cth);

Riverstone Agreement means the agreement dated 27 February 2012 made between BRI Microfine Pty Ltd and Riverstone Resources Pty Ltd;

Business Day means any day on which trading banks are open for business in Brisbane Queensland;

Confidential information shall mean the site locations, all information in respect of the parties projects, proposals, plans, mine sites, correspondence reports and analysis of any kind, Microfine process, technology, mining processes, ore reports, financial proposals and methods analysis and forecasts, digitized detailing and drafting flowcharts, ideas, manuals procedures reports specifications standards statements suggestions strategy policy operating plans business plans strategic plans and analysis market research and other reports methods of assessing the cost of providing services, business relationships, findings, concepts and ideas, the identity of business associates and affiliates customers and clients, consultants advisers and collaborators methods of doing business, and the characteristics of or assessment of persons material to doing business and commercial arrangements or the like whether electronic oral printed written or other tangible form and whether provided by either party to each other or obtained by either party from the other parties directors employees professional advisers and/or consultants or obtained by what other means;

Control includes the possession, directly or indirectly, of the power to control the membership of the board of directors of a company or otherwise directly or indirectly direct or cause the direction of the management and policies of the Company, whether by means of trusts, agreements, arrangements, understandings, practices, the ownership of any interest in shares of that company or otherwise;

Department means the Department of Mines and Resources or such other department of government of Queensland responsible for the administration of the Mineral Resources Act from time to time;

Extracted Product means gold, silver, platinum, or metals having a saleable commercial value in whatever chemical (pure or compound) or physical form (suspension, crystal, slurry, mud or other physical condition) but distinctly excludes all sand, soil and gravels that are deemed to be saleable either directly or indirectly by Riverstone;

Insolvency Event means the happening of any of the following events:

(a) the making of an order by a court for or the passing of a resolution for the parties winding up or dissolution, or its winding up or dissolution;

(b) the appointment to it of an administrator, a receiver, a receiver and manager, a provisional liquidator, a liquidator, or an official manager, whether or not under any order of a court; or

(c) entering into or resolving to enter into a scheme of arrangement or composition with or assignment for the benefit of all or any class of its creditors or proposing a reorganisation, moratorium, or other administration involving them, except a reconstruction or amalgamation on terms approved in writing by the other party to this Agreement;

Licence means the licence granted in accordance with Clause 2;

Mining Proposal means a proposal to carry out mining activities as required by the Department;

Minister means the Minister of the Crown in the right of the State of Queensland responsible for the administration of mining the Mineral Resources Act from time to time.

Party means a party to this Agreement;

Preliminary Activities Notice is defined in Clause 8.1(b). Royalty means the royalty payable in accordance with Clause 5;

Tenement means and includes proposed Tenement as the land area situated between the boundary of an adjacent Tenement of ML 80077 and the land to the east to the approximate boundary line made by the feature known as Hungry Hill Creek and comprising approximately in surface area of 200 ha and being not less than minimum proposed Tenement 100 ha being the land marked on map attached as schedule A (which the parties agree shall be mined to process not less than 19 million tonnes of material).

Termination Date means the date:

(a)	Upon the occurance of an Insolvency Event; or
(b)	the 25th anniversary of the date of this agreement unless the parties have obtained in Joint Names a grant of a Mining Licence for the Tenement in which case the date will be on the completion of mining by ArxSprings; or
(c)	3 months after the issue of a Withdrawal Notice; or
(d)	3 months after the issue of a Termination Notice; or

     (e)          Completion of all mining operations on the Tenement by ArxSprings. whichever occurs first;

Termination Notice means a notice given pursuant to Clause 4.2 or Clause 13;

Transfer means to sell, assign, transfer, convey or otherwise dispose of the legal or beneficial interest (or both) and Transferred and Transferring have corresponding meanings;

Value of Production means the total sales revenue received by ArxSprings for sales of the Extracted Product recovered after the commencement of production and is the gross value received for the sale of gold calculated on the actual date of refining at a price being the prevailing spot price for gold fixed by the Perth Mint on that day and after deduction of price charged by refinery of refining the Extracted Product and selling the Extracted Product;

Withdrawal Notice is defined in Clause 4.3.

1.2 Interpretation

In this Agreement:

(a)	clause headings are inserted for convenience only and will be ignored in the interpretation of this Agreement; and
(b)	unless the context otherwise requires:

     (i) references to a clause will be construed as references to a clause of this Agreement;

(ii)	references to this Agreement or to any specified provision of this Agreement or to any other deed, agreement or document will be construed as references to this Agreement or the specified provision of this Agreement or other deed, agreement or document as amended or substituted with the agreement of the relevant parties and in force at any relevant time;
(iii)	references to any statute, ordinance or other law include all regulations and other enactments thereunder and all consolidations, amendments, re-enactments or replacements thereof;
(iv)	words importing the singular include the plural and vice versa, words importing a gender include all other genders and references to a person will be construed as including an individual, the estate of an individual, firm, body corporate, association (whether incorporated or not), government and governmental, semi-governmental and local authority or agency, legal personal representatives, successors (including, without limitation, persons taking by novation) and permitted assigns of that person;
(v)	references to currency are references to the currency of Australia; and
(vi)	every covenant or agreement expressed or implied in which more persons than one covenant or agree shall bind such persons and every two or more of them jointly and each of them severally.

1.3 ArxSprings Farmin

The Parties acknowledge and agree that:

(a)                   during the period in which ArxSprings conducts a business of mining extraction operation on the Tenement, ArxSprings must liaise with Riverstone Resources and observe all reasonable directions given from time to time by Riverstone Resources in respect of activities on the Tenement; and

(b)                   during the period in which ArxSprings conducts a business of mining extraction operation on the Tenement ArxSprings must account solely to Riverstone Resources for the Royalty.

2. Licence

2.1 Grant of Licence

Subject to the Act and the terms and conditions of an approved Mining Proposal from the Department in respect of the Tenement, with effect from the date of this Agreement until the Termination Date Riverstone Resources hereby grants to ArxSprings and its servants, agents and contractors the exclusive right to enter upon and remain upon the Tenement in order to carry out Approved Activities.

2.2 No Representations

Riverstone Resources make no representations or warranties express or implied as to the quality or the quantity of any gold on the Tenements.

2.3 No Interest Conferred

If the parties obtain a grant of a Mining Licence for the Tenement in Joint Names and thereby the parties will operate as Joint Owners and Holders of the Tenement then the grant of exclusive licence will remain and not be diminished.

If the grant of a Mining Licence for the Tenement is solely obtained in Riverstone Resources' name then this Agreement does not confer upon ArxSprings any greater interest in the Tenement than an exclusive licence for the time required to fully exploit the Tenement and process and recover from the material in the Tenement gold and Extracted Product and does not impose upon Riverstone Resources any liability or obligation whatsoever except as expressly provided in this Agreement and the Riverstone Agreement.

2.4 Commencement of Licence

The Licence shall commence on the date of this Agreement and continue thereafter until the Termination Date.

2.5 Transport and Treatment Offsite Material.

The Licence permits the transport material from the Tenement onto adjoining land for the purposes of processing the material to obtain Extracted Product until a Mining Licence for the Tenement is granted and provided the material transported onto the land is treated with the same microfine process as is intended to treat the material from the

Tenement and prior to any transport of material from adjoining land the activity is included in a new or amended Notices of Activity as required by Clause 8.

3. Exclusive Right

Riverstone Resources will not grant any right to any third party that is inconsistent with any Approved Activity to be carried out by ArxSprings under this Agreement.

4. Termination and Withdrawal

4.1 Termination by Riverstone Resources

4.2 Termination

At any time after ArxSprings has fully mined the resource contained within the two hundred (200) ha of surface area of the Tenement and processed all the sand gravel and other material containing gold and Extracted Product Riverstone Resources may terminate this Agreement by giving not less than 3 months' notice to ArxSprings to that effect (Termination Notice) and this Agreement shall terminate on expiry of that notice. The parties agree that the depth of the resource available for mining under the surface area of 200 ha is not fully known and may exceed expectations and ArxSprings shall be provided with every opportunity to fully mine the resource contained within the 200 ha of surface area of the Tenement. For the avoidance of doubt, unless agreed otherwise by the Parties in writing, this Agreement terminates automatically on the date being the 25th anniversary of the date of this Agreement irrespective of whether ArxSprings has mined the resource contained within the two Hundred (200) ha of surface area of the Tenement.

4.3 Withdrawal by ARXSPRINGS

ArxSprings may withdraw from this Agreement at any time by giving not less than 3 months' notice to Riverstone Resources to that effect (Withdrawal Notice) and this Agreement shall terminate on expiry of that notice.

4.4 Consequences of Withdrawal or Termination

(a) From the Termination Date:

(i)               ArxSprings shall no longer be entitled to any rights granted under this Agreement in relation to the Tenements;

(ii)	ArxSprings must carry out any rehabilitation works resulting directly or indirectly from any of its activities on the Tenements to the satisfaction of the Department in full compliance with Clause 10.2; and

      (iii) ArxSprings must account to Riverstone Resources for Royalty on any gold produced from the Tenements but not delivered to the Perth Mint by the Termination Date.

(b) The termination of this Agreement, howsoever caused, will not affect ArxSprings' obligations accrued prior to the Termination Date.

5. Royalty

5.1 Production Royalty

ArxSprings must pay to Riverstone Resources a production Royalty of nineteen percent (19%) of the Value of Production extracted and processed from 90 ha of surface area of the Tenement and a production Royalty of fifteen percent (15%) of the Value of Production extracted and processed from all of the surface area of the Tenement in excess of 90 ha (Royalty).

5.2 Delivery and Refining of Gold

ArxSprings must, not less than monthly, deliver all gold removed from the Tenements to the Perth Mint for refining.

5.3 Payment of Royalty

(a)            The Royalty must be paid to Riverstone Resources within 7 days of receipt of payment from the Perth Mint for gold delivered to the Perth Mint; and

(b)            The Royalty must be paid to Riverstone Resources to such bank account as may from time to time nominate to ArxSprings in writing.

5.4 Records

ArxSprings must keep true, accurate and complete accounts and records to enable the Royalty to be calculated in accordance with this Agreement and verified.

    5.5 Statement of Royalty

ArxSprings must provide Riverstone Resources with a statement setting out in reasonable detail the computation of each Royalty for that month at the same time that ArxSprings pays the Royalty.

5.6 Independent Audit

Riverstone Resources may, not more than once in each period of 6 months, during which Authorised Activities have taken place on the Tenements, appoint an independent Auditor to audit each Royalty payment made in the preceding 12 months and ArxSprings must promptly provide any necessary information required by the independent auditor.

5.7 Costs of Auditor

Riverstone Resources must pay the costs of the independent Auditor referred to in Clause 5.6, unless the independent Auditor finds that ArxSprings has understated the Royalty by more than 5%, in which case ArxSprings must pay the costs of the independent auditor.

5.8 Adjustment following audit

If an Auditor determines that ArxSprings has understated a Royalty, ArxSprings must, within 7 days of being notified by the independent auditor of the understatement, pay to Riverstone Resources the outstanding balance of that Royalty. ArxSprings must also pay interest on the amount of the understatement calculated at the rate of 8% per annum from the date on which the understatement should have been paid up to the date on which the understatement is paid.

5.9 Inspection

Riverstone Resources or their duly authorised agent may at any time during normal business hours examine the business records of ArxSprings and inspect all sites and operations of ArxSprings on the Tenement after giving to ArxSprings written notice of its intention to examine and inspect such records and operations at least 2 Business Days prior to such examination and inspection.

6. Mutual Warranties

6.1 Mutual warranties and representations

Each of ArxSprings and Riverstone Resources warrants and represents in favour of the other that:

(a)             it has the right, power and authority to enter into and perform its obligations under this Agreement;

(b)	the entry into and performance by it of its obligations under this Agreement and the transactions contemplated by it do not conflict with its constitution, any laws or any document binding on it; and
(c)	it has not previously committed an Insolvency Event and is solvent.

7.            Encumbrances

(a) ArxSprings may lodge any caveat against the Tenement and Riverstone

Resources consents to ArxSprings lodging a caveat under Section 301 of the Act in respect to the proposed Tenement after the grant of a Mining Licence. ArxSprings covenants that it will not lodge or endeavour to lodge any caveat or other encumbrance against the Tenement without first in writing advising Riverstone Resources. Should the parties operate as Joint Owners and Holders of the Tenement then neither party will lodge any caveat against the Tenement.

8.            Notification of Proposed Activities

8.1 Notification of Activities

(a) Prior to undertaking any ground disturbing work on the Tenement, ArxSprings must, before it seeks approval from the Department or other statutory authorities for such works (Proposed Activities), give to Riverstone Resources a notice containing the information in Clause 8.1(b) (Preliminary Activities Notice).

(b) A Preliminary Activities Notice must set out:

(i)	the duration, timing and nature of the Proposed Activities;
(ii)	the areas of the Tenement on which the Proposed Activities are to be undertaken;
(iii)	the amount of the unconditional performance bond which ArxSprings anticipates will be imposed by the Department in respect of the Proposed Activities; and
(iv)	The intention to apply and the nature of the application for a mining Licence for the Tenement in the joint names of the parties.

(c) Following the receipt of the Preliminary Activities Notice Riverstone Resources

must notify ArxSprings of any of activities or proposed activities of Riverstone Resources which may affect the Proposed Activities and the Parties will meet in good faith to endeavour to amend the Preliminary Activities so that they do not interfere with the activities or proposed activities of Riverstone Resources or ArxSprings.

(d) If the Proposed Activities do not interfere with the activities or proposed activities of Riverstone Resources and if Riverstone Resources, acting reasonably, are satisfied with the proposed amount of unconditional performance bond, Riverstone Resources will notify ArxSprings that it may proceed to gain all necessary regulatory approvals for the Proposed Activities.

8.2 Approved Activities

(a) Subject to ArxSprings complying with Clause 8.1(a) and receiving the consent of Riverstone Resources under Clause 8.1(d) to proceed with the Proposed Activities as outlined in the Preliminary Activities Notice ArxSprings must give to Riverstone Resources at least 14 days prior to the commencement of th Approved Activities a notice containing the information in Clause 8.2(b) (Activities Notice).

(b) An Activities Notice must set out:

  (i) the duration and nature of the Approved Activities;

(ii)	the areas of the Tenement on which the Approved Activities are to be undertaken;
(iii)	the person responsible for the Approved Activities as notified to the Department;
(iv)	a copy of any notice to the Department or other statutory authority seeking any approvals necessary to allow ArxSprings to undertake the Approved Activities including the Mining Proposal;
(v)	a copy of any approval from the Department or other statutory authority required in order for ArxSprings to undertake the Approved Activities; and
(vi)	A copy of the application for a mining Licence for the Tenement in the joint names of the parties.

8.3 Preservation of rights

For the avoidance of doubt, nothing in this Clause affects the right of Riverstone Resources to terminate this Agreement at any time in accordance with Clause 4.2.

9. Information requirements

9.1 Meetings

ArxSprings must:

(a)	meet with Riverstone Resources at least once every 3 months to discuss the activities of ArxSprings on the Tenements;
(b)	confer with Riverstone Resources in relation to its activities on the Tenement so that each Party, acting reasonably and in good faith, may agree to carry out their activities so as to minimise interference with the other Parties' operations;
(c)	advise Riverstone Resources prior to carrying out any aboriginal heritage survey on the Tenements; and
(d)	only exercise its rights in connection with the Tenement in a manner which does not unreasonably interfere with any existing activities and operations of Riverstone Resources.

9.2 Provision of Information

ArxSprings must:

(a)	provide to Riverstone Resources a copy of any report or other document prepared as a result of an aboriginal heritage survey carried out on the Tenements;
(b)	provide, as soon as such information is available, all data and information obtained from such activities carried out on the Tenements including, without limitation, raw geological information relating to samples collected from the Tenements;

(c)	provide to Riverstone Resources reports in a form acceptable to Riverstone Resources to permit it to comply with any statutory reporting requirements;
(d)	provide to Riverstone Resources details of all expenditure incurred on the Tenements in a form acceptable to Riverstone Resources to enable Riverstone Resources to comply with its expenditure reporting requirements under the Mining Act;
(e)	Provide to Riverstone Resources an annual technical report in a form acceptable to Riverstone Resources to enable Riverstone Resources to comply with its reporting obligations under the Act; and
(f)	notify Riverstone Resources of all gold recovered from the Tenement and such details as either may require about the amount, location and nature of such gold.

9.3 Access by Riverstone Resources

ArxSprings acknowledges that Riverstone Resources may access any area in which ArxSprings is working on the Tenement at any time and may take any samples from any ore situated on the Tenement for assay or other testing.

10. Statutory obligations

10.1 Act Requirements

During the term of this Agreement, ArxSprings must comply with all requirements of the Act, all other statues, regulations and directions including without limitation, relating to obtaining approvals to carry out its works on the Tenements, environmental issues applying to the Tenements and with all terms, conditions and covenants, including expenditure covenants attaching or relating to the Tenements.

10.2 Rehabilitation

(a)	ArxSprings will be responsible for all rehabilitation works on the Tenements, as required by the Department, and any other governmental or other authorities in relation to exploration or mining activities carried out by ArxSprings. This requirement survives any termination of, or withdrawal from this agreement or any revocation of the Licence.
(b)	ArxSprings must carry out all rehabilitation of its workings on the Tenements on an ongoing and progressive basis and must complete all rehabilitation as soon as practicable, and in any event within 3 months, of the completion of its works.
(c)	ArxSprings will not have satisfied its obligations to rehabilitate the Tenements until such time as the Department has notified Riverstone Resources that all rehabilitation requirements of the Department have been satisfied.

10.3 Performance Bonds

If Riverstone Resources is required in its capacity as the registered holder of a Tenement to lodge any performance bond (including any increased performance bond in substitution for an existing performance bond) and such requirement arises by reaso of any exercise by ArxSprings of its rights under this Agreement (or any other activity respect of the Tenement) then Riverstone Resources may require ArxSprings prior to ArxSprings commencing any work on the Tenements, to lodge the performance bond in the name of Riverstone Resources or pay to Riverstone Resources an amount equal to the required performance bond together with all bank fees and charges applicable to the performance bond. This obligation survives until such time that the Department releases the relevant performance bond.

10.4 Riverstone Resources to pay outgoings

Riverstone Resources shall pay all crown royalties, government charges, land owner compensation, rents and if applicable shire rates chargeable or payable in respect of the Tenements during the period of this Agreement.

If the parties obtain a grant of a Mining Licence for the Tenement in Joint Names and thereby the parties will operate as Joint Owners and Holders of the Tenement then ArxSprings and Riverstone Resources will jointly pay and be responsible for payment to the Crown of all crown royalties in respect of the Tenement.

10.5 Riverstone Resources to maintain Tenements

During the term of this Agreement, Riverstone Resources shall take all action necessary to keep the Tenement in good standing. Riverstone Resources will be obliged to protect the Tenement, the Mining Licence and both Riverstone Resources and ArxSprings interest in the mining business to be carried out as Approved Activities.

10.6 Rehabilitation Indemnity

ArxSprings shall indemnify and keep indemnified Riverstone Resources from and against all losses, claims, damages, fines, liability and costs which may be incurred, made, suffered, assessed or imposed by, upon or against either of them as a consequence of ArxSprings failing to meet any obligation on its part under Clause 10.1 or Clause 10.2.

10.7 Not less than 180 days before the expiry of any Mining Lease, Riverstone Resources or if applicable the joint holders of the Tenement must renew the term of any or the Mining Lease for a further term.

11. Liabilities, Indemnities and Insurance

11.1 Liability for Injury to Persons and Indemnity

ArxSprings shall be liable for and shall indemnify, on a full indemnity basis, and hold harmless Riverstone Resources and directors, officers and employees of each of them against any liability, loss, damages, claim, suit, action, demand, expense or proceedings whether arising under any statute or at common law including, but without limitation, in respect of personal injury (which expression shall include illness) to or death of any and all persons whomsoever, arising out of or in the course of or caused or contributed to by the execution of BRI's rights or obligations under this Agreement or any activity, directly or indirectly, connected therewith except to the extent contributed to by the gross negligence of Riverstone Resources or servants or agents.

11.2 Insurance of Employees of ArxSprings

ArxSprings shall insure against all liability to its employees, whether arising by virtue of any applicable Workers’ Compensation Statute or regulation thereunder or at common law, engaged in doing anything for the purposes of executing ArxSprings rights or obligations under this Agreement or any activity directly or indirectly associated therewith. The cover required by the foregoing provision of this Clause shall be a minimum of $20,000,000 (Twenty Million Dollars) in respect of any one accident to any one employee. All such insurance shall be endorsed to indemnify Riverstone Resources against any liability which it may incur to such employees, whether arising by virtue of any applicable Workers' Compensation Statute or regulations thereunder or at common law.

11.3 Insurance of Public Liability

ArxSprings shall effect public liability insurance for an amount of not less than $10,000,000 (Ten Million Dollars) in respect of occurrences arising out of or in the course of, or caused or contributed to by or connected with the execution of ArxSprings rights or obligations under this Agreement or any activity, directly or indirectly, connected therewith in the event of:

(a)	death of or bodily injury (including illness) to any person not being a person who at the time of the occurrence is engaged in or upon the service of ArxSprings under a contract of service or apprenticeship; and
(b)	damage to property not belonging to, nor held in trust by nor in the care, custody or control of BRI.

11.4 General Provisions as to Insurance to be Effected by ArxSprings

In respect of insurance required to be effected and maintained by ArxSprings pursuant to the foregoing provisions of this Clause 11:

(a)	ArxSprings shall ensure that insurances effected by them in accordance with Clauses 11.2 and 11.3 shall be similarly effected by its contractors;
(b)	if requested by Riverstone Resources, ArxSprings shall lodge a copy of the policies required to be arranged by ArxSprings and its contractors in respect of such insurance together with Certificates of Currency to evidence the existence of same;
(c)	the insurances arranged by ArxSprings shall contain specific agreements to the effect that insurances shall not be varied, cancelled or allowed to lapse until thirty (30) days notice of the intention to so vary, cancel or lapse shall have been given to Riverstone Resources and to the effect that any breach of the conditions of the insurances by ArxSprings or their employees, agents, or any other person or persons for whose actions ArxSprings are responsible shall not in any way prejudice or diminish any rights which Riverstone Resources would otherwise have had under those insurances but for any such breach of the conditions of the same; and
(d)	insurance effected by ArxSprings under Clause 11.3 shall be extended to include the interests of Riverstone Resources as joint insured.

11.5 Failure to Effect Insurance

If ArxSprings fail to effect or to keep in force any of the insurance which is required by this Agreement to be effected, Riverstone Resources may effect and keep in force any such insurance and pay such premiums as may be necessary for that purpose and may recover as a debt due from ArxSprings the amount so paid and the amount of any excess borne without setoff.

12. Assignment

12.1 Transfer by ARXSPRINGS

ArxSprings must not Transfer all or any of its rights under this Agreement without the prior written consent of Riverstone Resources. If Riverstone Resources consents to a Transfer it shall be of no force or effect unless the transferee enters into a Deed of Novation with Riverstone Resources (to be prepared by Riverstone Resources at the cost of the intending transferor) pursuant to which the intending transferee agrees to be bound by the provisions of this Agreement as if it was an original party to this Agreement in place of the transferor.

12.2 Change of Control

ArxSprings shall be taken to have transferred its rights under this Agreement in breach of this Agreement if Control of ArxSprings changes and the change has not been approved in writing by Riverstone Resources which approval will not be unreasonably withheld.

12.3 Trust

If a party acts as trustee for a trust, then that party covenants that:

(a)            it will not retire as trustee, appoint a replacement or co-trustee, nor consent to or allow the appointment of a replacement or co-trustee without first obtaining the consent of the other party, whose consent must not be unreasonably withheld;

(b)           it is a condition of the appointment of a new trustee or co-trustee that it agrees in writing to be bound by the terms of this agreement as if it was an original signatory; and

(c)            the trustee warrants that the trust has power to enter into and bind the trust fund to the terms of this agreement.

13. Default

ArxSprings defaults in meeting any obligation on its part under this Agreement and the default continues for 14 days (if the default is a failure to pay money when due) or 42 days (if the default is a failure to meet any other obligations) after notice has been given to ArxSprings by Riverstone Resources requiring the default to be remedied then Riverstone Resources may give a further notice to AncSprings to effect terminating this Agreement, in which case this Agreement shall terminate 30 days after the giving of that notice.

14. Disputes

a dispute arises out of or relates to this Agreement, or the breach, termination, validity, or subject matter thereof, or as to any related claim in restitution or at law, in equity or pursuant to any domestic or international statute or law, the parties to the Agreement and the dispute agree to endeavour in good faith to settle the dispute by mediation and in event that the mediation is unsuccessful to submit the dispute to arbitration.

15.     Severance & Riverstone Agreement

15.1 Severance

Each of the terms and conditions of this Agreement shall be deemed to be separate and severable from the other of them and if any one or more thereof are determined to be invalid or unenforceable by any court of competent jurisdiction, such determination and the consequential severance, if any, shall not invalidate the rest of this Agreement which shall remain in full force and effect as if such terms and conditions had not been made a part of this Agreement.

15.2 Amend Agreement

In the event that any provision of this agreement is declared by any judicial or other competent authority to be void, voidable, illegal or otherwise unenforceable the parties may amend that provision in a reasonable manner as achieves the intention of the parties without illegality.

15.3 Riverstone Agreement

Where this Agreement conflicts with the terms of the Riverstone Agreement, the Riverstone Agreement is applicable and any term of this Agreement that lessens a right advantage obligation or duty of either party to the Riverstone Agreement will be construed as a severed Clause or a Clause that does not diminish the effectiveness of the Riverstone Agreement. The consequential severance, if any, shall not invalidate the rest of this Agreement which shall remain in full force and effect as if such terms and conditions had not been made a part of this Agreement.

15.4 Termination of the Agreement

If either party in its discretion decides that the effect of a consequential severance as described in Clause 15.1 and 15.3 is to defeat the original intention of the parties either party may cancel this agreement by 120 days notice to the other.

16.         Further Acts

The Parties shall execute and do all such acts and things as shall be necessary or desirable in order to implement and give full effect to the provisions and purposes of this Agreement.

17.         Governing Law

This Agreement shall be governed by and construed in accordance with the laws of Queensland and the Parties agree to submit to the non-exclusive jurisdiction of the courts of Queensland.

18.         Costs

18.1 Stamp Duty

All stamp of transfer duty on or in respect of this Agreement shall be home by ArxSprings.

18.2 Incidental Costs

Each Party shall bear its own costs (including, without limitation, legal and accounting fees) of and incidental to the preparation, amendment and execution of this Agreement.

19. Notices

19.1 Service of Notice

All Notices to be given under this Agreement shall be in writing and will be regarded as given properly if:

19.2 Notices

Any communication under or in connection with this Agreement:

(a)	must be in writing;
(b)	must be addressed as shown below: If to ArxSprings:

ArxSprings Pty Ltd

13 Shady Lane Diamond Valley Queensland Attention: Brian Smith

Facsimile: 617 33196618

If to Riverstone Resources:

Riverstone Resources Pty Ltd

4 Brolga Court Little Mountain Queensland 4551 Attention: Ray Francis

Email: ravravoline.com.au.

(or as otherwise notified by that party to the other party from time to time);

(c)	must be signed by the party making the communication or (on its behalf) by the solicitor for, or by any attorney, director, secretary, or authorised agent of, that party;
(d)	must be delivered, posted by prepaid post to the address, or sent by fax to the number, or emailed to the email address, of the addressee, in accordance with Clause 19.2(b); and
(e)	will be deemed to be received by the addressee:
(i)	(in the case of prepaid post) on the third Business Day after the date of posting to an address within Australia, and on the fifth Business Day after the date of posting to an address outside Australia;
(ii)	(in the case of delivery by hand) on delivery at the address of the addressee as provided in Clause 19.2(b), unless that delivery is made on a non Business Day, or after 5.00 pm on a Business Day, when that communication will be deemed to be received at 9.00 am on the next Business Day;

(iii)             (in the case of fax) at the local time (in the place of receipt of that fax) which then equates to the time at which that fax is sent as shown on the transmission report which is produced by the machine from which that fax is sent and which confirms transmission of that fax in its entirety, unless that local time is a non Business Day, or is after 5.00 pm on a Business Day, when that communication will be deemed to be received at 9.00 am on the next Business Day; and

(iv)             (in the case of email) at the local time (in the place of receipt of the email) unless that local time is a non Business Day, or is after 5.00 pm on a Business Day, when that communication will be deemed to be received at 9.00 am on the next Business Day.

20. Miscellaneous

20.1 Variation, Modification or Waiver

No variation, modification or waiver of any provision of this Agreement nor consent to any departure by any Party therefrom, shall in any event be of any force or effect unless the same shall be confirmed in writing, signed by the Parties, and then such variation, modification, waiver or consent shall be effective only to the extent for which it may be made or given.

20.2 Failure, Delay, Relaxation or Indulgence

  No failure, delay, relaxation or indulgence on the part of any Party in exercising any right or power conferred upon such Party in terms of this Agreement shall operate as a waiver of such power or right, nor shall any single exercise of any such power or right preclude any other or future exercise thereof, or the exercise of any other power or right under this Agreement.

20.3 Force Majeure

Neither Party will be liable to the other Party if the performance of any of its obligations under this Agreement is prevented or delayed because of force majeure. A Party will be excused from its performance to the extent caused by such force majeure; provided that such Party:

(a)	gives notice of the force majeure to the other Party promptly after its occurrence;
(b)	uses its reasonable efforts (including executing any disaster plan) to overcome, mitigate and remove the cause of the event preventing or delaying performance;
(c)	continues the performance of all its obligations under this Agreement that are not prevented or delayed; and

(d)                   upon cessation of the force majeure, promptly performs or completes performance of the obligations which were prevented or delayed.

20.4 Time of the Essence

Time shall be of the essence in this Agreement in all respects.

21.              Counterparts

This Agreement may be executed in counterpart and each counterpart (including by facsimile) shall for all purposes be deemed to be an original and all counterparts shall together constitute one instrument.

22.              Entire Agreement

Subject to the overriding terms of the Riverstone Agreement by which the parties agreed to this Agreement, this Agreement constitutes the sole and entire agreement between the Parties in relation to the AncSprings Site Stage Licence.

EXECUTED by the Parties as an Agreement.

Executed by ArxSprings Pty Ltd

(ACN154283075) in accordance with

section 127 of the Corporations Act 2001

by its Director Brian Smith in the presence
of:

 By: /s/ C. I. Francis

Signature of Witness

C. I. Francis

Name of Witness in full

By: /s/ Brain James Smith

Signature of Director

Brian James Smith

Name of Director in full

Executed by Riverstone Resources
Pty Ltd (ACN140911922) accordance
with section 127 of the Corporations Act
2001 by its Director Ray Francis in the presence of:

By: /s/ C. I. Francis

Signature of Witness

C. I. Francis

Name of Witness in full

By: /s/ Ray Francis

Signature of Director

Ray Philip Francis

Name of Director in full

Schedule A

COONAMBULA HOMESTEAD
Airfield
C-Ro
St. Johns Creek
Creek
Mc Konkey
Mc Konkey's Spring
Tank
Presumed position of lead
ML 60077
ARX Springs
Spring Creek
Toc
Tc
Tc ?
Pz
M.L. 47 Lady Mary
APPROXIMATE BOUNDARY OF HOLDING
LEGEND
Geological boundaries approx.
Roads and tracks
Proposed traverse lines
Foliation
Fence
Creeks
Abandoned mine or prospect
Dyke
Tc Tertiary gravels, sandstone & siltstone
Basal conglomerate etc., some alluvial gold
C-Ro Auburn Complex, Foliated granodiorite
Pz Lower Palaeozoic metasediments
INDEX MAP
QUEENSLAND
N.T.
S.A.
N.S.W.
MAPPED AREA
BRISBANE

CR 2874

LAYTON AND ASSOCIATES PTY. LTD.
BRISBANE AUSTRALIA

Mc KONKEY'S SPRING
ALLUVIAL LEAD
EIDSVOLD DISTRICT
QUEENSLAND

0 10 20 40 chains
0 ·25 ·5 miles

October 1966 PEGS

CR 2874

FIGURE 3

Exhibit 99.5 “ARX Springs Stage Tribute Variation Agreement”

Stage Tribute Variation Agreement

ArxSprings Expanded Project

ArxSprings Pty Ltd.

And

Riverstone Resources Pty Ltd.

This Agreement is made this 31st day of March 2012

Parties

(1)            ArxSprings Pty Ltd (ACN154283075) of 13 Shady Lane, Diamond Valley, Queensland 4553, PO Box 25, Palmwoods Queensland

Email: adminaarxsorinus.com Facsimile 07 33196618 (ArxSprings)

Riverstone Resources Pty Ltd (ACN140911922) do 4 BroIga Court Little Mountain Queensland 4551

(2)	Email: rave.ravoline.com.au. (Riverstone Resources)

Recitals

A.                       Riverstone Resources and ArxSprings by an Agreement dated 6 March 2012 (Stage Tribute Agreement) Riverstone Resources granted to ArxSprings the right to mine and extract gold and Extracted Product from the Tenement described in the Stage Tribute Agreement.

B.	By Clauses 16 and 20.1 of the Stage Tribute Agreement the parties may vary the terms of the Stage Tribute Agreement by entering into a further agreement in writing.
C.	For the consideration and upon the terms and conditions set out in this Agreement, Riverstone Resources and ArxSprings have agreed to vary the Stage Tribute Agreement and the right to mine and extract gold and Extracted Product from the Tenement.

This Agreement provides

Agree

1. The parties agree the Stage Tribute Agreement will be varied by the terms of this Variation Agreement and the grant of right to mine and extract gold and Extracted Product from the Tenement will be governed by the terms of the Stage Tribute Agreement and this Variation Agreement.

Variations

The parties agree to the following variations;

2.1 The Tenement area the subject of the grant of right to mine and extract gold and extracted product is increased by the addition of a further surface area of treatment of 400 ha ( Four Hundred hectares) of land and the definition of tenement shall include an area proposed to be mined where

Tenement means and includes proposed Tenement as the land area situated between the boundary of an adjacent Tenement of ML 80077 and the land to the east to the approximate boundary line made by the feature known as Hungry Hill Creek and comprising approximately in surface area of 200 ha and being not less than minimum proposed Tenement of 100 ha being the land marked on map attached as schedule A (which the parties agree shall be mined to process not less than 19 million tonnes of material) AND the land to the west and situated between the boundary of the 200 ha area and the boundary of adjacent tenement of ML 80077 and to the west of the feature known as Cheltenham Road and comprising additional surface area of 400 ha approximately.

2.2 The additional surface area is the land marked on map attached as schedule B ArxSprings Expanded Project which with the Arx Springs Project has a total area the parties agree shall be mined to process not less than 99 million tonnes of material.

2.3 For the purposes of identification the parties agree to refer to the new Tenement as the ArxSprings Expanded Project.

2.4 For the avoidance of doubt the parties acknowledge the ArxSprings Expanded Project shall mine the original Tenement area and the additional Tenement area as a single stage as set out in the Riverstone Agreement dated 27 February 2012 between Riverstone Resources and BRI Microfine Pty Ltd.

Further Acts

3. The Parties shall execute and do all such acts and things as shall be necessary or desirable in order to implement and give full effect to the grant of licence to mine AncSprings Expanded Project and to the provisions and purposes of this Variation Agreement.

Counterparts

4. This Variation Agreement may be executed in counterpart and each counterpart (including by facsimile) shall for all purposes be deemed to be an original and all counterparts shall together constitute one instrument. The Stage Tribute Agreement and this Variation Agreement shall together constitute one instrument.

EXECUTED by the Parties as an Agreement.

Executed by ArxSprings Pty Ltd (ACN154283075) in accordance with section 127 of the Corporations Act 2001 by its Director Brian Smith in the presence of:

By: /s/ Caroline Francis

Signature of Witness

Caroline Irene Francis

Name of Witness in full

By: /s/ Brian Smith

Signature of Director

Brian James Smith

Name of Director in full

Resources Pty Ltd

(ACN140911922) accordance with

section 127 of the Corporations Act

2001 by its Director Ray Francis in the presence of:

By: /s/ Caroline Francis

Signature of Whitness

Caroline Irene Francis

Name of Witness in full

By: /s/ Ray Francis

Signature of Director

Ray P Francis

Name of Director in full

Exhibit 99.6 “ARX Springs Stage Tribute Variation Map”

Schedule B — Map of Additional Surface Area of Proposed Tenement
ArxSprings Expanded Project.

OOONAMBULA HOMESTEAD
ARX Springs - Extended
ARX Springs
Proposed position of lead
LEGEND
Foliation
Fence
Creeks
Dyke
INDEX MAP
CR 2874
LAYTON AND ASSOCIATES PTY. LTD.
BRISBANE
AUSTRALIA
Mc KONKEY'S SPRING
ALLUVIAL LEAD
EIDSVOLD DISTRICT
QUEENSLAND
0 10 20 40 chains
FIGURE 3

Exhibit 99.7 “ML 9007 Tribute Agreement”

Stage Tribute Agreement

ML80077 Stage

Aix Pacific Resources Pty Ltd. And

Riverstone Resources Pty Ltd.

Table of Contents

Clause | Page No

Clause		Page No
1.	Definitions and Interpretation	3
1.1	Definitions	3
1.2	Interpretation	5
1.3	80077 Farmin	6
2.	Licence	6
2.1	Grant of Licence	6
2.2	No Representations	6
2.3	No Interest Conferred	6
2.4	Commencement of Licence	7
3.	Exclusive Right	7
4.	Termination and Withdrawal	7
4.1	Termination by Riverstone Resources	7
4.2	Withdrawal by APR	7
4.3	Consequences of Withdrawal or Termination	7
5.	Royalty	8
5.1	Production Royalty	8
5.2	Delivery and Refining of Gold	8
5.3	Payment of Royalty	8
5.4	Records	8
5.5	Statement of Royalty	8
5.6	Independent Audit	8
5.7	Costs of Auditor	8
5.8	Adjustment following audit	8
5.9	Inspection	9
6.	Mutual Warranties	9
6.1	Mutual warranties and representations	9
7.	Encumbrance	9
a	Notification of Proposed Activities	9
8.1	Notification of Activities	9
8.2	Approved Activities	10
8.3	Preservation of rights	10
9.	Information requirements	10
9.1	Meetings	10
9.2	Provision of Information	11
9.3	Access by Riverstone Resources	11
10.	Statutory obligations	11
10.1	Act Requirements	11
10.2	Rehabilitation	11
10.3	Performance Bonds	12
10.4	Riverstone Resources to pay outgoings	12
10.5	Riverstone Resources to maintain Tenements	12
10.6	Rehabilitation Indemnity	12
11.	Liabilities, Indemnities and Insurance	12

This Agreement is made this 6th day of March 2012

Parties

(1)	ARX PACIFIC RESOURCES PTY LTD (ACN143937464) of 13 Shady Lane, Diamond Valley, Queensland 4553, PO Box 25, Palmwoods, Queensland, Email: briarK@pacific-isle.com Facsimile 07 33196618 (APR)

And

R1VERSTONE RESOURCES Pty Ltd (ACN140911922) cio 4 Brolga Court Little Mountain Queensland 4551

(2)	Email: rayPravoline.com.au. (Riverstone Resources)

Recitals

A.               Riverstone Resources is or is entitled to be the registered proprietor and owner of the Tenement.

B.               Pursuant to an agreement between BRI Microfine Pty Ltd and Riverstone Resources those parties have agreed to develop a mineral processing business on land that Riverstone Resources is or is entitled to be the registered owner of the sand gravel and mineral extraction rights and license from the land over which the Tenement is granted. Subject to the agreement with BRI Microfine Pty Ltd, Riverstone Resources has sole management of extraction and mining exploration activities on the Tenement.

C.               For the consideration and upon the terms and conditions set out in this Agreement, Riverstone Resources has agreed to grant to APR the right to mine and extract gold and Extracted Product from the Tenement.

This Agreement provides

1. Definitions and Interpretation

1.1 Definitions

In this Agreement, unless the context otherwise requires:

Act means the Mineral Resources Act 1989 (Qld) and any subordinate legislation promulgated under that act;

Agreement means this agreement and all annexures as varied or amended in writing from time to time;

Approved Activities means the those activities described in a Preliminary Activities Notice that have been agreed to and approved by Riverstone Resources in accordance with Clause 8.1(d) and in respect of which APR proposes to obtain all necessary regulatory approvals;

Auditor means a person registered with the Australian Securities and Investments Commission in accordance with Section 1280 of the Corporations Act 2001 (Cth);

Riverstone Agreement means the agreement made between BRI Microfine Pty Ltd and Riverstone Resources Pty Ltd dated 27 February 2012.

Business Day means any day on which trading banks are open for business in Brisbane Queensland;

Confidential information shall mean the site locations, all information in respect of the parties projects, proposals, plans, mine sites, correspondence reports and analysis of any kind, Microfine process, technology, mining processes, ore reports, financial proposals and methods analysis and forecasts, digitized detailing and drafting flowcharts, ideas, manuals procedures reports specifications standards statements suggestions strategy policy operating plans business plans strategic plans and analysis market research and other reports methods of assessing the cost of providing services, business relationships, findings, concepts and ideas, the identity of business associates and affiliates customers and clients, consultants advisers and collaborators methods of doing business, and the characteristics of or assessment of persons material to doing business and commercial arrangements or the like whether electronic oral printed written or other tangible form and whether provided by either party to each other or obtained by either party from the other parties directors employees professional advisers and/or consultants or obtained by what other means;

Control includes the possession, directly or indirectly, of the power to control the membership of the board of directors of a company or otherwise directly or indirectly direct or cause the direction of the management and policies of the Company, whether by means of trusts, agreements, arrangements, understandings, practices, the ownership of any interest in shares of that company or otherwise;

Department means the Department of Mines and Resources or such other department of government of Queensland responsible for the administration of the Mineral Resources Act from time to time;

Extracted Product means gold, silver, platinum, or metals having a saleable commercial value in whatever chemical (pure or compound) or physical form (suspension, crystal, slurry, mud or other physical condition) but distinctly excludes all sand, soil and gravels that are deemed to be saleable either directly or indirectly by Riverstone;

Insolvency Event means the happening of any of the following events:

(a)	the making of an order by a court for or the passing of a resolution for the parties winding up or dissolution, or its winding up or dissolution;
(b)	the appointment to it of an administrator, a receiver, a receiver and manager, a provisional liquidator, a liquidator, or an official manager, whether or not under any order of a court; or
(c)	entering into or resolving to enter into a scheme of arrangement or composition with or assignment for the benefit of all or any class of its creditors or proposing a reorganisation, moratorium, or other administration involving them, except a reconstruction or amalgamation on terms approved in writing by the other party to this Agreement;

Licence means the licence granted in accordance with Clause 2;

Mining Proposal means a proposal to carry out mining activities as required by the Department;

Minister means the Minister of the Crown in the right of the State of Queensland responsible for the administration of mining the Mineral Resources Act from time to time;

Party means a party to this Agreement;

Preliminary Activities Notice is defined in Clause 8.1(b);

Royalty means the royalty payable in accordance with Clause 5; Tenements mean Mining Leases ML80077;

Termination Date means the date:

(a)  Upon the occurrence of an Insolvency Event; or

(b)  being the 13th anniversary of the date of this agreement; or

(c)   3 months after the issue of a Withdrawal Notice; or

(d)  3 months after the issue of a Termination Notice; or

(e)   Completion of all mining operations on the Tenement by APR whichever occurs first;

Termination Notice means a notice given pursuant to Clause 4.1 or Clause 13;

Transfer means to sell, assign, transfer, convey or otherwise dispose of the legal or beneficial interest (or both) and Transferred and Transferring have corresponding meanings;

Value of Production means the total sales revenue received by APR for sales of the Extracted Product recovered after the commencement of production and is the gross value received for the sale of gold calculated on the actual date of refining at a price being the prevailing spot price for gold fixed by the Perth Mint on that day and after deduction of price charged by refinery of refining the Extracted Product and buying the Extracted Product;

Withdrawal Notice is defined in Clause 4.3.

1.2 Interpretation

In this Agreement:

(a)	clause headings are inserted for convenience only and will be ignored in the interpretation of this Agreement; and
(b)	unless the context otherwise requires:
(i)	references to a clause will be construed as references to a clause of this Agreement;
(ii)	references to this Agreement or to any specified provision of this Agreement or to any other deed, agreement or document will be construed as references to this Agreement or the specified provision of this Agreement or other deed, agreement or document as amended or substituted with the agreement of the relevant parties and in force at any relevant time;
(iii)	references to any statute, ordinance or other law include all regulations and other enactments thereunder and all consolidations, amendments, reenactments or replacements thereof;
(iv)	words importing the singular include the plural and vice versa;

(v)              words importing a gender include all other genders;

(vi)	references to a person will be construed as including an individual, the estate of an individual, firm, body corporate, association (whether incorporated or not), government and governmental, semi-governmental and local authority or agency, legal personal representatives, successors (including, without limitation, persons taking by novation) and permitted assigns of that person;
(vii)	references to currency are references to the currency of Australia; and
(viii)	every covenant or agreement expressed or implied in which more persons than one covenant or agree shall bind such persons and every two or more of them jointly and each of them severally.

1.3 APR 80077 Farmin

The Parties acknowledge and agree that:

(a)	during the period in which APR conducts a business of mining extraction operation on the Tenement, APR must liaise with Riverstone Resources and observe all reasonable directions given from time to time by Riverstone Resources in respect of activities on the Tenement; and
(b)	during the period in which APR conducts a business of mining extraction operation on the Tenement APR must account solely to Riverstone Resources for the Royalty.

2. Licence

2.1 Grant of Licence

Subject to the Act and the terms and conditions of an approved Mining Proposal from the Department in respect of the Tenement, with effect from the date of this Agreement until the Termination Date Riverstone Resources hereby grant to APR and its servants, agents and contractors the exclusive right to enter upon and remain upon the Tenements in order to carry out Approved Activities.

2.2 No Representations

Riverstone Resources make no representations or warranties express or implied as to the quaity of or the quantity of any gold on the Tenements.

2.3 No Interest Conferred

This Agreement does not confer upon APR any greater interest in the Tenements than an exciuSNe licence for the time required to fully exploit the Tenement and process and recover from the material in the Tenement gold and Extracted Product and does not impose upon Riverstone Resources any liability or obligation whatsoever except as expressly provided in this Agreement and the Riverstone Agreement.

2.4 Commencement of Licence

The Licence shall commence on the date of this Agreement and continue thereafter until the Termination Date.

2.5 Transport and Treatment Offsite Material

The Licence permits the bringing onto the Tenement material from adjoining land for the purposes of processing the material to obtain Extracted Product provided the material transported onto the land is treated with the same microfine process as is intended to treat the material from the Tenement and prior to any transport of material from adjoining land the activity is included in new or amended Notices of Activity as required by Clause 8.

3.             Exclusive Right

Riverstone Resources will not grant any right to any third party that is inconsistent with any Approved Activity to be carried out by APR under this Agreement.

4.                     Termination and Withdrawal

4.1 Termination by Riverstone Resources

At any time after APR has fully mined the resource contained within the ten (10) ha of surface area of the Tenement and processed all the sand gravel and other material containing gold and Extracted Product Riverstone Resources may terminate this Agreement by giving not less than 3 months notice to APR to that effect (Termination Notice) and this Agreement shall terminate on expiry of that notice. The parties agree that the depth of the resource available for mining under the surface area of 10 ha is not fully known and may exceed expectations and APR shall be provided with every opportunity to fully mine the resource contained within the 10 ha of surface area of the tenement. For the avoidance of doubt, unless agreed otherwise by the Parties in writing, this Agreement terminates automatically on the date being the 13th anniversary of the date of this Agreement irrespective of whether APR has mined the resource contained within the ten (10) ha of surface area of the Tenement.

4.2 Withdrawal by APR

 APR may withdraw from this Agreement at any time by giving not less than 3 months notice to Riverstone Resources to that effect (Withdrawal Notice) and this Agreement shall terminate on expiry of that notice.

4.3 Consequences of Withdrawal or Termination

(a) From the Termination Date:

(i)	APR shall no longer be entitled to any rights granted under this Agreement in relation to the Tenements;
(ii)	APR must carry out any rehabilitation works resulting directly or indirectly from any of its activities on the Tenements to the satisfaction of the Department in full compliance with Clause 10.2; and
(iii)	APR must account to Riverstone Resources for Royalty on any gold produced from the Tenements but not delivered to the Perth Mint by the Termination Date.

(b) The termination of this Agreement, howsoever caused, will not affect APR's obligations accrued prior to the Termination Date.

5. Royalty

5.1 Production Royalty

APR must pay to Riverstone Resources a production Royalty of nineteen percent (19%) of the Value of Production (Royalty).

5.2 Delivery and Refining of Gold

APR must, not less than monthly, deliver all gold removed from the Tenements to the Perth Mint for refining.

5.3 Payment of Royalty

(a)              The Royalty must be paid to Riverstone Resources within 7 days of receipt of payment from the Perth Mint for gold delivered to the Perth Mint,

(b)              The Royalty must be paid to Riverstone Resources to such bank account as may from time to time nominate to APR in writing.

5.4 Records

APR must keep true, accurate and complete accounts and records to enable the Royalty to be calculated in accordance with this Agreement and verified.

5.5 Statement of Royalty

APR must provide Riverstone Resources with a statement setting out in reasonable detail the computation of each Royalty for that month at the same time that APR pays the Royalty.

5.6 Independent Audit

Riverstone Resources may, not more than once in each period of 6 months, during which Authorised Activities have taken place on the Tenements, appoint an independent Auditor to audt each Royalty payment made in the preceding 12 months and APR must promptly provide any necessary information required by the independent Auditor.

5.7 Costs of Auditor

Riverstone Resources must pay the costs of the independent Auditor referred to in Clause 5_6, unless the independent Auditor finds that APR has understated the Royalty by more than 5%, in which case APR must pay the costs of the independent Auditor.

5.8 Adjustment following audit

If an Auditor determines that APR has understated a Royalty, APR must, within 7 days of being notified by the independent Auditor of the understatement, pay to Riverstone Resources the outstanding balance of that Royalty. APR must also pay interest on the amount of the understatement calculated at the rate of 8% per annum from the date on which the understatement should have been paid up to the date on which the understaternent is paid.

5.9 Inspection

Riverstone Resources or their duly authorised agent may at any time during normal business hours examine the business records of APR and inspect all sites and operations of APR on the Tenement after giving to APR written notice of its intention to examine and inspect such records and operations at least 2 Business Days prior to such examination and inspection.

6. Mutual Warranties

6.1 Mutual warranties and representations

Each of APR and Riverstone Resources warrants and represents in favour of the other that:

(a)	it has the right, power and authority to enter into and perform its obligations under this Agreement;

(b)                   the entry into and performance by it of its obligations under this Agreement and the transactions contemplated by it do not conflict with its constitution, any laws or any document binding on it; and

(c) it has not previously committed an Insolvency Event and is solvent.

7. Encumbrance

(a)	APR may lodge any caveat against the Tenement and Riverstone Resources consents to APR lodging a caveat under S.301 of the Act in respect to ML80077.

(b)             APR covenants that it will not lodge or endeavour to lodge any caveat or other encumbrance against the Tenement without first in writing advising Riverstone Resources.

8. Notification of Proposed Activities

8.1 Notification of Activities

(a) Prior to undertaking any ground disturbing work on the Tenements, APR must,

before it seeks approval from the Department or other statutory authorities for such works (Proposed Activities) give to Riverstone Resources a notice containing the information in Clause 8.1(b) (Preliminary Activities Notice).

(b) A Preliminary Activities Notice must set out:

(i)	the duration, timing and nature of the Proposed Activities;
(ii)	the areas of the Tenement on which the Proposed Activities are to be undertaken; and
(iii)	the amount of the unconditional performance bond which APR anticipates will be imposed by the Department in respect of the Proposed Activities.

(c) Following the receipt of the Preliminary Activities Notice Riverstone Resources

must notify APR of any of activities or proposed activities of Riverstone Resources which may affect the Proposed Activities and the Parties will meet in good faith to endeavour to amend the Preliminary Activities so that they do not interfere with the activities or proposed activities of Riverstone Resources or APR.

(d)	If the Proposed Activities do not interfere with the activities or proposed activities of
Riverstone Resources and if Riverstone Resources, acting reasonably, are satisfied with the proposed amount of unconditional performance bond, Riverstone Resources will notify APR that it may proceed to gain all necessary regulatory approvals for the Proposed Activities.

8.2 Approved Activities

(a)	Subject to APR complying with Clause 8.1(a) and receiving the consent of
Riverstone Resources under Clause 8.1(d) to proceed with the Proposed Activities as outlined in the Preliminary Activities Notice APR must give to Riverstone Resources at least 14 days prior to the commencement of the Approved Activities a notice containing the information in Clause 8.2(b) (Activities Notice).
(b)	An Activities Notice must set out:
(i)	the duration and nature of the Approved Activities;
(ii)	the areas of the Tenement on which the Approved Activities are to be undertaken;
(iii)	the person responsible for the Approved Activities as notified to the Department;
(iv)	a copy of any notice to the Department or other statutory authority seeking any approvals necessary to allow APR to undertake the Approved Activities including the Mining Proposal; and
(v)	a copy of any approval from the Department or other statutory authority required in order for APR to undertake the Approved Activities.

8.3 Preservation of rights

For the avoidance of doubt, nothing in this Clause affects the right of Riverstone Resources to terminate this Agreement at any time in accordance with Clause 4.1.

9. Information requirements

9.1 Meetings

APR must

(a)	meet with Riverstone Resources at least once every 3 months to discuss the activities of APR on the Tenements;

(b)                     confer with Riverstone Resources in relation to its activities on the Tenement so that each Party, acting reasonably and in good faith, may agree to carry out their activities so as to minimise interference with the other Parties' operations;

(c)	advise Riverstone Resources prior to carrying out any aboriginal heritage survey on the Tenements; and
(d)	only exercise its rights in connection with the Tenement in a manner which does not unreasonably interfere with any existing activities and operations of Riverstone Resources.

9.2 Provision of Information

APR must:

(a)              provide to Riverstone Resources a copy of any report or other document prepared as a result of an aboriginal heritage survey carried out on the Tenements;

(b)	provide, as soon as such information is available, all data and information obtained from such activities carried out on the Tenements including, without limitation, raw geological information relating to samples collected from the Tenements;

(c)              provide to Riverstone Resources reports in a form acceptable to Riverstone Resources to permit it to comply with any statutory reporting requirements;

(d)              provide to Riverstone Resources details of all expenditure incurred on the Tenements in a form acceptable to Riverstone Resources to enable Riverstone Resources to comply with its expenditure reporting requirements under the Act;

(e)	Provide to Riverstone Resources an annual technical report in a form acceptable to Riverstone Resources to enable Riverstone Resources to comply with its reporting obligations under the Act; and

(f)               notify Riverstone Resources of all gold recovered from the Tenement and such details as either may require about the amount, location and nature of such gold.

9.3 Access by Riverstone Resources

APR acknowledges that Riverstone Resources may access any area in which APR is working on the Tenements at any time and may take any samples from any ore situated on the Tenement for assay or other testing.

10. Statutory obligations

10.1 Act Requirements

During the term of this Agreement, APR must comply with all requirements of the Act, all her statues, regulations and directions including without limitation, relating to obtaining approvals to carry out its works on the Tenements, environmental issues applying to the Tenements and with all terms, conditions and covenants, including expenditure covenants attaching or relating to the Tenements.

10.2 Rehabilitation

(a)	APR will be responsible for all rehabilitation works on the Tenements, as required by the Department, and any other governmental or other authorities in relation to exploration or mining activities carried out by APR. This requirement survives any termination of, or withdrawal from this agreement or any revocation of the Licence.
(b)	APR must carry out all rehabilitation of its workings on the Tenements on an ongoing and progressive basis and must complete all rehabilitation as soon as practicable, and in any event within 3 months, of the completion of its works.

(c) APR will not have satisfied its obligations to rehabilitate the Tenements until such time as the Department has notified Riverstone Resources that all rehabilitation requirements of the Department have been satisfied.

10.3 Performance Bonds

If Riverstone Resources is required in its capacity as the registered holder of a Tenement to lodge any performance bond (including any increased performance bond in substitution for an existing performance bond) and such requirement arises by reason of any exercise by APR of its rights under this Agreement (or any other activity in respect of the Tenement) then Riverstone Resources may require APR, prior to APR commencing any work on the Tenement, to lodge the performance bond in the name of Riverstone Resources or pay to Riverstone Resources an amount equal to the required performance bond, together with all bank fees and charges applicable to the performance bond. This obligation survives until such time that the Department releases the relevant performance bond.

10.4 Riverstone Resources to pay outgoings

Riverstone Resources shall pay all crown royalties, government charges, land owner compensation, rents and if applicable shire rates chargeable or payable in respect of the Tenements during the period of this Agreement.

10.5 Riverstone Resources to maintain Tenements

During the term of this Agreement, Riverstone Resources shall take all action necessary to keep the Tenements in good standing. Riverstone Resources will be obliged to protect the tenement, the Mining Licence and both Riverstone Resources and APR interest in the mining business to be carried out as Approved Activities.

10.6 Rehabilitation Indemnity

APR shall indemnify and keep indemnified Riverstone Resources from and against all losses, claims, damages, fines, liability and costs which may be incurred, made, suffered, assessed or imposed by, upon or against them as a consequence of APR failing to meet arry obligation on its part under Clause 10.1 or Clause 10.2.

10.7 Not less than 180 days before the expiry of the Mining Lease, Riverstone must renew the term of the Mining Lease for a further term.

11. Liabilities, Indemnities and Insurance

11.1 Liability for Injury to Persons and Indemnity

APR shall be fiable for and shall indemnify, on a full indemnity basis, and hold harmless Riverstone Resources and directors, officers and employees of each of them against any liaby. loss, damages, claim, suit, action, demand, expense or proceedings whether arising wider any statute or at common law including, but without limitation, in respect of personal iniury (which expression shall include illness) to or death of any and all persons whomsoever, arising out of or in the course of or caused or contributed to by the execution of BRfs rights or obligations under this Agreement or any activity, directly or indirectly, connected therewith except to the extent contributed to by the gross negligence of Riverstone Resources or servants or agents.

11.2 Insurance of Employees of APR

APR shall insure against all liability to its employees, whether arising by virtue of any applicable Workers' Compensation Statute or regulation thereunder or at common law, engaged in doing anything for the purposes of executing APR rights or obligations under this Agreement or any activity directly or indirectly associated therewith. The cover required by the foregoing provision of this Clause shall be a minimum of $20,000,000 (Twenty Million Dollars) in respect of any one accident to any one employee. All such insurance shall be endorsed to indemnify Riverstone Resources against any liability which it may incur to such employees, whether arising by virtue of any applicable Workers' Compensation Statute or regulations thereunder or at common law.

11.3 Insurance of Public Liability

APR shall effect public liability insurance for an amount of not less than $10,000,000 (Ten Million Dollars) in respect of occurrences arising out of, or in the course of, or caused or contributed to by or connected with the execution of APR rights or obligations under this Agreement or any activity, directly or indirectly, connected therewith in the event of:

(a)	death of or bodily injury (including illness) to any person not being a person who at the time of the occurrence is engaged in or upon the service of APR under a contract of service or apprenticeship; and
(b)	damage to property not belonging to, nor held in trust by, nor in the care, custody or control of BRI.

11.4 General Provisions as to Insurance to be effected by APR

In respect of insurance required to be effected and maintained by APR pursuant to the foregoing provisions of this Clause 11:

(a)	APR shall ensure that insurances effected by them in accordance with clauses 11.2 and 11.3 shall be similarly effected by its contractors;
(b)	if requested by Riverstone Resources APR shall lodge a copy of the policies required to be arranged by APR and its contractors in respect of such insurance together with Certificates of Currency to evidence the existence of same;
(c)	the insurances arranged by APR shall contain specific agreements to the effect that insurances shall not be varied, cancelled or allowed to lapse until thirty (30) days notice of the intention to so vary, cancel or lapse shall have been given to Riverstone Resources and to the effect that any breach of the conditions of the insurances by APR or their employees, agents, or any other person or persons for whose actions APR are responsible shall not in any way prejudice or diminish any rights which Riverstone Resources would otherwise have had under those insurances but for any such breach of the conditions of the same; and
(d)	insurance effected by APR under Clause 11.3 shall be extended to include the interests of Riverstone Resources as joint insured.

11.5 Failure to Effect Insurance

If APR fail to effect or to keep in force any of the insurance which is required by this Agreement to be effected, Riverstone Resources may effect and keep in force any such knurance and pay such premiums as may be necessary for that purpose and may as a debt due from APR the amount so paid and the amount of any excess borne without setoff.

12. Assignment

12.1 Transfer by APR

APR must not Transfer all or any of its rights under this Agreement without the prior written consent of Riverstone Resources. If Riverstone Resources consents to a Transfer it shall be of no force or effect unless the transferee enters into a Deed of Novation with Riverstone Resources (to be prepared by Riverstone Resources at the cost of the intending transferor) pursuant to which the intending transferee agrees to be bound by the provisions of this Agreement as if it was an original party to this Agreement in place of the transferor.

12.2 Change of Control

APR shall be taken to have transferred its rights under this Agreement in breach of this Agreement if Control of APR changes and the change has not been approved in writing by Riverstone Resources.

12.3 Trust

If a party acts as trustee for a trust, then that party covenants that:

(a)	it will not retire as trustee, appoint a replacement or co—trustee, nor consent to or allow the appointment of a replacement or co-trustee without first obtaining the consent of the other party, whose consent must not be unreasonably withheld;
(b)	it is a condition of the appointment of a new trustee or co-trustee that it agrees in writing to be bound by the terms of this agreement as if it was an original signatory; and
(c)	the trustee warrants that the trust has power to enter into and bind the trust fund to the terms of this agreement.

13. Default

If APR defaults in meeting any obligation on its part under this Agreement and the default continues for 14 days (if the default is a failure to pay money when due) or 42 days (if the default is a failure to meet any other obligations) after notice has been given to APR by Riverstone Resources requiring the default to be remedied then Riverstone Resources may give a further notice to APR to effect terminating this Agreement, in which case this Agreement shall terminate 30 days after the giving of that notice.

14. Disputes

If a aspkgte arises out of or relates to this Agreement, or the breach, termination, validity, or subject matter thereof, or as to any related claim in restitution or at law, in equity or pursuant to any domestic or international statute or law, the parties to the Agreement and the dispute agree to endeavour in good faith to settle the dispute by mediation and in event that the mediation is unsuccessful to submit the dispute to arbitration.

15. Severance & Riverstone Agreement

15.1 Severance

Each of the terms and conditions of this Agreement shall be deemed to be separate and severable from the other of them and if any one or more thereof are determined to be invalid or unenforceable by any court of competent jurisdiction, such determination and the consequential severance, if any, shall not invalidate the rest of this Agreement which shall remain in full force and effect as if such terms and conditions had not been made a part of this Agreement.

15.2 Amend Agreement

In the event that any provision of this agreement is declared by any judicial or other competent authority to be void, voidable, illegal or otherwise unenforceable the parties may amend that provision in a reasonable manner as achieves the intention of the parties without illegality.

15.3 Riverstone Agreement

Where this Agreement conflicts with the terms of the Riverstone Agreement, the Riverstone Agreement is applicable and any term of this Agreement that lessens a right advantage obligation or duty of either party to the Riverstone Agreement will be construed as a severed Clause or a Clause that does not diminish the effectiveness of the Riverstone Agreement. The consequential severance, if any, shall not invalidate the rest of this Agreement which shall remain in full force and effect as if such terms and conditions had not been made a part of this Agreement.

15.4 Termination of the Agreement

If either party in its discretion decides that the effect of a consequential severance as described in Clause 15.1 and 15.3 is to defeat the original intention of the parties either party may cancel this agreement by 120 days notice to the other.

16.         Further Acts

The Parties shall execute and do all such acts and things as shall be necessary or desirable in order to implement and give full effect to the provisions and purposes of this Agreement.

17.         Governing Law

This Agreement shall be governed by and construed in accordance with the laws of Queensland and the Parties agree to submit to the non-exclusive jurisdiction of the courts of Queensland.

18. Costs

18.1 Stamp Duty

All stamp or transfer duty on or in respect of this Agreement shall be home by APR.

18.2 Incidental Costs

Each Party shall bear its own costs (including, without limitation, legal and accounting fees) of and incidental to the preparation, amendment and execution of this Agreement.

19. Notices

19.1 Service of Notice

All Notices to be given under this Agreement shall be in writing and will be regarded as given properly if:

19.2 Notices

Any communication under or in connection with this Agreement:

(a)	must be in writing;
(b)	must be addressed as shown below: If to APR:

ARX Pacific Resources Pty Ltd

13 Shady Lane Diamond Valley Queensland Attention: Brian Smith

Facsimile: 617 33196618

or

ARX Pacific Resources Pty Ltd

281 Coventry Street South Melbourne Victoria 3205 Attention: Shane Aldred

Facsimile: 613 96991887

If to Riverstone Resources:

Riverstone Resources Pty Ltd

4 Brolga Court Little Mountain Queensland 4551

Attention: Ray Francis

Email: rayarayotine.corn.au.

(or as otherwise notified by that party to the other party from time to time);

(c)	must be signed by the party making the communication or (on its behalf) by the solicitor for, or by any attorney, director, secretary, or authorised agent of, that party;
(d)	must be delivered, posted by prepaid post to the address, or sent by fax to the number, or emailed to the email address, of the addressee, in accordance with Clause 19.2(b); and

(e)                     will be deemed to be received by the addressee:

(i) (in the case of prepaid post) on the third Business Day after the date of posting to an address within Australia, and on the fifth Business Day the date of posting to an address outside Australia;

(ii)	(in the case of delivery by hand) on delivery at the address of the addressee as provided in Clause 19.2(b), unless that delivery is made on a non Business Day, or after 5.00 pm on a Business Day, when that communication will be deemed to be received at 9.00 am on the next Business Day;
(iii)	(in the case of fax) at the local time (in the place of receipt of that fax) which then equates to the time at which that fax is sent as shown on the transmission report which is produced by the machine from which that fax is sent and which confirms transmission of that fax in its entirety, unless that local time is a non Business Day, or is after 5.00 pm on a Business Day, when that communication will be deemed to be received at 9.00 am on the next Business Day; and
(iv)	(in the case of email) at the local time (in the place of receipt of the email) unless that local time is a non Business Day, or is after 5.00 pm on a Business Day, when that communication will be deemed to be received at 9.00 am on the next Business Day.

20. Miscellaneous

20.1 Variation, Modification or Waiver

No variation, modification or waiver of any provision of this Agreement nor consent to any departure by any Party therefrom, shall in any event be of any force or effect unless the same shall be confirmed in writing, signed by the Parties, and then such variation, modification, waiver or consent shall be effective only to the extent for which it may be made or given.

20.2 Failure, Delay, Relaxation or Indulgence

No failure, delay, relaxation or indulgence on the part of any Party in exercising any right or paver conferred upon such Party in terms of this Agreement shall operate as a waiver of such power or right, nor shall any single exercise of any such power or right preclude any other or future exercise thereof, or the exercise of any other power or right under this Agreernert.

20.3 Time of the Essence

Time shall be of the essence in this Agreement in all respects.

20.4 Force Majeure

Neither Party will be liable to the other Party if the performance of any of its obligations under this Agreement is prevented or delayed because of force majeure. A Party will be excused from its performance to the extent caused by such force majeure; provided that such Party

(a)	gives notice of the force majeure to the other Party promptly after its occurrence;
(b)	uses its reasonable efforts (including executing any disaster plan) to overcome, mitigate and remove the cause of the event preventing or delaying performance;
(c)	continues the performance of all its obligations under this Agreement that are not prevented or delayed; and
(d)	upon cessation of the force majeure, promptly performs or completes performance of the obligations which were prevented or delayed.

21.         Counterparts

This Agreement may be executed in counterpart and each counterpart (including by facsimile) shall for all purposes be deemed to be an original and all counterparts shall together constitute one instrument.

22.         Entire Agreement

Subject to the overriding terms of the Riverstone Agreement by which the parties agreed to this Agreement ,this Agreement constitutes the sole and entire agreement between the Parties in relation to the Licence.

EXECUTED by the Parties as an Agreement.

Executed by Arx Pacific Resources Pty Ltd (ACN143937464) in accordance with section 127 of the Corporations Act 2001 by a Director Brian James Smith in the presence of:

 By: /s/ C. I. Francis

Signature of Witness

C. I. Francis

Name of Witness in full

By: /s/ Brain James Smith

Signature of Director

Brian James Smith

Name of Director in full

Executed by Riverstone Resources Pty

Ltd (ACN140911922) accordance with

section 127 of the Corporations Act

2001by its Managing Director Ray Francis:

By: /s/ C. I. Francis

Signature of Witness

C. I. Francis

Name of Witness in full

By: /s/ Ray Francis

Signature of Director

Ray Philip Francis

Name of Director in full

Queensland Mines and Energy
Dept of Employment, Economic Development and Innovation

Mining Lease Report - Public

23 Jul 2010 11:44 am

MLR 470 3.0.2

Tenure Id: ML 80077

District: ROCKHAMPTON

Previous Id:

Name of Lease: SPRING GULLY Status: GRANTED

Sub-Status:

Native Title Category: EXCLUSIVE LAND

Native Title Sub Category:

Pre-reouisite Tenure Ids

PROSPECTING PERMIT NOS 80203 & 80204

Tenancy Type: Tenancy In Common

Principal Hokler

ANNING ENTERPRISES PTY LTD

Cf-RAY FRANCIS 4

BROLGA COURT LITTLE MOUNTAIN

QLD 4551

Holders Names	Share %	Status	Deal In	Date Appv	Deal Out
RAYOLINE PTY LTD	50.0000	Current	1015193	9-Jun-2009
ANNING ENTERPRISES PTY LTD	50.0000	Current	1015193	9-Jun-2009
RANDALL Kevin Stanley	50.0000	Former	0	9-Aug-1999	1015193
CANN Graham Frederick	50.0000	Former	0	9-Aug-1999	1015193

Marked Out Date and Time:	7-Aug-1999	12:00 PM
Lodged Date and Time:	9-Aug-1999	2:00 PM
Term Sought:	5 years
Certificate of Application Issued:	10-Aug-1999

Situated Within at Date Lodged
Area:	9.8296 Ha
Surface Area:	9.8296 Ha

I, Ray Francis, Managing Director of Riverstone Resources Pty Ltd certify this is a true and correct copy of Mining License ML80077 dated 23rd July 2010

By: /s/ Ray Francis

Ray Francis on behalf of Riverstone Resources Pty Ltd,

Dated 1/3/12

Queensland Mines and Energy Dept of Employment, Economic Development and Innovation Mining Lease Report - Public	23 Jul 2010 11:44 am Page 2 of 3 MLR_470 3.0.2

Tenure Id: ML 80077

Local Authorities

North Burnett (R)

Minerals / Purpose

SILVERORE

GOLD

CERIUM ORE

COPPER ORE IRON ORE

POTASSIUM

MANGANESE ORE

NIOBIUM/ COLUMBIUM/ COLUMBITE

NICKEL ORE

PHOSPHORUS LEAD ORE

RUTILE

SULPHUR

ANTIMONY ORE

SILICA I SILICON !ROCK CRYSTAL

TIN ORE

TITANIUM ORE VANADIUM ORE TUNGSTEN !WOLFRAM I SCHEELITE

ZINC ORE

Locality

25 KILOMETRES SOUTHWEST OF EIDSVOLD

Date of Grant 16-DEC-1999

Act Grand Under MINERAL RESOURCES ACT 1989

Queensland Mines and Energy Dept of Employment, Economic Development and Innovation Mining Lease Report - Public	23 Jul 2010 11:44 am Page 3 of 3 MLR_470 3.0.2

Tenure Id: ML 80077

Plan Number Previous Plan Number Volume Folio

General Remarks

Renewal Processes

Notice Issued: 19-DEC-2008

Lodged: 26-JUN-2009

Approved: 22-JUL-2010

Term History

Commenced Expiry Years

01-JAN-2000 31-DEC-2004 5

01-JAN-2005 31-DEC-2009 5

01-JAN-2010 31-DEC-2014 5

Land                      Compensation

Background Tenures                                                                       Usage                     Required                               Finalised

LOT 7 ON WK149 FREEHOLD PAR CHELTENHAM CO        Mining                       Y                                  24-JUL-2009

WICKLOW

Dealing               Action                  Expected                     Actual

Dealing Name                                                                         Number                    Initiated                   Completion                Completion

ASSIGNMENT OF INTEREST HELD                  1009792             31-JUL-2007          14-AUG-2007              08-JAN-2008

Remarks: ASSIGNMENT FROM KEVIN STANLEY RANDALL 50% & GRAHAM FREDRICK CANN 50% TO CHONGHERR INVESTMENTS LTD 100% 08/01/08 ASSIGNMENT WITHDRAWN.

NATIVE TITLE SEARCH                                              0                   26-JUN-2009           24-JUL-2009           26-JUN-2009

Remarks: RENEW UNDER MODULE BA

Sub-Tenures

Tenure Type & Number                            Date Lodged                          Date Granted                                  Area

Queensland Government

Department of Employment, Economic Development and Innovation

Please turn over for legend

ML 80077

A4 From 256

Requested By: youngoe

Date: 7/25/10 12:13:32 PM

Scale 1:5 785

0 100 200 m

Projection: UTM GDA94

Zone 56

Exhibit 99.8 “ARX Sublicense Agreement”

TECHNOLOGY SUB LICENSE AGREEMENT (ArxSprings Pty Ltd Wide Bay)

THIS TECHNOLOGY SUB LICENSE AGREEMENT (this "Agreement'') is made the date written below by -

(1)    BRI MICROFINE PTY LTD (ACN 134 669 846) a company incorporated in

Australia of 281Coventry Street South Melbourne Victoria, 3205 Australia

Fax: +613 96991887, Email: brian@brimicrofine.com CBRI Microfine')

(2)	ARX SPRINGS PTY LTD (ACN 154 283 075) with its registered office located at 13 Shady Lane,Diamond Valley,Queensland,4553 Australia Facsimile 617 33196618 Email: admin@arxsprings.com.CSub Licensee')

Sub licensee on the one hand, and BRI Microfine on the other hand, are each sometimes referred to as a "Party" and collectively as the "Parties" to this Agreement.

DATE: 24 November 2011

WHEREAS,BRI Microfine has a Licensed process which has been shown to recover metals (particularly metals in a microfine state) even when conventional methods of assay do not disclose the presence of such metals or do not disclose the extent of the presence of such metals. The process has not to date operated on a commercial basis.

WHEREAS, the Sub Licensee wishes to utilise the Technology, as a sub licensee of BRI Microfine in a business of mining and processing alluvial ore and to construct, commission and operate alluvial material processing production plants at a site called ArxSprings Wide Bay Queensland.

NOW,THEREFORE, in consideration of the mutual covenants and agreements contained,the Parties,intending to be legally bound,agree as follows:

ARTICLE 1 Definitions

The capitalised terms used in this Agreement have the respective meanings set forth in

Article 13.

ARTICLE 2 License Grant

Section 2.1. Grant.

2.1.1. Subject to the terms and conditions set forth in this Agreement, BRI Microfine hereby grants to Sub Licensee an exclusive non-assignable non transferrable sub licence to use the Technology within the Territory only,on the terms of this agreement, and payment of the Royalties provided for hereunder without the right to sublicense and without tne right to assign, to, make and use the Technology and the inventions, ideas and information embodied,and to use all those products, services,processes, methods and materials embodying or deriving from the inventions,ideas and information from such Technology solely in the conduct of the Licensed Business of alluvial material processing production plants at the site known as ArxSprings Wide Bay Queensland.

2.1.2. Sublicense Rights. The Sub Licensee has no right to sub license its rights granted under this Agreement. Sub Licensee shall not disclose any Confidential Information to any other party or potential Sub Licensee. Any such disclosure may only be made by BRI Microfine.

Section 2.2. Reservation of Rights. All rights not expressly granted by BRIMicrofine hereunder are reserved to BRI Microfine. Without limiting the generality of the foregoing,BRJ Microfine and Sub Licensee expressly acknowledge that nothing shall be construed or interpreted as a grant,by implication or otherwise,of any licenses other than the sub license specified in Section 2.1.

Section 2.3.1Scope of Licenses. The Parties expressly and specifically agree that the licenses granted herein shall be limited to,and the sub licence of the Intellectual Property shall not be used beyond,the Licensed Business of production plants at site at ArxSprings Wide Bay Queensland. Sub Licensee acknowledges that the technology that is subject to this Agreement constitutes or comprises Confidential Information and agrees that any use or disclosure by such Sub Licensee of such confidential information beyond that expressly authorised in this Agreement is prohibited.

Section 2.4. Improvements. All improvements and enhancements to the Technology made, developed,created,invented or discovered by Sub Licensee and/or any Sub Licensee,or any employee of or contractor or subcontractor to any of Sub Licensee and/or any Sub Licensee shall belong to BRI Microfine. Every agreement made by Sub Licensee with any employee of or contractor or subcontractor,shall contain words vesting any such making,development,creation,invention or discovery in BRI

Microfine and agreeing to execute all such paper writings required for the assignment of all such rights to BRIMicrofine.

Section 2.5. BRI Microfine shall be free to adopt all improvements and enhancements to the Technology if it so wishes and any property rights therein including rights arising from the obtaining of letters patent in respect of such invention or improvement shall belong to BRI Microfine and Sub Licensee will at the request of BRI Microfine and at its cost execute any necessary assignment, patents form and the like, Sub Licensee will treat all information relating to any such invention or improvement as a confidential matter and will disclose the same only as BRI Microfine may direct. Sub Licensee further agrees that BRI Microfine's rights hereunder shall attach to any such invention or improvement notwithstanding that it is perfected or reduced to specific form after the expiration of the term of this Agreement,so long as its conception arose during the course of this Agreement.

Section 2.6.Limitations on Grant. Sub Licensee expressly acknowledges and agrees that (i) all of its rights to use the Technology are set forth herein,(ii) nothing herein shall be construed to convey any rights to Sub Licensee in any Intellectual Property of BRI Microfine (including,without limitation,any Improvements),and (iii) it shall use the licenses granted pursuant to Sections 2.1to the Sub Licensee to use the Technology exclusively in the Licensed Business.

Section 2.7. Sub Licensee expressly acknowledges and agrees the Technology process is new,secret and knowledge of the process,confidentialInformation and business of utilising the process is not public or in the public domain (notwithstanding that some individual elements information and equipment used by SRIMicrofine are in the public domain) and Sub Licensee will maintain and protect the secrecy and confidentiality of the Information disclosed pursuant to this Sub License and the knowledge and terms of Sub License are part of the confidentialInformation and not to be disclosed and confidential.

Section 2.8. Every Improvement to the Technology or every addition to the Intellectual

Property made by Sub Licensee (including,without limitation,each operating refinement) shall be promptly and fully reported to SRMI

provisional or experimental basis);

ARTICLE 3 Consideration

The consideration for the license granted hereunder consists of a royalty as defined in the definitions. The rqyalty shall be paid within 30 days of the production of the metals or other commercially valuable elements in whatever chemical (pure or compound) or physical form (suspension,crystal,slurry,mud,bar,or other physical form).The Royalty applies to gold,and to all other elements recovered.

ARTICLE 4 Construction, Patents, Technology protection, Intellectual Property protection and maintenance of the same

Section 4.1. SRIMicrofine (or a person nominated by it and licensed by it) at the cost of the Sub Licensee,and in accordance with the requirements of the Sub Licensee,and in accordance with these requirements,will construct at ArxSprings Wide Bay site alluvial material processing production plants including but not limited to a pilot plant a one tonne scale processing plant,a ten tonne scale processing plant and if requested by Sub Licensee larger scale processing plants which will be constructed for the purpose of applying the Technology,on land held by Sub Licensee at the ArxSprings Wide Bay site ("the Processing Plants''), in order to process material from the alluvial sand material on that land but not other material brought onto that land by the Sub Licensee.Under strict conditions of confidentiality and secrecy,necessarily required for the protection of commercially valuable trade secrets,and as required for the construction of all alluvial material processing production plants the Technology will be disclosed in operation to the Sub Licensee.Copyright in the technical plans,[including drawings Issued For Construction 'ICF1electronic modelling diagrams and management systems of the processing plants shall remain the property of BRIMicrofine. The Sub

Licensee shall keep true records of its technical operation of the ArxSprings Wide Bay plants ("the Records'').They may be disclosed to no other person (other than BRI Microfine),for any reason, at any time.A BRI Microfine expert may however record a conclusion of the commissioning work program,but without disclosing the Technology, showing the results of the processing of the alluvial sand material and the fitness for purpose of the Processing Plant (''the Expert's Report'').The Records shall belong to BRI Microfine,and constitute part of its trade secrets,and BRIMicrofine likewise may not disclose the Records to any person other than its confidential advisors. BRI Microfine may,in a proper manner and without exaggeration or unsupported inference, use the Expert's Report for its own purposes.Sub Licensee with the prior written consent of BRI Microfine may,in a proper manner and without exaggeration or unsupported inference,use the Expert's Report for its own purposes.

Section 4.1.2 BRIMicrofine (or a person nominated by it,or contracted or licensed by it) in accordance with the requirements set out herein,will construct or arrange for the construction of all alluvial material processing production plants for ArxSprings Wide

Bay site. BRI Microfine (or a person nominated by it and licensed by it) will arrange for the application of software systems for operations and metallurgical reporting and information systems to be installed in all alluvial material processing production plants for ArxSprings Wide Bay site. Sub Licensee will pay BRI Microfine invoices for the provision of software systems and metallurgical reporting and information systems and construction of alluvial material processing production plants. The software systems and programming for operations and metallurgical reporting and information systems will not be disclosed to Sub Licensee. Copyright in the software design,code, representations,electronic systems diagrams and management systems of the processing plants shall remain the property of BRI Microfine. Under strict conditions of confidentiality and secrecy, necessarily required for the protection of commercially valuable trade secrets,the records of results and outcomes of the operational performance of production plants captured by software operating systems will be disclosed in operation to the Sub Licensee.

Section 4.1.3 BRIMicrofine (or a person nominated by it and licensed by it) at the cost of the Sub Licensee,and in accordance with the requirements of the Sub Licensee, and in accordance with the requirements set out herein,will prepare and provide operating manuals with procedures,safety and information (but not metallurgical and technology science services) for the operations of the processing plants at the site at ArxSprings Wide Bay Area. Sub licensee will provide to BRI Microfine a statement of proposed activities of its business at ArxSprings site including the duration,timing and nature of the proposed mining activities to be undertaken at the ArxSprings Site and details of the ground and operating areas of the ArxSprings Site on which the processing plants are to be constructed and installed.

Section 4.1.4 For the purposes of Section 4.1,4.1.2 and 4.1.3 and this Agreement generally BRIMicrofine will nominate an authorised representative and Sub Licensee will nominate an authorised representative as defined in Article 13.

Section 4.2.Commissioning.Subsequent to the production of the Report,the Sub Licensee may use the Processing Plant for 1month for the purpose of commissioning the plant and tuning its performance for non-commercial production. No commercial sales may take place during this period.BRI Microfine may during this period make application for Patents for any processes or inventions it considers exist within the Technology.

Section 4.3. Maintenance of Patents.BRI Microfine is not required to file any patent application,or to secure any patent or patent rights,or to protect or maintain any part of the Technology. The taking of any other appropriate protective or maintenance action for the Technology or the Intellectual Property shall be at the sole discretion of and is the financial responsibility of,BRI Microfine.

Section 4.4. Any information which shall have been communicated by either party to the other in confidence under this agreement or which by its nature ought to be regarded as confidential shall be treated by the recipient as confidential,and the recipient shall take all necessary steps and measures to prevent any unauthorised use or disclosure of such information/ unless and until the same is published by the communicating party/ or is contained in a published patent specification or becomes public knowledge or generally known in the industry through no fault of the receiving party or its agents or contractors,but only in respect of such know-how which becomes public knowledge.

Section 4.5. Any information communicated to one party hereunder may be disclosed by that party to any sub-contractor or Sub Licensee properly appointed in accordance with this agreement provided that the disclosing party procures that such disclosure is limited to such officers or employees of the sub-contractor or Sub Licensee as cannot properly fulfil their duties to the sub contractor or Sub Licensee without such disclosure and who undertake in writing to keep such information confidential. The identity of each such disclosee and the written undertaking given by such disclosee shall be given by the disclosing party to the other within 5 business days of the disclosure being made.

Section 4.6. Sub Licensee further agrees with BRI Microfine that it will not directly or indirectly publish,except with the prior written consent of BRI Microfine,any information in relation to the Technology or any Intellectual Property1 or any such invention or improvement referred to in Article 3,and that on the expiration of this Agreement,Sub Licensee will promptly hand over to BRI Microfine all drawings,copy drawings/ tables,notes,correspondence and other written,printed or photographed matter in its possession,power or control relating to the Technology or the Processing Plants,or any such invention or improvement referred to in Article 3 and will not retain any such document or writing (writing includes all methods of storing or retrieving data of any nature).

Section 4.7. Sub Licensee must declare,on receiving the first overview of the Technology,that there are no inventions or improvements relating to the Technology which are within its knowledge and possession or power other than those specifically disclosed by BRI Microfine,or its agents,to it.

Section 4.8. Sub Licensee must obtain,from each of its employees,associates and contractors,legally binding agreements incorporating the same obligations of confidentiality as are set out herein.

Section 4.9. Further Specific Obligations on Sub Licensee.

• Sub Licensee shall permit only its trusted employees to see, inspect,work on, repair or maintain,or operate any plant which utilises any part of the Technology.

• Sub Licensee shall take care to minimise the number of its employees with knowledge of or access to information about the Technology,and then only on a need to know basis.

• Sub Licensee shall take all necessary measures to deny outsiders knowledge about the components which together comprise a Processing Plant, or part or extension thereof,which utilises any of the Technology or about components which are used in its maintenance or repair,including steps to undertake purchasing from different suppliers,purchasing in different areas, and transporting components using different transport providers, and otherwise taking all steps to make for outsiders,the ascertaining of the construction and maintenance or operation of a Processing Plant as difficult as is possible,using the best methodology of maintaining secrecy of the Technology available from time to time.

• Sub Licensee shall take all necessary measures to deny outsiders knowledge about the chemical reagents, or mix of chemical reagents, used by the Technology, including purchasing from different suppliers, purchasing the same reagents from different suppliers in different areas, and transporting reagents using different transport providers for different reagents, purchasing in quantities different from quantities required, purchasing reagants which will not be used by the Technology and otherwise taking all steps to make for outsiders, the ascertaining of reagents used and quantities used as difficult as is possible, using the best methodology of maintaining secrecy of the Technology available from time to time.

• on the expiration of the Licence, Sub Licensee,under BRI Microfine supervision, must demolish and destroy that part of each Processing Plant which utilises any part of the Technology that it may have constructed or was constructed for it.

 • BRI Microfine shall have, at all times, full right of inspection of each of the operations of the Sub Licensee which utilise the Technology (including a Processing Plant in the course of construction) to ensure that the Technology is being maintained and operated in accordance with the license provisions contained in this agreement.

ARTICLE 5 Enforcement

Section 5.1. Notice.

5.1. Sub Licensee agrees to promptly notify BRIMicrofine in writing of any infringement or misappropriation of any of the Technology or Intellectual Property to which Sub Licensee or any Sub Licensee becomes aware and will provide BRI Microfine with any and all evidence in its possession, if any, of such infringement or misappropriation.

Section 5.2.Enforcement Action.

5.2.1. In the event of any infringement or misappropriation of the Technology or the Intellectual Property,BRIMicrofine will have the right to determine an appropriate course of action to enforce protection of the Technology or Intellectual Property or otherwise abate the infringement or misappropriation thereof,to take (or refrain from taking) appropriate action to enforce protection of such Technology or Intellectual Property,and,in the event that BRI Microfine elects to take action,to control any litigation or other enforcement action,to enter into or permit the settlement of any such litigation or any other enforcement action with respect to such Technology or Intellectual Property,and to recover and retain any monetary damages,settlement, royalties or other recovery arising from such litigation or other enforcement action. Sub Licensee will use reasonable efforts to cooperate with BRIMicrofine at BRI Microfine's expense,in any litigation or enforcement action under this Section 5.2.1and Sub Licensee will join as a party to any such litigation or other enforcement action as required by applicable law at BRIMicrofine's expense. BRI Microfine shall indemnify and hold harmless Sub Licensee against any and all losses arising out of or in relation to (i) any such cooperation given by Sub Licensee to BRIMicrofine and (ii) Sub Licensee joining as a party to such litigation or other enforcement action,which losses may include,without limitation,payment by Sub Licensee of any Third Party legal costs as a result of Sub Licensee joining as a party to such litigation or enforcement action.

5.2.2.In the event that BRI Microfine takes no action against such infringer or unauthorised user, or requests sub licensee within three (3) months of the date on which it first learns of such misappropriation or infringement,then subject to BRI Microfine's consent (which shall not be unreasonably withheld),Sub Licensee may take such action in the name of BRIMicrofine or in its own name,as it shall see fit and BRI Microfine shall co-operate fully,at Sub Licensee's expense,with Sub Licensee in respect thereof. Sub Licensee shall be entitled to retain any monetary damages,settlement, royalties or other recovery,if any,recovered or obtained in any proceedings or action taken by Sub Licensee at its own expense.

ARTICLE 6 Technical Assistance

Section 6.1. General Obligation to Disclose the Technology.BRIMicrofine shall provide and continue to provide to Sub Licensee appropriate disclosure of the Technology as necessary for Sub Licensee to undertake the Licensed Business.

Section 6.2. Assistance. Upon prior notice from Sub Licensee,BRI Microfine shall grant to Sub Licensee reasonable access to BRIMicrofine's technical personnel who have sufficient knowledge of the Technology to provide assistance reasonably necessary for the use contemplated herein of the Technology. All reasonable and out-of-pocket costs and expenses (which shall not include the time incurred by BRI Microfine's technical personnel) incurred in connection therewith shall be borne by Sub Licensee.

ARTICLE 7 Term and Arena

Section 7.1.Term. This Agreement shall become effective as of the date first above written and,subject to BRIMicrofine's Rights of Termination or of Diminishment,the rights and obligations contained herein shall continue indefinitely.

Section 7.2. Right of Termination.Notwithstanding Section 7.1,upon providing prior written notice of termination to Sub Licensee,BRIMicrofine may terminate this Agreement and the license hereunder if Sub Licensee violates, defaults or fails to perform any of its respective covenants,obligations,agreements,representations or warranties contained herein, which violation,default or failure is material and not cured within 30 days after receipt of a written notice thereof from BRI Microfine. Further,BRI Microfine may automatically terminate this Agreement and the license granted by it hereunder without notice to Sub Licensee in the event that Sub Licensee becomes Insolvent or ceases or threatens to cease its operations or in the event that Sub Licensee transfers or attempts to transfer all or any of its rights under this Sub Licence or has a change of control not first approved by BRI Microfine under section 7.3.2

Section 7.3.1Transfer. Sub Licensee must not Transfer all or any of its rights under this

Sub Licence.

Section 7.3.2 Change Control. Sub Licensee shall be taken to have transferred its rights under this Agreement in breach of this Sub Licence if Control of Sub Licensee changes and the control change has not been approved in writing by BRI Microfine.

Section 7.4. Arena. The sub Licence hereby granted is an exclusive sub Licence to use the Technology for the purpose of recovering gold and other elements from friable,or pulverised earth.The sub Licence may be used for extraction of gold and other elements from the earth constituting the resource for treatment at ArxSprings Wide Bay

Queensland by the operation of the processing plants but not otherwise. The arena of this sub license does not extend beyond the capacity of the processing plants to treat the ArxSprings resource.The Sub Licensee must actively undertake activity in the licence area,whether or not in joint venture,to exploit the Technology. The Sub Licensee shall be wholly responsible for obtaining all rights it may require in respect of the site at ArxSprings Wide Bay Queensland from any person,to undertake the activity contemplated in this clause and this agreement and shall not have any expectation of assistance in this regard from BRIMicrofine.

Section 7.5. Right of Diminishment. If the right of termination set out in Section 7.2 arises,BRIMicrofine may,instead of terminating this agreement,reduce or remove certain of the rights granted to the Sub Licensee herein,and impose conditions,all as it in its sole discretion considers appropriate.

ARTICLE 8 Covenants

Section 8.1. License Limitations.

All covenants contained herein shall be binding on the successors and lawful assigns of the parties bound thereby.

 Section 8.2.BRIMicrofine's Obligations.If the use of any part of the Technology is an infringement of the rights of another person,BRI Microfine shall at its option: (a) replace the Technology or any infringing part of it with comparable non-infringing technology (without any degradation in performance or functionality); or (b) procure for the Sub Licensee, through BRI Microfine the right to continue using the relevant Technology (or any part of it).

ARTICLE 9 Breach of Contract

Section 9.1. If either Party shall breach its obligations under this Agreement,such breaching party shall be responsible to the other Party for all direct losses or damages caused by such breach,including without limitation lost profits suffered by the non breaching party. The Parties expressly agree that,in the event a Party violates, defaults or fails to perform any of its respective covenants, obligations, agreements, representations or warranties contained herein, in addition to BRIMicrofine's right to terminate under Article 7, full legal remedy shall remain available to the non-defaulting party in such violation,default or failure, including the right to recover monetary damages or to secure such other relief appropriate to the circumstances,provided that no immaterial violation,default or failure to perform shall result in relief that unreasonably disrupts the operation of the Licensed Business.All remedies under and in relation to this Agreement are cumulative and resort by a Party to one remedy shall not preclude resort to any other remedy at any time.

Section 9.2. Except as expressly provided in Section 5.2.1of this Agreement,neither Party is liable to the other Party, whether for negligence, breach of contract, misrepresentation or otherwise,for:

(a) loss or damage incurred by the other Party as a result of third party claims;or

(b) indirect or consequential damage suffered by the other Party,including without limitation,loss of profit,goodwill,business opportunity or anticipated savings.

ARTICLE 10 Representations and Warranties

Section 10.1. BRIMicrofine's Representations and Warranties. BRIMicrofine represents and warrants to Sub Licensee that:

10.1.1. to its knowledge,none of the Technology infringes upon or misappropriates the rights of any Third Party nor is infringed upon or misappropriated by any Third Party or its property;

10.1.2 the technology utilises information and equipment that in each of its characteristics is or may contain information and knowledge in the public domain or has been disclosed by Third Parties and to its knowledge,none of the Technology if utilised in accordance with this Sub Licence,infringes upon or misappropriates the rights of any Third Party nor is infringed upon or misappropriated by any Third Party by the use of information and equipment which may be in the public domain.

10.1.3. there has been no unauthorised use by, disclosure to or by or infringement, misappropriation or other violation of any of the Technology any current or former officer,employee,independent contractor,consultant or any other agent of BRI Microfine;

10.1.4.Sub Licensee's use of any of the Technology strictly in accordance with this Agreement and the express instructions of BRIMicrofine does not and will not infringe rights of any Third Party;

10.1.4. BRIMicrofine has full right and authority to grant the Sub license set out in

Section 2.

Section 10.2. No Representation of Fitness for a Particular Purpose. The Sub Licensee must establish that the Technology is fit for its purpose,and that the Processing Plant is of sufficiently robust materials and a sufficiently well designed and robust construction to satisfy its operational requirements, and financial objectives. The whole operational risk belongs to the Sub Licensee.

Section 10.3. No Other Representations and Warranties.Other than the representations and warranties set out in section 10.1above,BRI Microfine makes no other representations or warranties.

Section 10.4. Liability. Other than the representations and warranties set out in section

10.1above,BRI Microfine makes no other representations,warranties,or covenants,

express or implied,nor shall BRI Microfine have any liability in respect of any infringement of intellectual property rights or other rights of Third Parties as a result of BRI Microfine's acts or omissions with respect to the rights granted herein,provided that this exclusion of liability shall not apply in respect of any liability arising as a result of any breach or inaccuracy or the representations and warranties set out in Section

10.1above.

ARTICLE 11Resolution of Disputes

Section 11.1. Dispute Resolution Procedure. The Parties will cooperate in good faith and use reasonable efforts to informally resolve any disputes,controversy or claim (''Dispute'') arising out of or relating to this Agreement,or the interpretation,breach, termination or validity hereof.Except as otherwise provided in Section 11.2.4,if the Parties are not able to informally resolve a dispute under this Agreement within forty two (42) days after such dispute arises,or if the parties using mediation are not able to resolve a dispute by the conclusion of any mediation,the following procedure will be used:

11.1.1. one Party will serve upon the other Party a "Notice of Dispute" that summarises the nature of the dispute and the efforts taken to resolve that Dispute to date;

11.1.2. within fifteen (15) Business Days of receipt of the Notice of Dispute,the Parties will conduct one or more meetings (which may take place by teleconference) of management level-representatives of eadl Party with knowledge of the subject matter of the dispute, which representatives will use commercially reasonable efforts to resolve the Dispute;

11.1.3. if the Dispute is not resolved at the meeting or meetings described in Section

11.1.2,then within 15 Business Days from the date of the last meeting, the Parties will schedule one or more meetings (which may take place by teleconference) of executive level representatives of each Party,which representatives will use commercially reasonable efforts to resolve the dispute;and

11.1.4. if, following the last executive-level meeting,the dispute remains unresolved, then such dispute will be finally settled by binding arbitration conducted in accordance with Section 11.2 below.

Section 11.2. Arbitration. Except as otherwise provided in Section 11.2.4 below,if the Parties are unable to resolve a Dispute in accordance with Section 11.1, then the Party that served the Notice of Dispute on the other Party must submit the Dispute to arbitration by the Australian Commercial Disputes Centre (''ACDC'') in Melbourne_under the rules of UNCITRAL (the "Rules'') as are in force at the date of the notice of arbti ration commencing any such arbitration, and which terms are hereby deemed incorporated.

(a) Any such arbitration shall be administered by ACDC.

(b) The appointing authority shall be ACDC.

(c) The number of arbitrators shall be one.

(d) The place of arbitration shall be Melbourne Australia.

(e) The language to be used in the arbitral proceedings shall be English.

(f) The governing law of the arbitration shall be the substantive law of the State. (g) This clause shall not merge upon completion.

Judgment upon any arbitral award rendered hereunder may be entered in any court, and/or application may be made to any such court for a judicial acceptance of the award and/or an order of enforcement,as the case may be.

11.2.1Each Party shall cooperate in good faith to expedite (to the maximum extent practicable) the conduct of any arbitral proceedings commenced under this Agreement.

11.2.2 The costs and expenses of the arbitration,including the fees of the arbitration, shall be borne equally by each Party to the Dispute or claim,and each Party shall pay its own fees, disbursements and other charges of its counsel.

11.2.3 Any award made by the Board of Arbitration tribunal shall be final and binding on each of the Parties that were Parties to the Dispute and their respective successors and assigns. The Parties expressly agree to waive the applicability of any laws and regulations that would otherwise give the right to appeal the decisions of the Board of Arbitration so that there shall be no appeal to any court of law from the award of the Board of Arbitration,and a Party shall not challenge or resist the enforcement action taken by any other Party in whose favour an award of the arbitration tribunal was given.

11.2.4 Notwithstanding this Section 11.2 or any other provision to the contrary in this Agreement,no Party shall be obligated to follow the foregoing arbitration procedures where that Party intends to apply to any court of competent jurisdiction for an interim injunction or similar equitable relief against the other,provided there is no unreasonable delay in the prosecution of that application.

11.2.5 This Agreement and the rights and obligations of the Parties shall remain in full force and effect pending the award in any arbitration proceeding hereunder.

ARTICLE 12 Miscellaneous

Section 12.1. Entire Agreement.This Agreement (including the Schedules and Exhibits attached or delivered in connection) and the Confidentiality Agreement,constitute the entire agreement between the Parties and supersede all prior agreements and understandings,oral and written,between the Parties with respect to the subject matter. Ifthere is conflict or contradiction between this Agreement and the other agreements mentioned above,this Agreement shall prevail in relation to any issues arising out of or in connection with the Technology.

Section 12.2. Successors and Assigns.

Section 12.2.1. The terms and conditions of this Agreement will inure to the benefit of, and be binding upon,the respective successors of the Parties. This Agreement and the license and other rights granted or created hereunder may not be assigned,in whole or in part,by Sub Licensee without the prior written consent of BRIMicrofine,and any attempted assignment shall be null and void.

Section 12.2.2. Nothing in this Agreement,express or implied, is intended to confer any rights or remedies on any Person other than Sub Licensee or BRI Microfine or any of their respective successors and permitted assigns.

Section 12.3. Modification and Waiver.No amendment,modification or alteration of the terms or provisions of this Agreement will be binding unless the same is in writing and duly executed by each of the Parties hereto,except that any of the terms or provisions of this Agreement may be waived in writing at any time by the Party which is entitled to the benefits of such waived terms or provisions. No waiver of any of the provisions of this Agreement will be deemed to,or will,constitute a waiver of any other provision hereof (whether or not similar). No delay on the part of any Party to this Agreement in exercising any right,power or privilege hereunder will operate as a waiver thereof.

Section 12.4. Notices.Any notice,request,instruction or other document or communications required or permitted to be given hereunder (''Notice'') by any Party to any other Party will be provided in accordance with the following -

(a) Method of Giving Notices: A Notice must be signed by or on behalf of the person giving it,addressed to the person to whom it is to be given:

• and delivered to that person's address;

• sent by pre-paid air mail to that person's address;or

• transmitted by facsimile to that person's address.

(b) Time of Receipt: A Notice given to a person in accordance with this Section 12.4 is treated as having been given and received:

• if delivered to a person's address,by 3:00pm on the day of delivery if a Business

Day,otherwise on the next Business Day;

• if sent by pre-paid air mail,by the third Business Day after posting;or

• if transmitted by facsimile to a person's address and a correct and complete transmission report is received,by 3:00pm on the day of transmission if a Business Day,otherwise on the next Business Day.

References to days and times are references in all cases to days and times at the address of the recipient.

(c) Address of Parties: For the purposes of this Section 12.4 the address of a person is the address set out above or another address of which that person may from time to time give notice to each other person:

Section 12.5.Governing Law. The laws of the State will govern the interpretation, construction,validity, performance and enforcement of this Agreement.

Section 12.6. Severability. If any provision of this Agreement or the application of any such provision to any Person,Party or circumstance will be held invalid,illegal or unenforceable in any respect by a court of competent jurisdiction,such invalidity, illegality or unenforceability will not affect any other provision of this Agreement and this Agreement will remain in full force and effect and will be effectuated as if such illegal,invalid or unenforceable provision is not part thereof.

Section 12.7. Schedules and Exhibits. The Parties acknowledge and agree that the Schedules and Exhibits attached are an integral part of this Agreement,and are incorporated by reference herein and made a part hereof.

Section 12.8. Section Headings. The Recitals,the Table of Contents,the List of Schedules and the headings of the articles, sections and paragraphs contained in this Agreement are inserted for convenience only and will not be deemed to constitute part of this Agreement or to affect the construction thereof.

Section 12.9.Counterparts. This Agreement may be executed with original signatures on one or more documents or counterparts all of which taken together shall be deemed to constitute one and the same agreement.Duplicate original documents or copies of this document shall be deemed to have the same force and effect as a signed original document. The execution by each party of a separate copy of this agreement and its transmission by facsimile to the other party shall be sufficient to constitute a legal contract.

Section 12.10.No Strict Construction.BRI Microfine and Sub Licensee each acknowledge that this Agreement has been prepared jointly by the Parties and shall not be strictly construed against any Party.

Section 12.11. Further Assurances. Additional Documents. Each Party agrees,promptly and at its own cost,to authorise,execute acknowledge and deliver such other and further documentation and to take such other and further actions as may reasonably be required by the other Party to effectuate the transactions contemplated under this Agreement.

Section 12.12. Force Majeure. Neither Party shall be liable to the other Party if the performance of any of its obligations under this Agreement is prevented or delayed because of force majeure. A Party shall be excused from its performance to the extent caused by such force majeure;provided that such Party (a) gives notice of the force majeure to the other Party promptly after its occurrence,(b) uses its reasonable efforts (including executing any disaster plan) to overcome,mitigate and remove the cause of the event preventing or delaying performance,(c) continues the performance of all its obligations under this Agreement that are not prevented or delayed and (d) upon cessation of the force majeure,promptly performs or completes performance of the obligations which were prevented or delayed.

Section 12.13. Representations of Due Execution. Each Party represents to the other that (a) it has all requisite power and authority to enter into this Agreement and to carry out the transactions contemplated hereby,(b) it has the rights, licenses, permits and power to perform all obligations incurred by it under this Agreement,(c) the execution,delivery and performance of this Agreement are duly authorised,(d) this Agreement has been duly executed and delivered by it and is a valid and binding obligation of it, and (e) the execution,delivery and performance of this Agreement and the consummation of the transactions contemplated hereby do not conflict with or violate its Constitution, or any other contract or agreement to which it is a party,any applicable law or any order or judgment of any court or governmental authority.

Section 12.14. Nature of Relationship.For the purposes of this Agreement,the Parties are deemed to be independent contractors. It is expressly agreed that this Agreement and the relationship between the parties hereby established do not constitute a partnership,joint venture,agency or contract of employment. Neither Party shall have the authority to make any statements,representations or commitments of any kind,or to take any action,which shall be binding on the other,except as authorised in writing by the Party to be bound.Neither Party shall bind nor attempt to bind the other to any contract or to the performance of any obligation,nor represent to third parties that it has any right to enter into any obligation on the other's behalf.

Section 12.15. Publicity. Neither Party shall make or issue any publicity,news release, public announcement or communication of any sort with the media,direct or indirect, written or oral,concerning this Agreement or the transactions contemplated by this Agreement without the prior written consent of the other Party, not to be unreasonably withheld.

Section 12.16. Substitution of Exhibits,etc.The Parties may from time to time agree to substitute exhibits, appendices,annexures or riders for those presently attached, or to incorporate new exhibits, appendices, annexures or riders into this Agreement, in which case each such substituted or new exhibit,appendix, annexure or rider shall be deemed to be incorporated into this Agreement in substitution or addition.The adoption of any substituted or new exhibit,appendix,annexure or rider shall be effected by it being signed by or for each Party hereto or by other form of written acknowledgement sufficiently identifying the document to be attached or incorporated.

Article 13 Definitions

Section 13.1. In this Agreement the following words and phrases shall have the meanings indicated,unless the context otherwise dictates. Other forms of a word shall have a cognate meaning.

"Agreement" means this Technology Sub License Agreement and each and all of the Schedules or Exhibits referred to in, or attached to this Agreement, as may be amended from time to time by mutual agreement of the Parties in accordance with Section 12.3.

''Authorised Representative" means the person or persons nominated by the respective parties and designated to make all arrangements and be informed of all communications relating to this agreement.For BRIMicrofine its representative is Mr Shane Aldred and for Sub Licensee its representative is Mr Brian Smith.

''Business Day" means a day which is not a weekend or a public holiday in the State. "Confidential Information" has the meaning given it in a Confidentiality Agreement signed between the Parties on 24th November 2011.

"Control" includes the possession, directly or indirectly, of the power to control the membership of the board of directors of a company or otherwise directly or indirectly direct or cause the direction of the management and policies of the Company,whether by means of trusts,agreements, arrangements, understandings,practices,the ownership of any interest in shares of that company or otherwise;

"Force Majeure" means a cause beyond the reasonable control of a Party including, without limitation,fire,strike,war,insurrection,revolution,riot,national emergency, act of terrorism or of the public enemy, Act of God, law, regulation of or embargo by government agency, severe weather, flood, restriction on the use of power or any other overriding cause not due to such Party's own fault or negligence.

"Improvements" means any development of the Technology which enhances or expands its functionality, which reduces the operating costs associated with it, which reduces the cost of plant construction or maintenance, which simplifies its operation, which reduces any environmental costs associated with its use,which improves the efficiency of the chemical or mechanical processes involved in its application,which improves by substitution any of the processes or the equipment involved in its operation, which acts by discovery or development the making of any system which in patent law would constitute an improvement,or which includes any serendipitous discovery made in the course of using or deploying the Technology which substitutes for the Technology or part of it (including in all cases anything which tends or might tend to do any of the above).

"Insolvent" means the condition resulting from the application of any relevant law relating to (a) insolvency,sequestration,moratorium,compromise,creditor composition, deed of company arrangement,liquidation or voluntary or involuntary bankruptcy (including any law relating to the avoidance of conveyances in fraud of creditors or of preferences,and any law under which a liquidator or trustee in bankruptcy may set aside or avoid transactions), any provision of any agreement, arrangement or scheme,formal or informal, relating to the administration of any of the assets of any person,or (b) the stopping or suspending (or threatening to stop or suspend) the payment of all or a dass of its debts or the conduct of all or a substantial part of its business,

"Intellectual Property" means all rights,title and interest in and to any intellectual property, trade secrets, secret data, know-how, show-how, confidential technical or business information, new inventions or processes which expand the Technology, substitute for all or part of it or which are of utility in the Licensed Business.

"Laws" means laws,enactments,codes,rules,regulations,ordinances,decrees, proclamations, orders, ministerial directions, by-laws,notices, directions, orders, requirements or demands of any relevant authority (federal,state or local) and includes binding standards (where applicable),a reference to any law includes a reference to any such Laws as amended, consolidated, modified, re-enacted or reprinted, and a reference to a specified provision of any Law means a reference to the equivalent provision for the relevant time in force.

"Licensed Business" means the utilisation of the Technology for the purpose of recovering gold from friable,or pulverised earth and "business purpose" means the sub Licensee utilising the Technology,as a sub licensee of BRI Microfine to construct, commission and operate microfine production plants at the site at ArxSprings Wide Bay Queensland.

"Person" means any person, organisation or entity capable of suing in its own name under the laws of the State.

"Royalty" means the fee fixed as a percentage (as set out in Exhibit [1] hereto) of the gross value of all metals recovered by the Sub Licensee from the use of the Technology or from a Processing Plant or other plant or equipment which utilises the Technology (whether or not the Technology was used in the recovery process or was only partly used).

"State" means Queensland.

"Technology" means a chemical leaching process which has been shown to concentrate gold, particularly in a microfine (finer than 5 microns) state,from concentrates, ores/ tailings, solutions and other friable or pulverised materials even when conventional methods of assay do not disclose the presence of such metals or do not disclose the extent of the presence of such metals.

"Territory" means the area at ArxSprings Project' project site Cheltenham Road at Coonumbula in the vicinity of Hungry Hill Creek in Wide Bay Area in Queensland Australia consisting of 100 ha surface area (with additional surface area of further 100 ha approximately) within surrounding areas of a long-term quarry development area comprising a estimated resource of treatable material of 19 million tonnes in which to construct,commission and operate production plants at site at ArxSprings Wide Bay Queensland.

"Third Party" means a Person other than a Party or any director,officer or employee of a Party or their successors and assigns hereunder.

"Transfer" means to sell,assign, transfer, convey or otherwise dispose of the legal or beneficial interest (or both) and Transferred and Transferring have corresponding meanings;

IN WITNESS WHEREOF,each of the Parties has caused this Agreement to be duly executed in duplicate originals by their duly authorised representatives as of the day and year first above written.

Executed by BRI Microfine Pty Ltd by being signed by its authorized person (who by signing states he has the authority to do so) in the presence of:

Exhibit 1

Royalty

Royalty payable by to SRI Microfine pty Ltd and calculated as a fee or percentage of the gross value of Extracted Product recovered by the Sub Licensee from the use in the Licensed Business of the Technology based on processing of ore and tailings for gold and all other elements by alluvial material processing production plants calculated at total amounts and variable rates:

• On the first 3 million tonnes processed from or by Sub licensee in the

Licensed Business of alluvial material processing production plants at

15% of gross value of Extracted Product recovered, and

• On the next 3 million tonnes processed from or by Sub Licensee the

Licensed Business of alluvial material processing production plants at

12.5% of gross value of Extracted Product recovered,and

• On each tonne in excess of 6 million tonnes processed from or by Sub Licensee the licensed Business of alluvial material processing production plants at 10% of gross value of Extracted Product recovered.

Royalty Rebate.

BRI Microfine pty Ltd may in its absolute discretion any time permit or pay a rebate to ArxSprings of royalty described in Article 3. Any rebate if provided may be provided on such terms and for such duration as BRIMicrofine in its absolute discretion determines. BRIMicrofine may investigate the impact of providing any rebate and may prepare or have prepared for it by consultants,any feasibility report on the effect of providing any rebate on the interests of BRI Microfine and Sub Licensee under this Sub Licence.

Exhibit 99.9 “Riverstone Master Agreement”

AGREEMENT

Made Between:

RIVERSTONE RESOURCES PTY LIMITED (ACN140911922)
cio 4 BroIga Court Little Mountain Queensland 4551

Email: ray@rayoline.com.au. (referred to as "RIVERSTONE")

- and -

BRI MICROFINE PTY LIMITED (ACN134669846)

Lot 13 Shady Lane, Diamond Valley, Queensland 4553, PO Box 25,

Palmwoods, Queensland, Email: briamapacific-isle.com Facsimile 07

33196618 (referred to as "BRI ")

Dated: 27 February 2012.

INTRODUCTION:

A.      Riverstone owns an extractive industries business operated on the Area known as Coonambula to extract sand and gravel.

B.      Riverstone owns the mineral rights, tenements rights, sand and gravel rights, government licences and approvals for the area as part of its business.

C.      Riverstone owns Mining Licence Queensland ML 80077 within part of the Area.

D.      Riverstone has taken out or is entitled to apply for prospecting permits for minerals and mining licences for mineral extraction over the Area other than the area to which ML 80077 applies.

E.       BRI licences and operates microfine Technology to recover Extracted Product from tailings and mining ores.

F.       BRI can apply microfine Technology to the Earth within the Area to process extracted product.

G.      The parties have agreed BRI is to undertake work whether in stages or as a whole to establish commercial treatment of Earth for minerals by the application of microfine Technology to the whole area and to which ML 80077 applies and operate treatment business to exploit the resource and pay Riverstone royalties.

1. DEFINITIONS

In this Agreement:

"Act" means the Mineral Resources Act 1989 and any subordinate legislation promulgated under that act.

"Agreement" means this document, including any schedule or annexure to it, and any amendments or modifications of it, and includes the Confidentiality Agreement dated 26 February 2009;

"Agreement Date" means the date of this Agreement written on the top of page 1 or alternatively if not written there then the date on which the execution of this Agreement is completed;

"Riverstone" means and includes both Riverstone Resources Pty Limited (ACN140911922) and Riverstone Unit Trust in its own capacity and as successor to Anning Enterprises Pty Ltd and Rayoline Pty Ltd.

"Business" means the mining business conducted by BRI or one of its associated companies;

"Business Day" means a day that is not a Saturday, Sunday or any other day which is a public holiday or a bank holiday in the place where an act is to be performed or a payment is to be made;

"Business Case" means completing tasks required to investigate viability of any proposed operations and the feasibility of commercial production and include technical assessments, financial analysis from data historical, ore tested and sampled, business planning, forecasting operational aspects, ascertaining mining licences status, seek funding from market sources and third parties to support commercial production, seeking government approvals, assessing rehabilitation requirements, plans and Rehabilitation Bonds and work plans.

"Commencement of production" means from the date when 38 days of continuous operation of the plant on a single shift per day basis after the commissioning of the plant and equipment has been completed.

"Commissioning of Plant" means the day that the manufacturer of the plant and equipment has affected the completion of the on-site installation of the plant and equipment and BRI accepts the plant and equipment as operational.

"Confidential Information" shall mean the site locations, all information in respect of the parties projects, proposals, plans, mine sites, correspondence reports and analysis of any kind, Microfine process, technology, mining processes, ore reports, financial proposals and methods analysis and forecasts, digitized detailing and drafting flowcharts, ideas, manuals procedures reports specifications standards statements suggestions strategy policy operating plans business plans strategic plans and analysis market research and other reports methods of assessing the cost of providing services, business relationships, findings, concepts and ideas the identity of business associates and affiliates customers and clients, consultants advisers and collaborators methods of doing business, and the characteristics of or assessment of persons material to doing business and commercial arrangements or the like whether electronic oral printed written or other tangible form and whether provided by either party to each other or obtained by either party from the other parties directors employees professional advisers and/or consultants or obtained by what other means but does not include Non-Proprietary Information;

"Confidentiality Agreement" means that Agreement between BRI and Anning Enterprises Pty Ltd and Rayoline Pty Ltd dated 26th February 2009, which Agreement shall continue in full force and effect notwithstanding the cancellation or expiry of this agreement;

"Due Diligence Period" means the period of 60 days commencing from the date of this Agreement or such further time period as the parties agree in writing but does not include the time required for establishing Business Cases for treatment operations on the area or any part of the area;

"Earth" means the ores, tailings, solutions and other materials containing valuable metal;

Environmental Authorities means Environmental Authorities IPCE01538909 dated 30 June 2009 issued by the State of Queensland DERM for the extractive industries business, copies of which are annexed to this agreement and marked Schedule "B"

"Expiry Date" means the date of the expiry of the extended term of any or the mining lease, or if the term of the lease is not extended, the expiry date of the mining lease;

"Extracted Product" means gold, silver, platinum, or metals having a saleable commercial value in whatever chemical (pure or compound) or physical form (suspension, crystal, slurry, mud or other physical condition) but distinctly excludes all sand, soil and gravels that are deemed to be saleable either directly or indirectly by Riverstone;

"Gross revenue" means the total sales revenue received by BRI for sales of the Extracted Product recovered after the commencement of production and is the gross value received for the sale of gold after deduction of price charged by refinery of refining the Extracted Product and buying the Extracted Product;

"Intellectual Property" includes the confidential information, the technology, and good will;

 "Microfine Process" means an enhanced chemical leaching process which has been shown to concentrate gold particularly in a Microfine (finer than 5 microns) state, from concentrates ores tailings solutions and other friable or pulverized materials even when conventional methods of assay do not disclose the presence of such metal or do not disclose the extent of the presence of such metal;

"Mining lease" means and includes Mining Lease number ML 80077 dated 23 July 2010 granted by the State of Queensland to Riverstone a copy of which is annexed to this agreement and marked Schedule "M".

"Non-Proprietary information" has the same meaning as in the confidentiality agreement;

"Plant" includes the treatment plant, laboratories, staff amenities, storage facilities, spare parts, office, water storage facilities, generators, associated equipment, and all accessories.

"BRI's Operation" includes the treatment of the Earth, recovery and refining of Extracted Products, sale of Extracted Products, but not disposal of treated Earth;

"Refinery" means a commercial business, which separates metals out of the Processed Material, and refines them to a standard recognized in the relevant industry and includes a buyer of extracted product;

"Rehabilitation Plan" means the plans (including work plans) applications, procedures and reports to be prepared and lodged with Queensland government departments having jurisdiction over BRI proposed mining extraction business to be conducted on the area or any stage or part as required to be approved, whether in conjunction with approvals granted to Riverstone to permit BRI to conduct business operations;

"Rehabilitation Bonds" means cash, security, guarantees in whatever acceptable form as assessed as part of the approvals to be obtained in conjunction with approvals granted to Riverstone or stand alone approvals to permit BRI to conduct business operations;

"Technology" means a chemical leaching process which has been shown to concentrate gold, particularly in a microfine (finer than 5 microns) state, from rock, concentrates, ores, tailings, solutions and other friable or pulverised materials even when conventional methods of assay do not disclose the presence of gold or do not disclose the extent of the presence of gold and includes any plant or equipment, product, service, article or thing for use or able to be used which incorporates that process.

"The Site" and "the Area" a map of which is annexed to this Agreement as schedule A and is named Coonambula means both Mining License ML 80077, stages of the Area to be developed and land situated in the County of Wicklow in the State of Queensland described as:

1 Lot 7, Crown Plan WK96, County of Wicklow, Parish of BooIgal, Title reference 487184;

2 Lot 5, Crown Plan WK96, County of Wicklow, Parish of Cheltenham, Title reference 50205095.

3 Lot 6, Crown Plan WK96, County of Wicklow, Parish of Cheltenham, Title reference 50221359.

4 Lot 8, Crown Plan WK149, County of Wicklow, Parish of BooIgal, Title reference 17487185.

"The Rights" include but are not limited to rights as a consequence of:-

·            The rights conferred by the Mining Lease 80077.

·            The purchasing of land at the Sites;

·            The acquisition of mining leases for the Sites;

·	The entering into of licenses for the Sites authorizing (amongst other things) the extraction of, minerals, rock, soil, natural constituents of the Earth;
·	The acquisition of mining interests and tenements for the Sites;
·	The acquisition of prospecting permits for the Sites;
·	The acquisition of exploration permits for the Sites; and or
·	The acquisition of mineral development licenses for the Sites.

2. INTERPRETATION Reference to:

2.1 one gender includes the others and the neuter;

2.2 the singular includes the plural and the plural includes the singular;

2.4 anything includes the whole and each part of it separately;

2.5 a person includes a body corporate;

2.6 a party includes the party's executors, administrators, successors and permitted assigns; and

2.7 a statute, regulation, subordinate legislation, or provision of a statute,

regulation or other subordinate legislation ("Statutory Provision") includes:

(i)	that Statutory Provision as amended or re-enacted from time to time; and
(ii)	a statute, regulation or provision enacted in replacement of that Statutory Provision.

2.8 "Including" and similar expressions are not words of limitation.

2.9 Where a word or expression is given a particular meaning, other parts of speech and grammatical forms of that word or expression have a corresponding meaning.

2.10 Headings are for convenience only and do not form part of this Agreement or affect its interpretation.

2.11 A provision of this Agreement must not be construed to the disadvantage of a party merely because that party was responsible for the preparation of the Agreement or the inclusion of the provision in the Agreement.

2.12 If an act must be done on or by a specified day which is not a Business Day, it must be done instead on the next Business Day.

2.13 In interpreting this agreement, the terms shall not be limited by the application of the ejusdem generis rule.

3. PARTIES

3.1 If a party consists of more than 1 person, this Agreement binds each of them separately and any 2 or more of them jointly.

3.2 An obligation, representation or warranty in favour of more than 1 person is for the benefit of them separately and jointly.

3.3 A party which is a trustee is bound both personally and in its capacity as a trustee.

4. PRECONDITIONS

This Agreement is subject to the following conditions precedent being satisfied within the due diligence period or the period specified by BRI to Riverstone and agreed to by Riverstone as the time required to complete a Business Case analysis of any stage of the area for prospective operations:

4.1 That BRI satisfies itself of the likely yield of Extracted Products from the whole of the area or any part of the parcel of land described collectively as "The Sites", and that the financial returns from the recovery of the Extracted Product will in the judgment of BRI, whose decision will be final, be sufficient for BRI to establish and operate commercially viable projects;

4.2 that all the environmental, and Local Authority permits and mining leases to conduct indefinitely a commercial mining treatment operation of the site is or will be in place in the name of Riverstone or BRI (or in the name of the operating subsidiary of BRI if it is a requirement of obtaining operational funding and Riverstone consents ) at the conclusion of due diligence period;

4.3 establishing a Business Case for commercial operations on the area or any part of the area;

4.4 Riverstone must within the time frame required to establish a Business Case and in particular in time frame to meet the requirements to deal with and secure from investors funding for any BRI operation on any part of the area give to BRI copies of all relevant Confidential Information Confidential Information in its possession or control;

4.5 Riverstone must within the time frame required to establish a Business Case and in particular in time frame to meet the requirements to deal with and secure from investors funding for any BRI operation on any part of the area allow BRI and/or its agents to enter the area and drill and remove Earth samples. Ownership of the samples once removed shall belong to BRI;

4.6 BRI and/or its agents must within the time frame required to establish a Business Case and in particular in time frame to meet the requirements to deal with and secure from investors funding for any BRI operation on any part of the area and take such samples of Earth as may be reasonable to assess the extent and viability of the proposed project and determine any Business Case;

4.7 Upon the removal of the Earth samples, BRI will apply its microfine Technology to the samples to treat the Earth samples and determine the yield of the Extracted Product contained in the samples; and

4.8 If, in BRI's opinion, the results from the samples are inconclusive, or insufficient for it to decide whether or not to proceed with the proposed project BRI may request, and Riverstone must provide up to a further 1000 kilograms of Earth samples to be taken from such spatial reference points on the sites, and from such depth as BRI shall direct. Riverstone must promptly at BRI's cost deliver the further samples to BRI and at a site in Australia of BRI choosing at which the tests can be conducted.

4.9 BRI must, within 14 days of completion of any and all sets of tests performed on any samples removed from The Site, provide a report of the test results to Riverstone.

4.10 If BRI is not satisfied that any one or more of the conditions of this clause have been met then BRI may in its absolute discretion and without being required to give reasons deliver written notice to Riverstone terminating this Agreement at any time.

4.11 In the event this Agreement is terminated pursuant to this clause neither party will have any further claim or action against the other apart from a claim based on a default by one party under the Agreement prior to termination.

5. FURTHER CONDITIONS

5.1 This Agreement is further conditional on BRI completing primary production test of the Earth from the area of not less than 3 tonne and not more than 150 tonnes; and that the primary production test proves satisfactory to BRI in all respects. Riverstone will deliver, at BRI's cost, the Earth to a site nominated by

BRI where the primary production test will be performed. The parties agree a primary production test of the Earth may be conducted for each stage of the area which is set aside and subject to a Business Case analysis. The parties agree that if a primary production test is required for each stage then the volume of Earth from each stage to be removed and supplied will be not less than 3 tonne and not more than 150 tonnes.

5.2 BRI will meet any expense of carrying out the primary production test and BRI will do so at its own risk. Once extracted the Earth shall be the property of BRI.

5.3 The performance of the primary production tests will be part of the Business Case analysis for each stage and will be allowed within any time frame specified for the Business Case to be made out.

5.4 Parties agree after primary production tests BRI may elect to conduct secondary production tests associated with the Business Case and operational feasibility analysis of the proposed plant to be commissioned for any stage and Riverstone will provide to BRI a volume of Earth to conduct secondary tests provided the total volume will not exceed 600 tonnes for all secondary production tests. Delivery of Earth for secondary production tests will be at BRI cost.

5.5 If BRI is not satisfied in its absolute discretion with the results of the production test then BRI must notify in writing Riverstone along with reasons as to the unsuitability of The Site. BRI may deliver written notice to Riverstone terminating this Agreement at any time after providing the written notification. 5.6. In the event this Agreement is terminated pursuant to this clause neither party will have any further claim or action against the other apart from a claim based on a default by one party under the Agreement prior to termination.

5.7 If BRI has not notified Riverstone in writing within 3 months of the secondary production tests the parties may not terminate or cancel the Agreement except pursuant to clause 19.

6. GRANT OF RIGHT TO MINE

BRI shall, while this Agreement remains in force, be entitled to use and occupy the sites for all or any of the following purposes:

6.1 in conjunction with Riverstone and without interfering with Riverstone's business operations and subject to clause 8.5, open cut mining and the excavation of tailings and surface Earth;

6.2 the construction and erection of plant and buildings including but not limited to a treatment plant, laboratory, office, generators, and staff facilities associated with BRI's business of mining (title to any plant, buildings or equipment shall remain with BRI regardless of whether or not such plant, equipment, or buildings are affixed to the land);

6.3 By itself, its servants, agents, licensees, invitees and independent contractors to go pass and repass either with or without vehicles and means of transport of any description over along and upon the sites; and

6.4 any other purpose relating to or incidental to the foregoing. 6.5 Property to the Extracted Product shall belong to BRI.

6.6 BRI must cause the Extracted Product to be refined within Australia. 6.7 BRI will arrange the sale of Extracted Product to the refinery handling extracted product. BRI may postpone the sale of the Extracted Product, but not for more than 60 days from the date of the recovery of the Extracted Product, without being liable for any loss that may occur during the period of the postponement regardless of how that loss might arise.

7. NON INTERFERENCE WITH THE OTHER

The Parties acknowledge that this Agreement is non exclusive between them and exclusive against all other parties, and that each of the parties will have the right to occupy and use the sites for their own purposes, but will do so in such a manner that they cause the minimal interference with the others operation as is reasonably feasible.

8. RIVERSTONE OBLIGATIONS

8.1. Riverstone warrants that:

8.1.1 it is:

(a)   the registered proprietor of Mining Lease ML 80077; a copy of the lease is attached to this Agreement and Memorandum of Transfer to Riverstone marked schedule "M";

(b)  the Environmental Authorities for Mining Lease ML 80077 dated 28 August 2009 a copy is attached to this agreement and marked "Schedule F" and

(c)  the registered owner of extractive industries permit No 175-09 dated 21 September 2011 copies of which are attached to this agreement and marked "Schedule C".

8.1.2 it has not received any notice of default in respect to any of the terms of the mining lease nor is it aware of any facts or circumstances that might give rise to the issue of such a default notice.

8.1.3 it holds all necessary rights, licences, permits to enable BRI to commence mining, and to draw underground water for BRI proposed operations;

8.1.4 it will at all times during the currency of this Agreement observe and perform all the terms of the mining lease; any licences, permits, or mortgages, and all other legislation instruments effecting its interest in the sites;

8.1.5 it will make available, water to BRI's plant for the purpose of operating the plant to the plants designed operating capability; and

8.1.6 it will obtain all necessary consents including but not limited to the consent of any mortgagee or registered proprietors of the sites.

8.1.7. Riverstone warrants that the Extractive Industries Permits and Environmental Authorities are current and effective;

8.1.8 Riverstone where it is the owner of the mining licence will pay, as required by regulation of the Act, to the Queensland Government all crown duties and royalties on the value of Extracted Product and will pay compensation, if any, to the landowners of the Area and registered proprietors of the sites.

8.1.9 When any stage of the area is to be developed and the operation obtains a grant of a Mining Licence and establishes a tenement in the joint names of Riverstone and BRI or its operating subsidiary the joint owners of the Mining Licence will jointly pay as required by regulation of the Act, to the Queensland Government all crown duties and royalties on the value of Extracted Product and will pay compensation, if any, to the landowners of the Area and registered proprietors of the sites.

8.2. Riverstone will retain all the Rights but agree to consent to use by BRI for the specific purpose of producing precious metals from the Sites and Riverstone agrees it will use the rights and do all things reasonably necessary with the rights to enable the mineral extraction business with nnicrofine Technology to be established by BRI on the area and to be conducted for as long as may be required to exploit the resource within the area in stages or as a whole.

8.3 Disclosure

On entering into this or any other Agreement (whether on their own behalf or behalf of a land owner or mining lease or Exploration permit holder), or transaction with BRI during the term or any extension of it to make full disclosure of all material circumstances and of everything known to Riverstone regarding this Agreement which would be likely to influence the conduct of BRI in relation to BRI's operation on the area.

8.4 Protection of Intellectual property

8.4.1 Not to cause or permit anything which may damage or endanger the intellectual property or other intellectual property of BRI or BRI's title to it or assist or allow others to do so;

8.4.2 to notify BRI of any suspected infringement of the intellectual property or other intellectual property of BRI;

8.4.3 to take reasonable action as BRI may direct at the expense of BRI for infringement;

8.4.4 to compensate BRI for any use by Riverstone of the intellectual property otherwise than under this agreement;

8.4.5 to indemnify BRI for any liability incurred to third parties for any use of the intellectual property otherwise than under this agreement;

8.4.6 on the expiry or cancellation of this Agreement to immediately cease to use the intellectual property;

8.5 Riverstone will produce and make available to BRI a continuous stockpile of -4mm material, extracted from the Sites for processing, for the productive life of the Sites subject to Clause 8.7. BRI will pay Riverstone $5.00 per tonne of material that is processed by the microfine processing plant.

8.6 BRI may elect to provide to Riverstone at the cost of BRI funding for the acquisition of earthmoving equipment or further development of assets. which Riverstone will utilise in its operations and to provide stockpile material. If the total amount of the funding is $350,000.00 there will be no charge for the supply of processabie material as described in clause 8.5. The supply of funding of lesser value than $350,000 will operate to reduce the cost per tonne by an amount calculated as pro rata percentage of the actual value to the per tonne cost. Should BRI elect to exercise this option then BRI will provide funding of $100,000 in value within 30 days of receiving its funding for first stage and any of the balance of $250,000 of value on commencing construction of Microfine processing plant.

8.7 If BRI elects to provide funding pursuant to clause 8.6 and is subsequently not charged for the supply of processable material upon and from after the 13th anniversary of the date of this Agreement BRI will be required to pay Riverstone $5.00 per tonne of material that is processed by the microfine processing plant subject to any Agreement entered into by the Parties in the event that further funding is provided by BR!.

9. STAGES OF PROPOSED OPERATIONS

9.1 The parties agree that the area can be developed into production operations in stages. Stages will include:

a).  area to which ML 80077 applies;

b).  area to the east of ML80077 being a resource drawn from 200 ha of surface area in the vicinity of Hungry Hill Creek. For the purposes of identification this stage site is called 'ArxSprings' project site; and

c).  other sites within the area which satisfy Business Case work to commence production.

10. OPERATING SUBSIDIARIES.

10.1 The parties agree BRI will be entitled to use operating subsidiary companies to conduct operations for each stage.

10.2 The use of operating subsidiaries will be subject to:

a).  this agreement, the obligations and rights of Riverstone and BRI;

b). Business Case analysis;

c).  workplan approvals, EPA approvals, Rehabilitation Plan consents and the use or grants of mining licences for each stage;

d). meeting on an ongoing basis the requirements of Government for continued operation and where any Mining Licence is obtained in joint names to jointly comply with obligations of the Mining Licence;

e).  grant of a Technology sublicense of the microfine process; and

f) the approval of Riverstone (that cannot be unreasonably withheld)

11. BUSINESS CASE WORK

11.1 The parties agree to assist each other in the conduct of Business Case analysis and due diligence and specifically to:

a).  do all things reasonably necessary to support and pursue applications for funding from the market and third parties to establish and maintain long-term commercial production operations;

b). do all things reasonably necessary to pursue and support all applications for mining licences, approvals and consents from all relevant government departments having jurisdiction over commercial production operations for mineral extraction; and

c).  use any funding for investment obtained by BRI or its subsidiary to cause BRI or its subsidiary to pay government bonds assessed with applications for mining licences.

12. AGREEMENTS FOR OPERATIONAL STAGES

12.1 The parties acknowledge the importance to each of them of obtaining funding by applications to market and third-party investors and agree to sign separate agreements for each operational stage provided the agreements:

a).  comply with the terms of this agreement;

b).  remains confidential and is for the purpose of a sole single operational stage; and

c).  follows the form and terms of the sample Agreement a copy of which is annexed and marked as "Schedule SA".

13. MINING LICENCE 80077

13.1 The parties agree that until each stage operation is granted its own mining licence and government approvals that Mining Licence 80077 will be available for use by the parties for each stage to;

a).  conduct Business Case analysis;

b).  process samples of Earth material; and

c).  conduct low-level production and operations with commercial plant and equipment.

14.  NOTICE

14.1. Upon breach of a term or obligation of this Agreement by a party the other party must serve a written notice on the party in breach particularising the breach and timeframe of no less than 1 month during which the breach must be rectified.

14.2 If the party fails to rectify the breach within the period specified on the default notice the affected party may then take action for the breach.

15.  BRI OBLIGATIONS

15.1 Prior to the construction or erection of its Plant, BRI shall consult with and obtain Riverstone's approval (which must not be unreasonably withheld) of the location where BRI's desires to situate its plant.

15.2 BRI may fence off an area of not more than 2000 square metres surrounding each of its plants; and notwithstanding anything else contained in this agreement, BRI shall have exclusive use of the area so enclosed to the exclusion of Riverstone or any one claiming under them.

15.3 BRI shall, after consultation with and approval by Riverstone (which approval must not be unreasonably withheld), at its own expense, run power lines, water pipes, establish road access as may be required to enable BRI to carry out its operation permitted under this agreement.

15.4 BRI must use its best endeavours to commission the first plant within 6 months of the date of this agreement, and keep the plant in continuous operation, save for periods maintenance, statutory holidays, 4 weeks of annual holidays, stoppages due to breakdowns of equipment or lack of supplies, labour shortages, strikes, or other matters not reasonably within its control.

15.5 BRI must keep accurate and separate records and accounts for Extracted Product and gross revenue; and, if required by Riverstone provide a summary to Riverstone within 14 days of the end of each quarter of the quality and quantity of Extracted Product recovery from the Sites and gross revenue received; and provide a copy of these records verified by a registered company accountant within 90 days of the end of each financial year.

15.6 Upon completion of mining operations on any of the sites BRI shall remove its plant and equipment, restore the surface of the sites to contours to be agreed upon (and in default of Agreement as to contours, to within one metre of the original contour) and in accordance with the terms of the mining lease and any approved Rehabilitation Plan.

15.7 BRI shall in the exercise of its rights, powers and privileges under this Agreement observe and carry out the requirements of the terms of the mining lease in so far as the terms apply to BRI's operation and all other statutory provisions relating to mining, and all by-laws, rules and regulations of any local or other authority having jurisdiction over the sites.

15.8 BRI shall not blast on any part of the sites.

15.9 Upon the termination of the Agreement by either party:

15.9.1 BRI must fulfil its obligations under the Agreement pursuant to Clause 15.6 and

15.9.2 BRI must return to Riverstone all copies of all relevant Confidential
Information in its possession or control previously provided by Riverstone.

16.    DISPUTE RESOLUTION

16.1 If a dispute arises out of or relates to this agreement, or the breach, termination, validity, or subject matter thereof, or as to any related claim in restitution or at law, in equity or pursuant to any domestic or international statute or law, the parties to the Agreement and the dispute agree to endeavour in good faith to settle the dispute by mediation whereby the Mediator is to be appointed by the Queensland Law Society at the request of one of the parties. 16.2 In the event that the dispute has not settled within 28 days after the appointment of the mediator, or such further period as agreed to in writing by the parties, the dispute shall be submitted to arbitration in Brisbane administered by the Australian Commercial Disputes Centre (ACDC) in accordance with the ACDC Rules for Arbitration operating at the time the dispute is referred to arbitration which are deemed incorporated into this agreement. 16.3 The Arbitrator must not be the same person as the Mediator.

16.4 This clause shall survive the termination of this Agreement.

17.    COMPENSATION

17.1 From the date of commencement of production, BRI must pay to Riverstone a royalty equal to nineteen per cent (19%) of the gross revenue from sale of Extracted Product derived from processing Earth from the first 100 hectares of the Area from any stage and fifteen per cent (15%) of the gross revenue from sale of Extracted Product derived from processing Earth from any part of the area greater than the first 100 hectares (the "Compensation").

17.2 Within 10 days of the end of each month, BRI must advise Riverstone in writing of the refinery receipts received by BRI in the preceding month.

17.3 If the gross revenue includes Goods and Services Tax, then Riverstone must provide a tax invoice for its share of the gross revenue and the Goods and Services Tax prior to payment of their share of the compensation.

17.4 Riverstone's share of the Gross Revenue must be paid to Riverstone within 21 days of the end of each month by BRI and shall be paid by crediting an amount equal to the share of the refinery receipts to which it is entitled to such bank account as Riverstone may from time to time by notice in writing direct. 17.5 Riverstone is not entitled to and must not request that any debtors of BRI direct payment of the gross revenue or any part of it to Riverstone.

18. TERM

18.1 This Agreement remains in force until the expiration the Mining Lease (ML80077) in it's present configuration on part of the area and the expiration of the last of the terms (including any renewed term) of all future mining leases for all or any of the sites, and this Agreement remains in force while any Stage Agreement remains in force.

18.2 If required by notice in writing given by BRI to Riverstone not less than 180 days before the expiry of the Mining Lease, Riverstone must renew the term of the Mining Lease for a further term.

19.  CANCELLATION OF AGREEMENT

This Agreement will be cancelled;

19.1 if not renewed, on the expiry of the term of the Mining Lease (ML80077) in it's present configuration, or if the Mining Lease is renewed, on the expiry of the renewed term of the Mining Lease (ML8077) in it's present configuration and the expiration of the last of the terms (including any renewed term) of all future mining leases for all or any of the stages of the area or on the expiry of the last Stage Agreement for any stage of the area; or

19.3 if, without good cause, BRI does not operate the plant for a continuous period of more than 4 months; or

19.4 On the occurrence of any of the following events which are fundamental breaches of this agreement:

19.4.1 Failure to comply with the terms of any default notice within the time stipulated; or

19.4.2 If either of the parties, their officers, servants or agents of the companies that comprise Riverstone breaches or permits a breach of the confidentially agreement; or

19.4.3 Failure to comply with the terms of the Mining Lease, any mortgage over any of the sites, or any legislative provisions that might put in jeopardy The Plant or BRI's operation; or

19.4.4 Failing to provide water, or interference with the operation of the Plant that reduces the output of the Plant to less than 6 tonnes of Earth per hour, 2 shifts per day, 6 days per week; or

19.5 If, in the opinion of BRI, the continued mining of the Sites is no longer commercially viable; or

19.6 If either of the parties, their officers, servants or agents of the companies that comprise either Riverstone and/or BRI

makes an assignment for the benefit of or composition with its creditors generally; or

19.7 If either of the parties being a company, appoints or resolves to appoint, or an order is made by a court of competent jurisdiction to appoint, an external administrator; or

19.8 If either of the parties being a company, if a receiver or administrator is appointed in respect of the whole or any part of its assets;

19.9 If either of the parties enters into any arrangement either formal or informal with its creditors or allows a judgement against it to be unsatisfied for a period in excess of 21 days;

19.10 If either of the parties, their officers, servants or agents of the companies that comprise Riverstone and/or BRI engages in any conduct prejudicial to the business.

20. CAVEAT

20.1 Riverstone consents to BRI lodging a caveat under S.301 of the Mineral Resources Act in respect to ML80077 or any stage of the area developed which is the subject of this Agreement and any subsequent operating Agreement applicable to any stage, however, BRI must not lodge a caveat until it has advised Riverstone in writing that it has satisfied the due diligence condition and an Agreement described in clause 12 for stage operations for ML 80077 is signed. BRI consents to Riverstone lodging a caveat under S.301 of the Mineral Resources Act in respect of any stage of the area which is developed and where the approvals and mining license granted for the operations are not in the name of Riverstone or in the joint names of Riverstone and BRI or its operating subsidiary.

20.2 The caveat shall be prepared by BRI at its cost and must be in a form approved by the Act or regulations.

20.3 BRI must prepare and submit the caveat consent form to Riverstone who must execute the consent and return it to BRI within 21 days of the consent being sent to Riverstone.

21.   NO COMPETITION

During the currency of this Agreement and any extension thereof plus a period of 18 months, Riverstone agrees:

21.1 Not to engage directly or indirectly in any capacity in any business venture concerning the recovery of microfine particles of Extracted Product that can be construed as being of competitive nature to BRI's business in Australia;

21.2 Not to engage directly or indirectly in any capacity in any business venture concerning the recovery of microfine particles of Extracted Product that can be construed as being of competitive nature to with BRI's business within the State of Queensland; and

21.3 Not to solicit land owners or mining licence holders in Australia with the intent of promoting a competitive business concerning the recovery of microfine particles of extracted product.

22. EXISTING RIGHTS

The expiry or cancellation of this Agreement will be without prejudice to any rights which have already accrued to either of the parties under this agreement.

GENERAL PROVISIONS

23. ADDRESS FOR SERVICE

Each of the parties must nominate and maintain an address for service within Australia.

23.1 BRI's Address for service of Notices is:

Address: Lot 13 Shady Lane, Diamond Valley, Qld 4553

Postal: PO Box 25, Palmwoods, Qld

Email: brianPpacific-isle.com

Telephone: 0415554430

23.2 Riverstone's Address for service of Notices is:

Address: 4 BroIga Court, Little Mountain. Qld. 4551.

Email: rayOrayoline.com.au.

Telephone: 0411 454 088

24.    CHANGE OF ADDRESS

Each of the parties must give notice to the other of change or acquisition of any address, telephone number, facsimile number, or email address as soon as practicable and in any event within 14 days of the change or acquisition.

25.    COSTS

Each party will pay its own costs of the negotiation and execution of this Agreement; and any stamp duty, or other government tax or charge on this Agreement, and Licence will be paid by Riverstone and BRI.

26.    ASSIGNMENT

Neither Party may, directly or indirectly, sell, assign or transfer this Agreement or any rights, privileges or obligations hereunder without the other Party's prior written consent, which consent may not be unreasonably withheld. This and the transactions and other instruments provided for herein will be binding upon and inure to the benefit of the parties, their legal representatives, successors, and permitted assignees. Any delegation or outsourcing will be regarded as a transfer and subject to the provisions of this clause.

27.    DISCRETION

No discretion, exercise of discretion, judgment or opinion or approval of any matter mentioned in this Agreement or arising from it will be deemed to have been made by BRI except if in writing and must be at its sole discretion unless otherwise expressly provided in this agreement.

28.      FORCE MAJEURE

Neither Party will be liable to the other Party if the performance of any of its obligations under this Agreement is prevented or delayed because of force majeure. A Party will be excused from its performance to the extent caused by such force majeure; provided that such Party

(a)    gives notice of the force majeure to the other Party promptly after its occurrence,

(b)    uses its reasonable efforts (including executing any disaster plan) to overcome, mitigate and remove the cause of the event preventing or delaying performance,

(c)    continues the performance of all its obligations under this Agreement that are not prevented or delayed and

(d)    upon cessation of the force majeure, promptly performs or completes performance of the obligations which were prevented or delayed.

29.      PARTIES MUST ACT IN GOOD FAITH

The parties agree to act honestly and in good faith with each other in pursuing the objectives of this Agreement.

30.      NO AGENCY OR PARTNERSHIP

For the purposes of this agreement, the Parties are deemed to be independent contractors. It is expressly agreed that this Agreement and the relationship between the parties do not create any partnership, agency, joint venture, trust in favour of any party, or contract of employment. A party has no authority to bind the other party, or to act for, or to incur any obligation, or assume any responsibility on behalf of the other. Neither party shall have the authority to make any statements, representations or commitments of any kind, or take any action, which shall be binding on the other, except as authorised in writing by the Party to be bound.

31.      TRUST

If a party acts as trustee for a trust, then that party covenants that:

31.1 it will not retire as trustee, appoint a replacement or co-trustee, nor consent to or allow the appointment of a replacement or co-trustee without first obtaining the consent of the other party, whose consent must not be unreasonably withheld;

31.2 it is a condition of the appointment of a new trustee or co-trustee that it agrees in writing to be bound by the terms of this Agreement as if it was an original signatory; and

31.3 the trustee warrants that the trust has power to enter into and bind the trust fund to the terms of this agreement.

32.      NOTICES

32.1 Any notice to be served on either of the parties by the other must be:

32.1.1 in writing;

32.1.2 signed by the party giving the notice;

32.1.3 addressed to the Address for Service;

32.1.4 delivered, sent by prepaid, recorded or registered post or by electronic mail.

32.2 A Notice given to a person in accordance with this Agreement is deemed to have been given and received:

32.2.1 if delivered, on the day of delivery if delivered before 5.00pm on a

Business Day, otherwise on the next business day;

32.2.2 within 72 hours of posting; or

32.2.3 within 24 hours if sent by electronic mail to the correct electronic mail address of the addressee.

32.3 Any notice served by electronic mail must also be posted to the addressee by express post on the same day that the electronic mail is sent.

33.     RECEIPT OF MONEY

The receipt of money by either party does not prevent either of them from questioning the correctness of the any statement for any money.

34.      RESERVATION OF RIGHTS

All rights not expressly granted to BRI by this Agreement are reserved to Riverstone. The rights may be used jointly by the Parties to satisfy the intent of this Agreement.

35.     RIGHTS CUMULATIVE

All rights granted to either of the parties will be cumulative and no exercise by either of the parties of any right under this Agreement will restrict or prejudice the exercise of any other right.

36.      SEVERANCE

In the event that any provision of this Agreement is declared by any judicial or other competent authority to be void, voidable, illegal or otherwise unenforceable the parties may amend that provision in a reasonable manner as achieves the intention of the parties without illegality or at the discretion of either party it may be severed from this Agreement and the remaining provisions of this Agreement remain in effect unless either party in its discretion decide that the effect of a declaration is to defeat the original intention of the parties in which event either party may cancel this Agreement by 30 days notice to the other.

37.     SURVIVAL OF TERMS

No term will survive expiry or cancellation of this Agreement unless expressly provided.

38.     WAIVER

The failure by either party to enforce at any time or for any period any one or more of the terms of this Agreement must not be a waiver of them or of the right at any time subsequently to enforce all or any terms of this agreement. A right may only be waived by Notice and signed by the party to be bound by the waiver.

39.    CONFIDENTIALITY

The parties agree to keep confidential and not disclose to any person without the consent of the other:

39.1 the contents of this Agreement and associated negotiations;

39.2 any document created pursuant to or in contemplation of this Agreement provided that BRI may disclose any Agreement described in clause 12 for the purpose of seeking funding to commence operations for any stage;

39.3 the Confidential Information; and

39.4 the Intellectual Property.

39.5 This clause and the confidentiality Agreement shall continue in full force for the currency of this agreement, and any extension thereof, plus three years.

40.     FURTHER ASSURANCE

Each party must promptly at its own cost do all things (including executing and delivering all documents) necessary or reasonably required of it by Notice from another party to give full effect to this Agreement and to perfect, protect and preserve the rights of the other parties to this Deed.

41.     GOVERNING LAW AND JURISDICTION

41.1 This Agreement will be governed by Queensland state law in every particular including formation and interpretation and must be deemed to have been made in the State of Queensland; Any proceedings arising out of or in connection with this Agreement may be brought in any court of competent jurisdiction in the State of Queensland;

41.2 The submission by the parties to this jurisdiction will not limit the right of either party to commence any proceedings arising out of this Agreement in any other jurisdiction it may consider appropriate;

41,3 Any notice of proceedings or other notices in connection with or which would give effect to any proceedings may without prejudice to any other method of service be served on any party in accordance with the provisions of this agreement.

42.   COUNTERPART

This Agreement may be executed with original signatures on one or more documents or counterparts all of which taken together shall be deemed to constitute one and the same agreement. Duplicate original documents or copies of this document shall be deemed to have the same force and effect as a signed original document. The execution by each party of a separate copy of this Agreement and its transmission by facsimile to the other party shall be sufficient to constitute a legal contract.

43.   ENTIRE AGREEMENT

This Agreement sets forth the entire Agreement understanding between the parties and supersedes all prior contracts, agreements and understandings between the parties pertaining to the subject matter or this Agreement, and no addition to or modification of this Agreement shall be binding on either party unless reduced to writing and signed by all parties.

44.  VARIATIONS

No variation of this Agreement or consent to a departure by the party from a provision, will be of effect unless it is in writing, signed by the parties or (in the case of a waiver) by the party giving it. Any such variation or consent will be effective only to the extent to or for which it may be made or given.

 SIGNING PAGE

Executed by:
BRI Microfine Pty Limited (ACN 134 669 846)
in accordance with S. 127 of the Corporations
Act 2001 and by authority of its director
Brain James Smith;

Riverstone Resources Pty Limited

(ACN 140 911 922) in accordance

with S.127 of the Corporations
Act 2001 and by Authority of its
Managing Director Ray Francis;

Exhibit 99.10 “Riverstone Master Schedule A Map”

Schedule A: Map of the Area

NOTES:
Estimated average thickness of resource = 15m,
Maximum extraction depth is 1m above watertable,
Extraction commences at lowest elevation within each subcatchment and progresses uphill.
Existing Dam
7 WK149
CHELTENHAM ROAD
Existing Bore
Amenities/ Car parking/ Weighbridge / Plant / Stockpile Area
7 WK149
MCKINNEY CREEK
Site Access
Stage 2
1 WK47
Site Access
Stage 1
2495 WW372
958 B37140
1 RP93633
2192 B37140
904 B37140
8 WK149
5 SL46101
958 B37140
1 RP93632
5 WK96
Possible Future Plant/Sotckpile Area
Possible Future Site Access
EURONMEAH ACCESS ROAD
CHELTENHAM ROAD
5 WK96
6 WK96
Stage 3
1 WK47
4 WK45
Legend:
Sub dominant
General water runoff direction
General direction of extraction - from lowest elevation to highest within each subcatchment area
Drainage Channels
Water treatment pond
Natural Drainage Lines
Top of embankment
Ridgeline - subcatchment boundary
Site Access
Amenities/ Car parking/ Weighbridge / Plant / Stockpile Area
Legend:
Coonambula Sand Operation
Riverstone Resources
Figure 5 - Conceptual Quarry Development Plan
GROUNDWORK
0
400
1205.011a
1

Figure 5 – Conceptual Quarry Development Plan

Page 12 of 12

Department of Environment and Resource Managemen

Exhibit 99.11 “Riverstone Master Schedule B Environmental Approvals”

Schedule B: Environment Approvals for Extractive Industries

Ray Francis, Managing Director of Riverstone Resources Pty Ltd certifies this is a true and correct copy of Environment Approvals Extractive Industries dated 30 June 2009

Ray Francis on behalf of Riverstone Resources Pty Ltd.

Dated ( ________________________________

Section 3.3.16 and 3.3.18 Integrated Planning Act 1997

DERM Permit number: IPCE015389

DERM Permit' number: IPCE01538909

Assessment Manager Reference: DA175-09

Date application received by DERM: 30 June 2009

Permit Type: Concurrence Response for a MCU involving an ERA

Date of Decision: 17 December 2009

Decision: Granted in full subject to conditions

Relevant Laws and Policies: Environmental Protection Act 1994 and any subordinate legislation

Jurisdiction: Item 1 in Table 2 of Schedule 2 of the Integrated Planning Regulation 1998

Development Description:

Property	Lot/Plan(s)	Aspect of Development
2878 Cheltenham Rd, EIDSVOLD, QLD 4627	Lot 5 on Plan WK96;	ERA 16(2Xc) - extracting, other than by dredging, more than 100000t to 1000000t of material in a year.
	Lot 6 on Plan WK96;	ERA 16(3)(13) - screening more than 1000001 to 10000001 of material in a year.
	Lot 7 on Plan WK149	ERA 8(3)(a) - storing 10m3 to 500m3 of chemicals of class C1 or C2 combustible liquids under AS 1940 or dangerousgoods class 3.
Lot 8 on Plan WK 149.

Reasons for inclusion of development conditions

In accordance with section 3.3.18(8) of the Integrated Planning Act 1997 and section 278 of the Acts

Interpretation Act 1954, the reasons for the inclusion of development conditions are:

1) The Department of Environment and Resource Managements a concurrence agency under the Integrated Planning Regulation 1998 for the purposes of the Environmental Protection Act 1994.

2) Any development conditions placed on this permit` for an environmentally relevant activity are in accordance with section 738 of the Environmental Protection Act 1994.

Permit includes licenses, approvals, permits, authorization, certificates, sanctions or equivalent/similar as required by legislation administered by the Department of Environment and Resource Management and the

Queensland Parks and Wildlife Service

Additional comments or advice about the application

Nil

Additional information for applicants

Any operator conducting environmentally relevant activities under this approval should be aware of the existence of Mining Lease ML80077, which exists over a portion of Lot 7 on Plan WK149. Any activities conducted within the mining lease area must comply with all requirements of the Mineral Resources Act

1989.

Contaminated Land

It is a requirement of the Environmental Protection Act 1994 that if an owner or occupier of land becomes aware a Notifiable Activity (as defined by Schedule 2 of the Environmental Protection Act 1994) is being carried out on the land or that the land has been affected by a hazardous contaminant, they must, within 30 days after becoming so aware, give notice to the Department of Environment and Resource Management.

Environmentally Relevant Activities

The aforementioned description of any environmentally relevant activity (ERA) for which this permit is issued is simply a restatement of the ERA as prescribed in the legislation at the time of issuing this permit. Where there is any conflict between the above mentioned description of the ERA for which this permit is issued and the conditions specified herein as to the scale, intensity or manner of carrying out of the ERA, then such conditions prevail to the extent of the inconsistency.

This permit authorizes the ERA. It does not authorizes environmental harm unless a condition within this permit explicitly authorizes that harm. Where there is no such condition, or the permit is silent on a matter,

the lack of a condition or silence shall not be construed as authorized harm.

In addition to this permit, the person to carry out the ERA must be a registered operator under the

Environmental Protection Act 1994. For the person to become a registered operator, they must apply for a registration certificate under section 73F of the Environmental Protection Act 1994.

Tim Brain

Delegate

Department of Environment and Resource Management

17 December 2009

 CONDITIONS OF APPROVAL

Agency Interest: General

PGI Prevent and/or minimise likelihood of environmental harm.

In carrying out an ERA to which this approval relates, all reasonable and practicable measures must be taken to prevent and / or to minimise the likelihood of environmental harm being caused.

PG2 Extraction must only be undertaken within the areas indicated as Stage 1, Stage 2 and Stage 3 extraction areas on Figure 5— Conceptual Quarry Development Plan attached.

PG3 The total amount of material extracted in any year (as defined under section 16 of the Environmental Protection Regulation 2008) must not exceed 350,000 tonnes.

PG4 Maintenance of Measures, Plant and Equipment. The operator of an ERA to which this approval relates must:

(a) install all measures, plant and equipment necessary to ensure compliance with the conditions of this      approval; and

(b) maintain such measures, plant and equipment in a proper and efficient condition; and

(c) operate such measures, plant and equipment in a proper and efficient manner.

PG5 Site Based Management Plan.

From commencement of an ERA to which this approval relates, a site based management plan (SBMP) must be implemented. The SBMP must identify all sources of environmental harm, including but not limited to the actual and potential release of all contaminants, the potential impact of these sources and what actions will be taken to prevent the likelihood of environmental harm being caused. The SBMP must also provide for the review and continual improvement' in the overall environmental performance of all ERAs that are carried out.

The SBMP must address the following matters:

(a) Environmental commitments - a commitment by senior management to achieve specified and relevant environmental goals.

(b) Identification of environmental issues and potential impacts.

(c) Control measures for routine operations to minimise likelihood of environmental harm.

(d) Contingency plans and emergency procedures for non-routine situations.

(e) Organisational structure and responsibility.

(f) Effective communication.

(g) Monitoring of contaminant releases.

(h) Conducting environmental impact assessments.

(i) Staff training.

(j) Record keeping.

(k) Periodic review of environmental performance and continual improvement.

P06 The site based management plan must not be implemented or amended in a way that contravenes any condition of this approval.

PG7 Notification.

 Telephone the Department of Environment and Resource Management's Pollution Hotline or local office as soon as practicable after becoming aware of any release of contaminants not in accordance with the conditions of this approval.

PG8 Information About Spills.

 A written notice detailing the following information must be provided to the Department of Environment and Resource Management within 14 days of any advice provided in accordance with condition PG7:

a) the name of the operator, including their approval / registration number;

b) the name and telephone number of a designated contact person;

c) quantity and substance released;

d) vehicle and registration details;

e) person/s involved (driver and any others);

f) the location and time of the release;

g) the suspected cause of the release;

h) a description of the effects of the release; I) the results of any sampling performed in relation to the release,

j) actions taken to mitigate any environmental harm caused by the release; and

k) proposed actions to prevent a recurrence of the release.

PG9 Monitoring.

A competent person(s) must conduct any monitoring required by this approval.

PG10 Equipment Calibration.

All instruments, equipment and measuring devices used for measuring or monitoring in accordance with any condition of this approval must be calibrated, and appropriately operated and maintained.

PGI 1 Records.

Record, compile and keep all monitoring results required by this approval and present this Information to the administering authority when requested.

PG12 All records required by this approval must be kept for 5 years.

PG 13 Trained / Experienced Operator(s).

The daily operation of the pollution control equipment must be carried out or overseen by a person(s) with appropriate experience and/or qualifications to ensure the effective operation of that equipment.

PG14 Spill Kit.

An appropriate spill kit, personal protective equipment and relevant operator instructions/emergency procedure guides for the management of wastes and chemicals associated with the ERA must be kept at the site.

PGI 15 Spill Kit Training.

Anyone operating under this approval must be trained in the use of the spill kit. Agency Interest: Air

PA1 Nuisance.

The release of noxious or offensive odours or any other noxious or offensive airborne contaminants resulting from the activity must not cause a nuisance at any nuisance sensitive or commercial place.

PA2 Dust Nuisance.

The release of dust and/or particulate matter resulting from the ERA must not cause an environmental nuisance at any nuisance sensitive or commercial place.

PA2 Dust Monitoring

When requested by the administering authority, dust and particulate monitoring must be undertaken to investigate any complaint of environmental nuisance caused by dust and/or particulate matter, and the results notified within 14 days to the administering authority following completion of monitoring. Monitoring must be carried out at a place(s) relevant to the potentially affected dust sensitive place and at upwind control sites and must include:

a) for a complaint alleging dust nuisance, dust deposition (monitored in accordance with

Australian Standard AS 3580.10.1:2003 or more recent editions); and

b) for a complaint alleging adverse health effects caused by dust, the concentration per cubic metre of particulate matter with an aerodynamic diameter of less than 10 micrometre (pm)

(PMI 0) suspended in the atmosphere over a 24hr averaging time (monitored in accordance with Australian Standard AS 3580.9.6:2003 or more recent editions or AS 3580.9.9:2006 or more recent editions).

PA3 In the event of a complaint about dust, and at the request of the administering authority, the Registered

Operator must, within four weeks, develop a dust management plan. The dust management plan must address at least, but not be limited to, the following matters:

a) identification of dust sources and activities at the place(s) which impact on nuisance sensitive places;

b) the control or abatement measures that can be undertaken to reduce identified dust sources;

c) the expected reduction of dust emissions at the dust sensitive place that would be achieved from implementing the proposed measures;

d) the handling of future dust complaints;

e) community liaison and consultation; and

f) training of staff in dust management practices.

PA4 Upon the completion of the dust management plan it must be submitted to the Administering Authority within

5 days for its review and comment.

PA5 After the administering authority has provided comment on the dust management plan, the registered operator must have due regard to any comments made by the administering authority, and must implement the plan as soon as practicable.

PA6 Dust Control - Stockpiles

Stockpiles must be managed using all reasonable and practicable measures necessary to minimise the release of wind blown dust or particulate matter to the atmosphere. Reasonable and practicable measures must include at least the following:

a) watering of stockpiles; and

b) maintenance of effective buffers; and

c) minimising the size and height of stockpiles: and

d) covering the stockpile (when required); and

e) containing all stockpiles within a designated area.

PA7 Dust Control - Vehicles

All vehicles associated with the approved activity on the site must be operated and Maintained using all reasonable and practicable measures necessary to prevent windblown dust. Reasonable and practicable measures must include but are not limited to:

a) damping down materials loaded in the haulage vehicle prior to transport; and

b) having the entire load covered with a tarpaulin or similar material prior to departure from the approved site; and

c) clearing of spillage from side rails, tail gates and draw bars of trucks prior to departure from the approved site.

d) Ensuring access roads and tracks are constructed and maintained in a manner that minimises wind blown dust.

PA8 The Registered Operator must take appropriate measures to inform and instruct the drivers of all trucks

(including contract transporters) that they must comply with the requirements set out in condition PA7.

PA9 Screening Equipment

Screening plants and external transfer conveyors must be operated and maintained using all reasonable and practicable measures necessary to minimise the release of wind blown dust to avoid environmental nuisance from the dust. Reasonable and practicable measures may include but are not limited to:

a) transfer of materials in a moist state;

b) use of water sprays within the plant; and

c) use of shielding and wind breaks.

Agency Interest: Land

PL1 Preventing Contaminant Release to Land.

Contaminants must not be released to land.

PL2 Spillage of all chemicals and fuels must be contained within an on-site containment system and controlled in a manner that prevents environmental harm.

 NOTE: All petroleum product storage's must be designed, constructed and maintained in accordance with AS 1940 - Storage and Handling of Flammable and Combustible Liquids.

PL3 The base and walls of all bunded areas must be maintained free from gaps and cracks.

PL4 Land Rehabilitation

 Rehabilitation of disturbed areas must take place progressively as works are staged and new areas of extraction are commenced

PL5 The site (including all disturbed areas such as slopes, borrow pits, stockpile and screening areas) must be rehabilitated in a manner such that:

(a) suitable species of vegetation are planted and established (where practical, native species should be used);

(b) potential for erosion of the site is minimised;

(c) the quality of stormwater, other water and seepage released from the site is such that releases of contaminants such as suspended solids, turbidity, total dissolved salts, pH, total iron, total aluminium, and total manganese are not likely to cause environmental harm;

(d) the likelihood of environmental nuisance being caused by release of dust is minimised;

(e) the water quality of any residual water body meets relevant criteria for subsequent uses and does not have potential to cause environmental harm;

(f) the final landform is stable and not subject to slumping; and

(g) any actual and potential acid sulfate soils in or on the site are either not disturbed, or are submerged or treated, so as to not be likely to cause environmental harm.

PL6 Final Land Use and Rehabilitation Plan

Within 6 months of the commencement of the approved activities, the Registered Operator must develop and implement a Final Land Use and Rehabilitation Plan to ensure that all areas disturbed by the approved activities will be suitably and progressively rehabilitated in accordance with Condition PL4 and PL5. The Plan must include, but not be limited to the following:

a) disturbance type and area;

b) pre and post ERA landform descriptions;

c) pre and post ERA land suitability;

d) proposed vegetation species;

e) a description of rehabilitation management techniques incorporating a monitoring and reporting program, and timetables;

f) indicators for success; and

g) keeping of appropriate records of rehabilitation measures implemented including taking of photographs demonstrative of rehabilitation achieved and the preparation of annual rehabilitation progress reports; and

h) provision of an annual summary of rehabilitation progress must be submitted to the administering authority with each annual return.

PL7 Within 5 months of the commencement of the approved activities, the registered operator must submit a copy of the Final Land Use and Rehabilitation Plan, as required by condition PL6 to the administering authority, and in finalising the plan must have due regard to comments made by the administering authority.

Agency Interest: Noise

PN1 Noise Nuisance.

 Noise from the ERA must not cause an environmental nuisance at any nuisance sensitive place or commercial place.

PN2 All noise from the activities must not exceed the levels specified in Table 1 - Noise limits at any nuisance sensitive or commercial place.

PN3 Blasting operations are not to be conducted on site.

PN4 Noise Monitoring.

When requested by the administering authority, noise monitoring must be undertaken to investigate any complaint of noise nuisance, and the results notified within 14 days to the administering authority. Monitoring must include:

a) the level and frequency of occurrence of impulsive or tonal noise; -

atmospheric conditions including wind speed and direction;

b) effects due to extraneous factors such as traffic noise; and - location, date and time of recording.

PN5 In the event of a complaint about noise, and at the request of the administering authority, the

Registered Operator must, within four weeks, develop a noise management plan. The noise management plan must address at least, but not be limited to, the following matters:

a) identification of component noise sources and activities at the place(s) which impact on nuisance sensitive places;

b) the measured and/or predicted level of these noise sources and activities at nuisance sensitive places;

c) the best practice control or abatement measures that can be undertaken to reduce identified intrusive noise sources;

d) the level of noise at nuisance sensitive places that would be achieved from implementing these measures;

e) identifying the most suitable hours of operation for activities to avoid creation of nuisance noise at nuisance sensitive places;

f) the handling of future noise complaints;

g) community liaison and consultation; and

h) training of staff in noise management practices.

PN5 Upon the completion of the noise management plan it must be submitted to the administering authority.

PN6 After the administering authority has provided comment on the noise management plan, the registered operator must have due regard to any comments made by the administering authority, and must implement the plan as soon as practicably possible.

PN7 The method of measurement and reporting of noise levels must comply with the latest edition of the

Department of Environment and Resource Management's Noise Measurement Manual.

Agency Interest: Social

PSI Complaint Response.

The operator of the ERA music record the following details for all complaints received and provide this information to the administering authority on request:

a) Time, date, name and contact details of the complainant;

b) reasons for the complaint;

c) any investigations undertaken;

d) conclusions formed; and

e) any actions taken.

Agency Interest: Water

PW1 Erosion protection measures and sediment control measures must be implemented and maintained to minimize erosion and the release of sediment.

PW2 Contaminants other than settled/treated stormwater runoff water released in compliance with condition

PW4 must not be released from the site to surface waters or the bed or banks of surface waters.

PW3 Stormwater from any disturbed area on the site, other than settled/treated stormwater runoff water released in compliance with condition PW4, must not be released to surface waters or the bed or banks of surface waters.

PW4 Settled/treated storm water runoff waters from those areas of the site that drain to the sediment control system must only be released in compliance with the release limits listed in Table 2 - Contaminant release limits to water, from the following discharge locations:

-Water Treatment Pond release points - namely release of Settled/treated storm water from any water treatment pond on the site at the pond overflow point.

PW5 Monitoring

Monitoring must be undertaken and records kept of contaminant releases to waters from the discharge location for the quality characteristics and not less frequently than specified in Table 1 - Contaminant release limits to water. All determinations of the quality of contaminants released must be:

a) made in accordance with methods prescribed in the latest edition of the Department of

Environment and Resource Management's Water Quality Sampling Manual; and

b) carried out on samples that are representative of the discharge.

PW6 The size of any sedimentation dam must be sufficient to contain runoff expected from a 24 hour storm with an average recurrence interval of 1 in 5 years.

PW7 Suitable banks and/or diversion drains must be installed and maintained to exclude storm water runoff from areas upstream of any disturbed area from entering the disturbed area.

PW8 Activities must be conducted in a manner that, as far as reasonable and practicable, minimizes the area of land that is subject to disturbance.

Agency Interest: Waste

PWA1 Waste Records.

A record of all waste materials generated and removed from the site must be kept detailing the following information:

a) date of pickup of waste;

b) description of waste;

c) quantity of waste;

d) origin of the waste; and

e) destination of the waste.

Note: Trackable wastes as listed in Schedule 1 of the Environmental Protection (Waste Management) Regulation 2000 are not covered by this condition. Trackable wastes have similar recording requirements to this condition in accordance with a waste tracking system established under the above Regulation.

DEFINITIONS

Words and phrases used throughout this permit.' are defined below. Where a definition for a term used in this permit is sought and the term is not defined within this permitl the definitions provided in the relevant legislation shall be used.

"administering authority" means the Department of Environment and Resource Management (previously the Environmental Protection Agency or EPA) or its successor.

"annual return" means the return required by the annual notice (under section 316 of the Environment

Protection Act 1994) for the section 73F registration certificate that applies to the development approval

"approval" means 'notice of development application decision' or 'notice of concurrence agency response under the Integrated Planning Act 1997.

"approved plans" means the plans and documents listed in the approved plans section in the notice attached to this development approval.

"authorized place" means the place authorized under this development approval for the carrying out of the specified environmentally relevant activities.

"commercial place" means a place used as an office or for business or commercial purposes.

"dwelling" means any of the following structures or vehicles that is principally used as a residence -

• a house, unit, motel, nursing home or other building or part of a building;

• a caravan, mobile home or other vehicle or structure on land;

• a water craft in a marina.

"Department of Environment and Resource Management" means the department or agency (whatever called) administering the Environmental Protection Act 1994.

"ERA" means Environmentally Relevant Activity as authorized by this approval

"Intrusive noise" means noise that, because of its frequency, duration, level, tonal characteristics,

impulsiveness or vibration -

• is clearly audible to, or can be felt by, an individual; and

• annoys the individual.

• In determining whether a noise annoys an individual and is unreasonably intrusive, regard must be given to Australian Standard 1055.2 — 1997 Acoustics — Description and Measurement of Environmental Noise Part 2 — Application to Specific Situations.

"LA to. adj. 10 mins" means the A-weighted sound pressure level, (adjusted for tonal character and impulsiveness of the sound) exceeded for 10% of any 10 minute measurement period, using Fast response. "LA 1, adj, 10 mins" means the A-weighted sound pressure level, (adjusted for tonal character and impulsiveness of the sound) exceeded for 1% of any 10 minute measurement period, using Fast response.

„,„,adj, Tu means the average maximum A-weighted sound pressure level, adjusted for noise character and measured over any 10 minute period, using Fast response.

"land" in the "land schedule" of this document means land excluding waters and the atmosphere.

"mg/L" means milligrams per litre.

"nuisance sensitive place" includes -

• a dwelling, residential allotment, mobile home or caravan park, residential marina or other residential premises; or

• a motel, hotel or hostel; or

• a kindergarten, school, university or other educational institution; or

• a medical centre or hospital; or

• a protected area under the Nature Conservation Act 1992, the Marine Parks Act 1992 or a World Heritage

Area; or

• a public thoroughfare, park or gardens; or

• a place used as a workplace, an office or for business or commercial purposes and includes a place within the curtilage of such a place reasonably used by persons at that place.

"quarry material" means material on State coastal land, other than a mineral within the meaning of any Act fl relating to mining. Material includes for example stone, gravel, sand, rock, clay, mud, silt and soil, unless it is removed from a culvert, stormwater drain or other drainage infrastructure as waste material.

"regulated waste" means non-domestic waste mentioned in Schedule 7 of the Environmental Protection

Regulation 1998 (whether or not it has been treated or immobilised), and includes I for an element - any chemical compound containing the element; and

• anything that has contained the waste.

"site" means land or tidal waters on or in which it is proposed to carry out the development approved under this development approval.

"tidal water" means the sea and any part of a harbour or watercourse ordinarily within the ebb and flow of the tide at spring tides.

"watercourse" means a river, creek or stream in which water flows permanently or intermittently -

• in a natural channel, whether artificially improved or not; or in an artificial channel that has changed the course of the watercourse.

"waters" includes river, stream, lake, lagoon, pond, swamp, wetland, unconfined surface water, unconfined water natural or artificial watercourse, bed and bank of any waters, dams, non-tidal or tidal waters (including the sea), stormwater channel, stormwater drain, roadside gutter, stormwater run-off, and groundwater and any part-thereof.

"works" or "operation" means the development approved under this development approval.

"you" means the holder of this development approval or owner / occupier of the land which is the subject of this development approval.

"50th percentile" means not more than three (3) of the measured values of the quality characteristic are to exceed the stated release limit for any six (6) consecutive samples for a release/monitoring point at any time during the environmental activity(ies) works.

END OF CONDITIONS

Exhibit 99.12 “Riverstone Master Schedule C Extractive Industries Permit”

Schedule C: Extractive Industries Permit

I, Ray Francis, Managing Director of Riverstone Resources Pty Ltd certify this is a true and correct copy of Extractive Industries Permit Number 175-09…dated 21/09/11

By: /s/ Ray Francis_____

Ray Francis on behalf of Riverstone Resoures Pty Ltd.

Dated 1/3/12_________

In the Planning and Environment Court                                                        No 1789 of 2011

Heid at: Brisbane

Between:          Riverstone Resource Pty Ltd                Appellant

(CAN 140 911 922)

And:                North Burnett Regional Council            Respondent

And:                 Chief Executive, Department of              Co-Respondent by Election

            Transport and Main Roads

JUDGEMENT

Before His Honour Judge Searles

Date of Hearing: 22 December 2011

Date of Order: 22 December 2011

THIS MATTER HAVING on this day come on for hearing by way of appeal against the decision of the Respondent to approve, subject to conditions, only stage 1 of the development application made by the ppellant under the repealed Integrated Planning Act 1997 (IPA) for a development permit for a material change of use (extractive industry) over land at 2878 Cheltenham Road, Eidsvold, which is particularly described as Lot 5 and Lot 6 on WK96 and Lot 7 and Lot 8 of WK 149;

AND UPON HEARING the Solicitor for the Appellant Counsel for the Respondent and the Solicitor for the Co-Respondent;

AND UPON READING the Notice of Appeal filed on 26 May 2011, the affidavit of Wency Kate Evans affirmed on 6 October 2011, the affidavit of Veronica Mary Ann Ford affirmed on 15 November 2011 and the affidavit of Hayley Jade Schindler affirmed on 15 November 2011;

AND UPON THE COURT BEING SATISFIED THAT:

1.	The Appellants have complied with Chapter 3, Part 4, Division 2 of IPA with regards to public notification of the development application the subject of these proceedings; and

JUDGEMENT                                                                             Norton Rose Australia

Filed on behalf of the Appellant                                                     Level 17, 175 Eagle Street, Brisbane Qld 4000

                                                                                       Phone no. (07) 3414 2888

Form PEC-7                                                                                Fax no. (07) 3414 2999

Email: Hayley.schindler@nortonrose.com

DX114

Sustainable Planning Act 2008                                                                     Version 1                                                                   April 2010

APAC #12716315-v1

Exhibit 99.13 “Riverstone Master Schedule F EPA Approvals”

Schedule F: EPA approvals for Mining License ML 80077

eQueensland Government

1,nquiries T )4in id 1:ohert

(duphoue (07)4121 tgib

Vont' tiferotcc.

(In tacuriec MR1113I0

28 August 2009

Rayoline Ply Ltd

PO Box 3952

CALOUNDRA OLD 4551

Attention: Mr Ray Francis Dear Mr Francis

Re: Plan of Operations and Financial Assurance — Rayoline Pty Ltd and Anning Enterprises Pty Ltd Coonambuia Project, ML80077 — Environmental Authority Pio. MIC200634307

1 would like to advise you that the plan of operations for the Rayoline Pty Ltd and Arming Enterprises Pty Ltd Coonambula Project (for ME80077. Environmental Authority No. MIC200634307) which was submitted 23 July 2009:

•            Complies with the requirements of Section 214(1) of the Environmental Protection Act 1994 (EP Act);

•            Complies with the audit statement requirements of section 234(3) of the EP Au: and

•            Complies with the EPA's financial assurance calculation requirements.

As per the financial assurance calculations provided in the Plan of Operations. the required amount of financial assurance under environmental authority MIC200634307 for the Rayoline Pty Ltd and Alining Enterprises l'ty Ltd Coonamhula Project is Si 3317.99. With a performance discount category 5 (or a 0% discount), the financial assurance required by the Environmental Protection Agency to be lodged is $13.317.99.

A notice advising the required amount of financial assurance has been sent to the Mining Registrar of the Department of Mines and Energy, and the Registrar will advise you of financial assurance and the process for lodging it.

The financial assurance amount stated above will be reviewed in any future amendment to. or replacement of: the Plan of Operations.

If you have any queries regarding this matter, please do not hesitate to contact Daniel Cohen on telephone (07) 4121 1816.

Yours sincerely

Tim Brain

Regional Manager

Environmental Services (Wide Bay Region)

Department of Environment and Resource Management

1, Ray Francis, Managing Director of Riverstone Resources Pty Ltd certify this is a true and correct copy of EPA approvals for Mining License ML 80077 da 2sth Aug 2009

By: /s/ Ray Francis

CnrLemoox and Ake Stets PO Box 101 MARY8OR01.104-1 C11.6[1]4650 le4ephore i07) 4121 11116 Facs.mila (00 4121 11350 Websito www.derm d pov.au MN 46640 294 Atlfi

Ray Francis on b ,half of Riverstane Resources Pty Ltd.

Dated:     /   /

Exhibit 99.14 “Riverstone Master Schedule M Mining License”

Schedule M: Mining License 80077

Queensland Mines and Energy Dept of Employment, Economic Development and Innovation Mining Lease Report - Public	23 Jul 2010 11:44 am Page 1 of 3 MLR_470 3.0.2

Tenure Id: ML 80077

District: Previous Id: Name of Lease: Status: Sub-Status:	ROCKHAMPTON SPRING GULLY GRANTED

Native Title Category: EXCLUSIVE LAND

Native Title Sub Category:

Pre-requisite Tenure Ids

PROSPECTING PERMIT NOS 80203 & 80204

Tenancy Type: Tenancy In Common

Principal Holder

ANNING ENTERPRISES PTY LTD

C/-RAY FRANCIS

4 BROLGA COURT

LITTLE MOUNTAIN

QLD 4551

Holders Names	Share %	Status	Deal In	Date Appv	Deal Out
RAYOLINE PTY LTD	50.0000	Current	1015193	9-Jun-2009
ANNING ENTERPRISES PTY LTD	50.0000	Current	1015193	9-Jun-2009
RANDALL Kevin Stanley	50.0000	Former	0	9-Aug-1999	1015193
CANN Graham Frederick	50.0000	Former	0	9-Aug-1999	1015193

Marked Out Date and Time:	7-Aug-1999	12:00 PM
Lodged Date and Time:	9-Aug-1999	2:00 PM
Term Sought:	5 years
Certificate of Application Issued:	10-Aug-1999

Situated Within at Date Lodged
Area:	9.8296 Ha
Surface Area:	9.8296 Ha

I, Ray Francis, Managing Director of Riverstone Resources Pty Ltd certify this is a true and correct copy of Mining License ML 86077 dated 23rd July 2010

By: /s/ Ray Francis

Ray Francis on behalf of Rivcrstone Resources Pty Ltd.

Dated 1/3/12

Queensland Mines and Energy Dept of Employment, Economic Development and Innovation Mining Lease Report - Public	23 Jul 2010 11:44 am Page 2 of 3 MLR 470 3,02

Tenure Id: ML 80077

Local Authorities

North Burnett (R)

Minerals / Purpose

SILVER ORE GOLD

CERIUM ORE

COPPER ORE

IRON ORE POTASSIUM MANGANESE ORE

NIOBIUM/ COLUMBIUM/ COLUMBITE

NICKEL ORE PHOSPHORUS

LEAD ORE RUTILE

SULPHUR ANTIMONY ORE

SILICA / SILICON /ROCK CRYSTAL

TIN ORE

TITANIUM ORE

VANADIUM ORE

TUNGSTEN / WOLFRAM / SCHEELITE

ZINC ORE

Locality

25 KILOMETRES SOUTHWEST OF EIDSVOLD

Date of Grant: 16-DEC-1999

Act Granted Under: MINERAL RESOURCES ACT 1989

Queensland Mines and Energy Dept of Employment, Economic Development and Innovation Mining Lease Report - Public	23 Jul 2010 11:44 am Page 3 of 3 MLR_470 3.0.2

Tenure Id: ML 80077

Plan Number                              Previous Plan Number                              Volume                  Folio

General Remarks

Renewal Processes

Notice issued: 19-DEC-2008

Lodged: 26-JUN-2009

Approved: 22-JUL-2010

Term History

Commenced                    Expiry                  Years

01-JAN-2000            31-DEC-2004                   5

01-JAN-2005            31-DEC-2009                   5

01-JAN-2010            31-DEC-2014                   5

Land                      Compensation

Background Tenures                                                                       Usage                     Required                               Finalised

LOT 7 ON WK149 FREEHOLD PAR CHELTENHAM CO        Mining                       Y                                  24-JUL-2009

WICKLOW

Dealing               Action                  Expected                     Actual

Dealing Name                                                                         Number                    Initiated                   Completion                Completion

ASSIGNMENT OF INTEREST HELD                  1009792             31-JUL-2007          14-AUG-2007              08-JAN-2008

Remarks: ASSIGNMENT FROM KEVIN STANLEY RANDALL 50% & GRAHAM FREDRICK CANN 50% TO CHONGHERR INVESTMENTS LTD 100% 08/01/08 ASSIGNMENT WITHDRAWN.

NATIVE TITLE SEARCH                                              0                   26-JUN-2009           24-JUL-2009           26-JUN-2009

Remarks: RENEW UNDER MODULE BA

Sub-Tenures

Tenure Type & Number                            Date Lodged                          Date Granted                                  Area

Exhibit 99.15 “Riverstone Master Schedule SA Sample Stage Agreement”

Schedule SA: Sample Stage Agreement

Stage Tribute Agreement

ML80077 Stage

OPSubsidiaryCo Pty Ltd.

And

Riverstone Resources Pty Ltd.

This Agreement is made this day of 201

Parties

(1) OPSubsidiaryCo ACN xxxxx of 13 Shady Lane, Diamond Valley, Queensland 4553, PO Box 25, Palmwoods, Queensland, Email: brian@pacific-isle.com Facsimile 07 33196618 (OPSubsidiaryCo)

  (2) RIVERSTONE RESOURCES Pty ltd (ACN140911922)

c/o 4 Brolga Court Little Mountain Queensland 4551

   Email: ray@rayoline.com.au. (Riverstone Resources)

Recitals

A.	RIVERSTONE RESOURCES is or is entitled to be the registered proprietor and owner of the Tenement.

B.	Pursuant to an agreement between BRI Microfine Pty Ltd and Riverstone Resources those parties have agreed to develop a mineral processing business on land that Riverstone Resources is or is entitled to be the registered owner of the sand gavel and mineral extraction rights and license from the land over which the tenement is granted. Subject to the agreement with BRI Microfine Pty Ltd, RIVERSTONE RESOURCES has sole management of extraction and mining exploration activities on the Tenement.

C.              For the consideration and upon the terms and conditions set out in this Agreement, RIVERSTONE.RESOURCES has· agreed to grant to OPSUBSIDIARYCO the right to mine and extract gold and extracted product from the Tenement.

This Agreement provides

1. Definitions and Interpretation

1.1 Definitions

In this Agreement, unless the context otherwise requires:

Act means the Mineral Resources Act 1989 and any subordinate legislation promulgated under that act

Agreement means this agreement and all annexures as varied or amended in writing from time to time;

Approved Activities means the those activities described in a Preliminary Activities Notice that have been agreed to and approved by Riverstone Resources in accordance with clause 8.1(d) and in respect of which OPSUBSIDIARYCO proposes to obtain all necessary regulatory approvals;

Auditor means a person registered with the Australian Securities and Investments

Commission in accordance with Section 1280 of the Corporations Act 2001 (Cth);

Riverstone Agreement means the agreement made between BRI Microfine Pty Ltd and

Riverstone Resources Ply Ltd to which this Sample Stage Agreement is Schedule SA

Business Day means any day on which trading banks are open for business in Brisbane

Queensland;

Confidential information" shall mean the site locations, all information in respect of the parties projects, proposals, plans, mine sites, correspondence reports and analysis of any kind, Microfine process, technology, mining processes, ore reports, financial proposals and methods analysis and forecasts, digitized detailing and drafting flowcharts, ideas, manuals procedures reports specifications standards statements suggestions strategy policy operating plans business plans strategic plans and analysis market research and other reports methods of assessing the cost of providing services, business relationships, findings, concepts and ideas the identity of business associates and affiliates customers and clients, consultants advisers and collaborators methods of doing business, and the characteristics of or assessment of persons material to doing business and commercial arrangements or the like whether electronic oral printed written or other tangible form and whether provided by either party to each other or obtained by either party from the other parties directors employees professional advisers and/or consultants or obtained by what other means but does not include Non-Proprietary Information;

Control includes the possession, directly or indirectly, of the power to control the membership of the board of directors of a company or otherwise directly or indirectly direct or cause the direction of the management and policies of the Company, whether by means of trusts, agreements, arrangements, understandings, practices, the ownership of any interest in shares of that company or otherwise;

Department means the Department of Mines and Resources or such other department of government of Queensland responsible for the administration of the Mineral Resources Act from time to time.

Extracted product means gold, silver,platinum, or metals having a saleable commercial value in whatever chemical (pure or compound) or physicalform {suspension, cryst l. slurry, mud or other physical condition) but distinctly excludes all sand, soil and gravels that are deemed to be saleable either directly or indirectly by Riverstone.

Licence means the licence granted in accordance with clause 2;

Mining Act means the Mineral Resources Act 1989 of Queensland;

Mining Proposal means a proposal to carry out mining activities as required by the Department;

Minister means the Minister of the Crown in the right of the State of Queensland responsible for the administration of mining the Mineral Resources Act from time to time.

Party means a party to this Agreement;

Preliminary Activities Notice is defined in clause 7.1(a). Royalty means the royalty payable in accordance with clause 5; Tenements mean Mining Leases ML80077;

Termination Date means the date:

(a) being the 13th anniversary of the date of this agreement; or

(b) 3 months after the issue of a Withdrawal Notice; or

(c) 3 months after the issue of a Termination notice; or

(d) Completion of all mining operatinos on the tenement by OPSubsidiaryCo whichever occurs first;

Termination Notice means a notice given pursuant to clause 4.2 or clause 13;

Transfer means to sell, assign, transfer, convey or otherwise dispose of the legal or beneficial interest (or both) and Transferred and Transferring have corresponding meanings;

Value of Production means the total sales revenue received by OPSubsidiaryCo for sales of the Extracted Product recovered after the commencement of production and is the gross value received for the sale of gold calculated on the actual date of refining at a price being the prevailing spot price for gold fixed by the Perth Mint on that day and after deduction of price charged by refinery of refining the extracted product and buying the extracted product;

Withdrawal Notice is defined in clause 4.3.

1.2 Interpretation

In this Agreement:

(a)	clause headings are inserted for convenience only and will be ignored in the interpretation of this Agreement; and unless the context otherwise requires:

(b)            references to a clause will be construed as references to a clause of this Agreement;

(c)	references to this Agreement or to any specified provision of this Agreement or to any other deed, agreement or document will be construed as references to this Agreement or the specified provision of this Agreement or other deed, agreement or document as amended or substituted with the agreement of the relevant parties and in force at any relevant time;

(d)	references to any statute, ordinance or other law include all regulations and other enactments thereunder and all consolidations, amendments, re-enactments or replacements thereof;

(e)	words importing the singular include the plural and vice versa, words importing a gender include all other genders and references to a person will be construed as including an individual, the estate of an individual, firm, body corporate, association (whether incorporated or not), government and governmental, semi-governmental and local authority or agency;

(f)             references to currency are references to the currency of Australia; and

(g)	unless the context otherwise requires every covenant or agreement expressed or implied in which more persons than one covenant or agree shall bind such persons and every two or more of them jointly and each of them severally;

(h)	a reference to a person includes the legal personal representatives, successors (including, without limitation, persons taking by novation) and permitted assigns of that person.

1.3 OPSubsidiaryCo 80077. Farmin

The Parties acknowledge and agree that:

(a)	during the period in which OPSUBSIDIARYCO conducts a business of mining extraction operation on the tenement , OPSUBSIDIARYCO must liaise with RIVERSTONE RESOURCES and observe all reasonable directions given from time to time by RIVERSTONE RESOURCES in respect of activities on the Tenement;

(b)	during the period in which OPSUBSIDIARYCO conducts a business of mining extraction operation on the tenement OPSUBSIDIARYCO must account solely to RIVERSTONE RESOURCES for the Royalty.

2. Licence

2.1 Grant of Licence

Subject to the Mining Act and the terms and conditions of an approved Mining Proposal from the Department in respect of the Tenement, with effect from the date of this Agreement until the Termination Date Riverstone Resources hereby grant to OPSUBSIDIARYCO and its servants, agents and contractors the exclusive right to enter upon and remain upon the Tenements in order to carry out Approved Activities.

2.2 No Representations

RIVERSTONE RESOURCES make no representations or warranties express or implied as to the quality of or the quantity of any gold on the Tenements.

2.3 No Interest Conferred

This Agreement does not confer upon OPSUBSIDIARYCO any greater interest in the Tenements than an exclusive licence for the time required to fully exploit the tenement and process and recover from the material in the Tenement gold and extracted product and does not impose upon RIVERSTONE RESOURCES any liability or obligation whatsoever except as expressly provided in this Agreement and the Riverstone Agreement.

2.4 Commencement of License

The License shall commence on the date of this Agreement and continue thereafter until the

Termination Date.

2.5 Transport and Treatment Offsite Material.

The License permits the bringing onto the tenement material from adjoining land for the purposes of processing the material to obtain extracted product provided the material transported onto the land is treated with the same microfine process as is intended to treat the material from the tenement and prior to any transport of material from adjoining land the activity is included in new or amended Notices of Activity as required by clause 8.

3. Exclusive Right

RIVERSTONE RESOURCES will not grant any right to any third party that is inconsistent with any Approved Activity to be carried out by OPSUBSIDIARYCO under this Agreement

4. Termination and Withdrawal

4.1 Termination by RIVERSTONE RESOURCES

4.2 Termination

At any time after OPSUBSIDIARYCO has fully mined the resource contained within the ten (10) ha of surface area of the Tenement and processed all the sand gravel and other material containing gold and extracted product RIVERSTONE RESOURCES may terminate this Agreement by giving not less than 6 months' notice to OPSUBSIDIARYCO to that effect (Termination Notice) and this Agreement shall terminate on expiry of that notice. The parties agree that the depth of the resource available for mining under the surface area of

10 ha is not fully known and may exceed expectations and OPSUBSIDlARYCO shall be provided with every opportunity to fully mine the resource contained within the 10 ha of surface area of the tenement. For the avoidance of doubt, unless agreed otherwise by the Parties in writing, this Agreement terminates automatically on the date being the 13th anniversary of the date of this Agreement irrespective of whether OPSUBSIDIARYCO has mined the resource contained within the ten (10) ha of surface area of the Tenement.

4.3 Withdrawal by OPSUBSIDIARYCO

OPSUBSIDIARYCO may withdraw from this Agreement at any time by giving not less than 6 months' notice to Riverstone Resources to that effect (WithdrawalNotice) and this Agreement shall terminate on expiry of that notice.

4.4 Consequences of Withdrawal or Termination

(a) From the Termination Date:

(i) OPSUBSIDIARYCO shall no longer be entitled to any rights granted under this Agreement in relation to the Tenements;

(ii) OPSUBSIDlARYCO must carry out any rehabilitation works resulting directly or indirectly from any of its activities on the Tenements to the satisfaction of the Department in full compliance with clause 10.2; and

(iii) OPSUBSIDIARYCO must account to Riverstone Resources for Royalty on any gold produced from the Tenements but not delivered to the Perth Mint by the Termination Date.

(b) The termination of this Agreement, howsoever caused, will not affect

OPSUBSIDIARYCO's obligations accrued prior to the Termination Date.

5. Royalty

5.1 Production Royalty

OPSUBSIDIARYCO must pay to Riverstone Resources a production Royalty of nineteen percent (19%) of the Value of Production (Royalty).

5.2 Delivery and Refining of Gold

OPSUBSIDIARYCO must, not less than monthly, deliver all gold removed from the

Tenements to the Perth Mint for refining.

5.3 Payment of Royalty

(a)	The Royalty must be paid to Riverstone Resources within 7 days of receipt of payment from the Perth Mint for gold delivered to the Perth Mint.

(b)	The Royalty must be paid to Riverstone Resources to such bank account as may from time to time nominate to OPSUBSIDIARYCO in writing.

5.4 Records

OPSUBSIDIARYCO must keep true, accurate and complete accounts and records to enable the Royalty to be calculated in accordance with this Agreement and verified.

5.5 Statement of Royalty

OPSUBSIDIARYCO must provide each of Riverstone Resources with a statement setting out in reasonable detail the computation of each Royalty for that month at the same time that OPSUBSIDIARYCO pays the Royalty.

5.6 Independent Audit

Riverstone Resources may, not more than once in each period of 6 months, during which Authorised Activities have taken place on the Tenements, appoint an independent Auditor to audit each Royalty payment made in the preceding 12 months and OPSUBSIDIARYCO must promptly provide any necessary information required by the independent auditor.

5.7 Costs of Auditor

Riverstone Resources must pay the costs of the independent Auditor referred to in clause

5.6, unless the independent Auditor finds that OPSUBSIDIARYCO has understated the

Royalty by more than 5%, in which case OPSUBSIDIARYCO must pay the costs of the independent auditor.

5.8 Adjustment following audit

If an Auditor determines that OPSUBSIDIARYCO has understated a Royalty, OPSUBSIDIARYCO must, within 7 days of being notified by the independent auditor of the understatement, pay to Riverstone Resources the outstanding balance of that Royalty. OPSUBSIDIARYCO must also pay interest on the amount of the understatement calculated at the rate of 8% per annum from the date on which the understatement should have been paid up to the date on which the understatement is paid.

5.9 Inspection

Riverstone Resources or their duly authorised agent may at any time during normal business hours examine the business records of OPSUBSIDIARYCO and inspect all sites and operations of OPSUBSIDIARYCO on the Tenement after giving to OPSUBSIDIARYCO written notice of its intention to examine and inspect such records and operations at least 2 business days prior to such examination and inspection.

6. Mutual Warranties

6.1 Mutual warranties and representations

Each of OPSUBSIDIARYCO and RIVERSTONE RESOURCES warrants and represents favour of the other that:

(a)	it has the right, power and authority to enter into and perform its obligations under this Agreement;

(b)	the entry into and performance by it of its obligations under this Agreement and the transactions contemplated by it do not conflict with its constitution, any laws or any document binding on it; and

(c)	it has not committed an act of insolvency or attempted to make any composition or arrangement with its creditors or taken advantage of any legislation for the time being in force for insolvent debtors and is solvent.

7. Encumbrance

(a)	OPSUBSIDIARYCO may lodge any caveat against the Tenement and Riverstone Resources consents to OPSUBSIDIARYCO lodging a caveat under S.301 of the Mineral Resources Act in respect to ML80077.

(b)	OPSUBSIDIARYCO covenants that it will not lodge or endeavour to lodge any caveat or other encumbrance against the Tenement without first in writing advising Riverstone Resources.

8. Notification of Proposed Activities

8.1 Notification of Activities

(a)	Prior to undertaking any ground disturbing work on the Tenements, OPSUBSIDIARYCO must, before it seeks approvalfrom the Department or other statutory authorities for such works (Propos:;eActivities) give to Riv rstone Resources a notice containing the informationin clause 8.1(b) (Preliminary Activities Notice).

(b) A Preliminary Activities Notice must set out:

(i) the duration, timing and nature of the Proposed Activities;

(ii) the areas of the Tenement on which the Proposed Activities are to be undertaken; and ·

(iii)	the amount of the unconditional performance bond which OPSUBSIDIARYCO anticipates will be imposed by the Department in respect of the Proposed Activities.

(c)	Following the receipt of the Preliminary Activities Notice Riverstone Resources must notify OPSUBSIDIARYCO of any of activities or proposed activities of RIVERSTONE RESOURCES which may affect the Proposed Activities and the Parties will meet in good faith to endeavour to amend the Preliminary Activities so that they do not interfere with the activities or proposed activities of RIVERSTONE RESOURCES or OPSUBSIDIARYCO.

(d)	If the Proposed Activities do not interfere with the activities or proposed activities of Riverstone Resources and if Riverstone Resources , acting reasonably, are satisfied with the proposed amount of unconditional performance bond, Riverstone Resources will notify OPSUBSIDIARYCO that it may proceed to gain all necessary regulatory approvals for the Proposed Activnies.

8.2 Approved Activities

(a)	Subject to OPSUBSIDIARYCO complying with clause 8.1(a) and receiving the consent of Riverstone Resources under clause 8.1(d) to proceed with the Proposed Activities as outlined in the Preliminary Activities Notice OPSUBSIDIARYCO must give to Riverstone Resources at least 14 days prior to the commencement of the Approved Activities a notice containing the information in clause 8.2(b) (Activities Notice).

(b) An Activities Notice must set out:

(i) the duration and nature of the Approved Activities;

(ii)	the areas of the Tenement on which the Approved Activities are to be undertaken;

(iii) the person responsible for the Approved Activities as notified to the

Department;

(iv)	a copy of any notice to the Department or other statutory authority seeking any approvals necessary to allow OPSUBSIDIARYCO to undertake the Approved Activities including the Mining Proposal; and

(v)	a copy of any approval from the Department or other statutory authority required in order for OPSUBSIDIARYCO to undertake the Approved Activities.

8.3 Preservation of rights

For the avoidance of doubt, nothing in this clause affects the right of.RlVERSTONE RESOURCES to terminate this Agreement at any time in accordance with clause 4.2.

9. Information requirements

9.1 Meetings

OPSUBSIDIARYCO must:

(a)	meet with RIVERSTONE RESOURCES at least once every 3 months to discuss the activities of OPSUBSIDIARYCO on the Tenements;

(b)	confer with RIVERSTONE RESOURCES in relation to its activities on the Tenement so that each Party, acting reasonably and in good faith, may agree to carry out their activities so as to minimize interference with the other Parties' operations;

(c)	advise Riverstone Resources prior to carrying out any aboriginal heritage survey on the Tenements; and

(d)	only exercise its rights in connection with the Tenement in a manner which does not unreasonably interfere with any existing activities and operations of Riverstone Resources .

9.2 Provision of Information

OPSUBSIDIARYCO must:

(a)	provide to Riverstone Resources a copy of any report or other document prepared as a result of an aboriginal heritage survey carried out on the Tenements;

(b)	provide, as soon as such information is available, all data and information obtained from such activities carried out on the Tenements including, without limitation, raw geological information relating to samples collected from the Tenements;

(c)	provide to RIVERSTONE RESOURCES reports in a form acceptable to RIVERSTONE RESOURCES to permit it to comply with any statutory reporting requirements;

(d)	provide to Riverstone Resources details of all expenditure incurred on the Tenements in a form acceptable to RIVERSTONE RESOURCES to enable RIVERSTONE RESOURCES to comply with its expenditure reporting requirements under the Mining Act;

(e)	Provide to Riverstone Resources an annual technical report in a form acceptable to RIVERSTONE RESOURCES to enable RIVERSTONE RESOURCES to comply with its reporting obligations under the Mining Act; and

(f)	notify Riverstone Resources of all gold recovered from the Tenement and such details as either may require about the amount, location and nature of such gold.

9.3 Access by RIVERSTONE RESOURCES

OPSUBSIDIARYCO acknowledges that RIVERSTONE RESOURCES may access any area in which OPSUBSIDIARYCO is working on the Tenements at any time and may take any samples from any ore situated oh the Tenement for assay or other testing.

10. Statutory obligations

10.1 Mining Act Requirements

During the term of this Agreement, OPSUBSIDIARYCO must comply with all requirements of the Mining Act, all other statues, regulations and directions including without limitation, relating to obtaining approvals to carry out its works on the Tenements, environmental issues applying to the Tenements and with all terms, conditions and covenants, including expenditure covenants attaching or relating to the Tenements.

10.2 Rehabilitation

(a)	OPSUBSIDIARYCO will be responsible for all rehabilitation works on the Tenements, as required by the Department, and any other governmental or other authorities in relation to exploration or mining activities carried out by OPSUBSIDIARYCO This requirement survives any termination of, or withdrawal from this agreement or any revocation of the Licence.

(b)	OPSUBSIDIARYCO must carry out all rehabilitation of its workings on the Tenements on an ongoing and progressive basis and must complete all rehabilitation as soon as practicable, and in any event within 3 months, of the completion of its works.

(c)	OPSUBSIDIARYCO will not have satisfied its obligations to rehabilitate the Tenements until such time as the Department has notified RIVERSTONE RESOURCES that all rehabiiKation requirements of the Department have been satisflf!d.

10.3 Performance Bonds

If RIVERSTONE RESOURCES is required in its capacity as the registered holder of a Tenement to lodge any performance bond (including any increased performance bond in substitution for an existing performance bond) and such requirement arises by reason of any exercise by OPSUBSIDIARYCO of its rights under this Agreement (or any other activity in respect of the Tenement) then RIVERSTONE RESOURCES may require OPSUBSIDIARYCO prior to OPSUBSIDIARYCO commencing any work on the Tenement, to lodge the performance bond in the name of RIVERSTONE RESOURCES or pay to RIVERSTONE RESOURCES an amount equal to the required performance bond together with all bank fees and charges applicable to the performance bond. This obligation survives until such time that the Department releases the relevant performance bond.

10.4 Riverstone Resources to pay outgoings

Riverstone Resources shall pay all crown royalties, government charges, land owner compensation, rents and if applicable shire rates chargeable or payable in respect of the Tenements during the period of this Agreement.

10.5 Riverstone Resources to maintain Tenements

During the term of this Agreement, Riverstone Resources shall take all action necessary to keep the Tenements in good standing. Riverstone Resources will be obliged to protect the tenement, the Mining Licence and both Riverstone Resources and OPSubsidiaryCo interest in the mining business to be carried out as Approved Activities.

10.6 Rehabilitation Indemnity

OPSUBSIDIARYCO shall indemnify and keep indemnified each ofRiverstoneResources from and against all losses, claims, damages, fines, liability and costs which may be incurred, made, suffered, assessed or imposed by, upon or against either of them as a consequence of OPSUBSIDIARYCO failing to meet any obligation on its part under clause

10.1 or clause 10.2.

10.7 Not less than 180 days before the expiry of the Mining Lease, Riverstone must renew the term of the Mining Lease for a further term.

11. Liabilities, Indemnities and Insurance

11.1 Liability for Injury to Persons and Indemnity

OPSUBSIDIARYCO shall be liable for and shall indemnify, on a full indemnity basis, and hold harmless Riverstone Resources and directors, officers and employees of each of them against any liability, loss, damages, claim, suit, action, demand, expense or proceedings whether arising under any statute or at common law including, but without limitation, in respect of personal injury (which expression shall include illness) to or death of any and all persons whomsoever, arising out of or in the course of or caused or contributed to by the execution of BRI's rights or obligations under this Agreement or any activity, directly or indirectly, connected therewith except to the extent contributed to by the gross negligence of RIVERSTONE RESOURCES or servants or agents.

11.2 Insurance of Employees of OPSUBSIDIARYCO

virtue of any applicable Workers' Compensation Statute or regulation thereunder or at

OPSUBSIDIARYCO shall insure against all liability to its employees, whether arising by common law, engaged in doing anything for the purposes of executing OPSUBSIDIARYCO rights or obligations under this Agreement or any activity directly or indirectly associated therewith. The cover required by the foregoing provision of this clause shall be a minimum of

$20,000,000 in respect of any one accident to any one employee. All such insurance shall be endorsed to indemnify both Riverstone Resources against any liability which it may incur to such employees, whether arising by virtue of any applicable Workers' Compensation Statute or regulations thereunder or at common law.

11.3 Insurance of Public Liability

OPSUBSIDIARYCO shall effect public liability insurance for an amount of not less than

$10,000,000 (Ten Million Dollars) in respect of occurrences arising out of or in the course of or caused or contributed to by or connected with the execution of OPSUBSIDIARYCO rights or obligations under this Agreement or any activity, directly or indirectly, connected therewith in the event of:

(a)	death of or bodily injury (including illness) to any person not being a person who at the time of the occurrence is engaged in or upon the service of OPSUBSIDIARYCO under a contract of service or apprenticeship; and

(b)	damage to property not belonging to nor held in trust by nor in the care, custody or control of BRI.

11.4 General Provisions as to Insurance to be Effected by OPSUBSIDIARYCO

In respect of insurance required to be effected and maintained by OPSUBSIDIARYCO pursuant to the foregoing provisions of this clause 11:

(a)	OPSUBSIDIARYCO shall ensure that insurances effected by them in accordance with clauses 11.2 and·11.3 shall be similarly effected by .its contractors;

(b)	if requested by RIVERSTONE RESOURCES OPSUBSIDIARYCO shall lodge a copy of the policies required to be arranged by OPSUBSIDIARYCO and its contractors in respect of such insurance together with Certificates of Currency to evidence the existence of same;

(c)	the insurances arranged by OPSUBSIDIARYCO shall contain specific agreements to the effect that insurances shall not be varied, cancelled or allowed to lapse until thirty (30) days notice of the intention to so vary, cancel or lapse shall have been given to Riverstone Resources and to the effect that any breach of the conditions of the insurances by OPSUBSIDIARYCO or their employees, agents, or any other person or persons for whose actions OPSUBSIDIARYCO are responsible shall not in any way prejudice or diminish any rights which Riverstone Resources would otherwise have had under those insurances but for any such breach of the conditions of the same; and

(d)	insurance effected by OPSUBSIDIARYCO under clause 11.3 shall be extended to include the interests of Riverstone Resources as joint insured.

11.5 Failure to Effect Insurance

If OPSUBSIDIARYCO fail to effect or to keep in force any of the insurance which is required by this Agreement to be effected, Riverstone Resources may effect and keep in force any such insurance and pay such premiums as may be necessary for that purpose and may recover as a debt due from OPSUBSIDIARYCO the amount so paid and the amount of any excess borne without setoff.

12. Assignment

12.1 Transfer by OPSUBSIDIARYCO

OPSUBSIDIARYCO must not Transfer all or any of its rights under this Agreement without the prior written consent of each of Riverstone Resources. If Riverstone Resources consent to a Transfer it shall be of no force or effect unless the transferee enters into a Deed of Covenant with Riverstone Resources (to be prepared by RIVERSTONE RESOURCES at the cost of the intending transferor) pursuant to which the intending transferee agrees to be bound by the provisions of this Agreement as if it was an original party to this Agreement in place of the transferor.

12.2 Change of Control

OPSUBSIDIARYCO shall be taken to have transferred its rights under this Agreement in breach of this Agreement if Control of OPSUBSIDIARYCO changes and the change has not been approved in writing by both Riverstone Resources.

12.3 Trust

If a party acts as trustee for a trust, then that party covenants that:

(a) it will not retire as trustee, appoint a replacement or co- trustee, nor consent to or allow the appointment of a replacement or co-trustee without first obtaining the consent of the other party, whose consent must not be unreasonably withheld;

(b) itis a condition of the appointment of a new trustee or co-trustee that ifagrees ih Writing to be bound by the terms of this agreement as if it was an originalsignatory; and

(c) the trustee warrants that the trust has power to enter into and bind the trust fund to the terms of this agreement.

13. Default

If OPSUBSIDIARYCO defaults in meeting any obligation on its part under this Agreement and the default continues for 14 days (if the default is a failure to pay money when due) or

42 days (if the default is a failure to meet any other obligations) after notice has been given to OPSUBSIDIARYCO by RIVERSTONE RESOURCES requiring the default to be remedied then RIVERSTONE RESOURCES may give a further notice to OPSUBSIDIARYCO to effect terminating this Agreement, in which case this Agreement shall terminate 30 days after the giving of that notice.

Disputes

If a dispute arises out of or relates to this agreement, or the breach, termination, validity, or subject matter thereof, or as to any related claim in restitution or at law, in equity or pursuant to any domestic or international statute or law, the parties to the agreement and the dispute agree to endeavour in good faith to settle the dispute by mediation and in event that the mediation is unsuccessful to submit the dispute to arbitration.

14. Severance & Riverstone Agreement

Each of the terms and conditions of this Agreement shall be deemed to be separate and severable from the other of them and if any one or more thereof are determined to be invalid or unenforceable by any court of competent jurisdiction, such determination and the consequential severance, if any, shall not invalidate the rest of this Agreement which shall remain in full force and effect as if such terms and conditions had not been made a part of this Agreement.

Where this agreement conflicts with the terms of the Riverstone Agreement, the Riverstone Agreement is applicable and any term of this agreement which lessens a right advantage obligation or duty of either party to the Riverstone Agreement will be construed as a severed clause or a clause which does not diminish the effectiveness of the Riverstone Agreement as much as able and effective this agreement consequential severance, if any, shall not invalidate the rest of this Agreement which shall remain in full force and effect as if such terms and conditions had not been made a part of this Agreement.

15. Further Acts

The Parties shall execute and do all such acts and things as shall be necessary or desirable in order to implement and give full effect to the provisions and purposes of this Agreement.

16. Governing Law

This Agreement shall be governed by and. construed in accordance with the laws ot Olleensland and the Parties agree to submit to the non-exclusive jurisdiction ofthe courts.of Queensland.

17. Costs

17.1 Stamp Duty

All stamp or transfer duty on or in respect of this Agreement shall be home by

OPSUBSIDIARYCO.

17.2 Incidental Costs

Each Party shall bear its own costs (including, without limitation, legal and accounting fees)

of and incidental to the preparation, amendment and execution of this Agreement.

18. Notices

18.1 Service of Notice

All Notices to be given under this Agreement shall be in writing and will be regarded as given properly if:

18.2 Notices

Any communication under or in connection with this Agreement: (a) must be in writing;

(b) must be addressed as shown below:

If to OPSUBSIDIARYCO: OPSubsidiaryCo Pty Ltd

13 Shady Lane Diamond Valley Queensland

Attention: Brian Smith

Facsimile: 617 33196618

If to Riverstone Resources :

RIVERSTONE RESOURCES Pty Ltd

4 Brolga Court Little Mountain Queensland 4551

Attention: Ray Francis

Email: ray@rayoline.com.au.

(or as otherwise notified by that party to the other party from time to time);

(c)	must be signed by the party making the communication or (on its behalf) by the solicitor for, or by any attorney, director, secretary, or authorised agent of, that party;

(d)	must be delivered or posted by prepaid post to the address, or sent by fax to the number, of the addressee, in accordance with clause 18.2(b); and

(e) will be deemed to be received by the addressee:

(i)	(in the case of prepaid post) on the third business day after the date of posting to an address within Australia, and on the fifth business day after the date of posting to an address. outside Australia;

(ii)	(in the.casof fax) at the local time (in the place of receipt of that fax) which then equates to the time at which that fax is sent as shown on the transmission report which is produced by the machine from which that fax is sent and which confirms transmission of that fax in its entirety, unless that local time is a non business day, or is after 5.00 pm on a business day, when that communication will be deemed to be received at 9.00 am on the next business day; and

(iii)	(in the case of delivery by hand) on delivery.at the address of the addressee as provided in clause 18.2(b), unless that delivery is made on a non business day, or after 5.00 pm on a business day, when that communication will be deemed to be received at 9.00 am on the next business day, and where 'business day' means a day which is not a Saturday, Sunday or public holiday in the place of receipt of that communication.

19. Miscellaneous

19.1 Variation, Modification or Waiver

No variation, modification or waiver of any provision of this Agreement nor consent to any departure by any Party therefrom, shall in any event be of any force or effect unless the same shall be confirmed in writing, signed by the Parties, and then such variation, modification, waiver or consent shall be effective only to the extent for which it may be made or given.

19.2 Failure, Delay, Relaxation or Indulgence

No failure, delay, relaxation or indulgence on the part of any Party in exercising any right or power conferred upon such Party in terms of this Agreement shall operate as a waiver of such power or right, nor shall any single exercise of any such power or right preclude any other or future exercise thereof, or the exercise of any other power or right under this Agreement.

19.3 Time of the Essence

Time shall be of the essence in this Agreement in all respects.

19.4 Force Majeure

Neither Party will be liable to the other Party if the performance of any of its obligations under this Agreement is prevented or delayed because of force majeure. A Party will be excused from its performance to the extent caused by such force majeure; provided that such Party ·

(a) gives notice of the force majeure to the other Party promptly after its occurrence,

(b) uses its reasonable efforts (including executing any disaster plan) to overcome, mitigate and remove the cause of the event preventing or delaying performance,

(c) continues the performance of all its obligations under this Agreement that are not prevented or delayed and

(d) upon cessation of the force majeure, promptly performs or completes perform nce of the obligations which were prevented or delayed.

In the event that any provision of this agreement is declared by any judicial or other competent authority to be void, voidable, illegal or otherwise unenforceable the parties may amend that provision in a reasonable manner as achieves the intention of the parties without illegality or at the discretion of either party it may be severed from this agreement or the remaining provisions of this agreement and remain in effect unless Either party in its discretion may decide that the effect of a declaration is to defeat the original intention of the parties in which event either party may cancelthis agreement by 120 days notice to the other.

20. Counterparts

This Agreement may be executed in counterpart and each counterpart (including by facsimile) shall for all purposes be deemed to be an original and all counterparts shall together constitute one instrument.

21. Entire Agreement

Subject to the overriding terms of the Riverstone Agreement from which the right to the parties is derived from to make this agreement ,this Agreement constitutes the sole and entire agreement between the Parties in relation to the Licence.

EXECUTED by the Parties as an Agreement.

Executed by OPSubsidiaryCo ACN

XXXXXX in accordance with section 127 of

the Corporations Act 2001:

Signature of Director

Name of Director in full

Signature of Secretary/other Director

Name of Secretary/other Director in full

Executed by RIVERSTONE ) RESOURCES Pty Ltd (ACN140911922)

accordance with section 127 of

the Corporations Act .2001:

Signature of Director

Name of Director in full

 Signature of Secretary/other Director

Name of Secretary/other Director in full